                                                                     EXHIBIT 4.4
                                                                  EXECUTION COPY





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                                   INDENTURE


                            Dated as of July 1, 1994


                                    Between


                              ZALE FUNDING TRUST,
                                   as Issuer

                                      And

                             BANKERS TRUST COMPANY,
                              as Indenture Trustee



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


                               TABLE OF CONTENTS
                               -----------------

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                                   ARTICLE I

                                  DEFINITIONS

Section 1.01.  Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                   ARTICLE II

                            ISSUE, EXECUTION, FORM,
                       REGISTRATION AND PAYMENT OF NOTES

Section 2.01.  Issuance of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Section 2.02.  Execution of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Section 2.03.  Authentication and Delivery of Notes  . . . . . . . . . . . . . . . . . . . . . . .   2
Section 2.04.  Certificate of Authentication . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Section 2.05.  Book-Entry Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Section 2.06.  Legends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Section 2.07.  Notices to Clearing Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Section 2.08.  Letter of Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Section 2.09.  Definitive Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Section 2.10.  Note Register; Persons Deemed Registered Noteholders  . . . . . . . . . . . . . . .   6
Section 2.11.  Payments of Interest; Payment to Noteholder on Record Date  . . . . . . . . . . . .   7
Section 2.12.  Payments of Monthly Principal . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Section 2.13.  Optional Redemptions of the Notes . . . . . . . . . . . . . . . . . . . . . . . . .   9
Section 2.14.  Exchange and Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Section 2.15.  Mutilated, Defaced, Destroyed, Lost or Stolen Notes . . . . . . . . . . . . . . . .  12
Section 2.16.  Cancellation of Notes; Destruction Thereof  . . . . . . . . . . . . . . . . . . . .  13
Section 2.17.  Temporary Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 2.18.  Appointment of Indenture Trustee  . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 2.19.  Issuer and Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 Section 2.20.  [Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section 2.21.  Certain Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section 2.22.  Issuance of Additional Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . .  15



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                                  ARTICLE III

                               SECURITY INTEREST

Section 3.01.  Security Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
Section 3.02.  [Reserved]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
Section 3.03.  License . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
Section 3.04.  The Issuer Remains Liable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
Section 3.05.  Delivery of Certain Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
Section 3.06.  Copies as Financing Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

                                   ARTICLE IV

                         BANK ACCOUNTS AND COLLECTIONS

Section 4.01.  Post Office Boxes and Collection Deposit Accounts . . . . . . . . . . . . . . . . . . . . . . .   20
Section 4.02.  Collateral Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
Section 4.03.  Excess Funding Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
Section 4.04.  Optional Redemption Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
Section 4.05.  Reserved  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
Section 4.06.  Other Bank Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
Section 4.07.  Correction of Improper Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
Section 4.08.  Maintenance of Collateral Account, Excess Funding Account or Optional Redemption Account  . . .   27

                                   ARTICLE V

                      ALLOCATIONS, TRANSFERS AND PAYMENTS

Section 5.01.  On Business Days during the Interest-Only Period  . . . . . . . . . . . . . . . . . . . . . . .   28
Section 5.02.  On Payment Dates during the Interest-Only Period  . . . . . . . . . . . . . . . . . . . . . . .   30
Section 5.03.  On Business Days During the Amortization Period . . . . . . . . . . . . . . . . . . . . . . . .   31
Section 5.04.  On Payment Dates During the Amortization Period . . . . . . . . . . . . . . . . . . . . . . . .   31
Section 5.05.  Allocation of Noteholder Charge-Offs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
Section 5.06.  Final Payment of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
Section 5.07.  Series Termination Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

                                   ARTICLE VI

                       SERVICING OF PURCHASED RECEIVABLES

Section 6.01.  Servicing of Purchased Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

                                       ii

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

                                                                                                             Page
                                                                                                             ----
                                   ARTICLE VII

                          REPRESENTATIONS AND WARRANTIES

Section 7.01.   Representations and Warranties of the Issuer  . . . . . . . . . . . . . . . . . . . . . . . .  34

                                   ARTICLE VIII

                                    COVENANTS

Section 8.01.   Affirmative Covenants of the Issuer . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Section 8.02.   Negative Covenants of the Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

                                    ARTICLE IX

                                   REDEMPTIONS

Section 9.01.   Optional Full Redemption of the Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Section 9.02.   Partial Redemption of the Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Section 9.03.   Mechanics of an Optional Full Redemption and Partial Redemption . . . . . . . . . . . . . . .  42
Section 9.04.   Amounts Due; Premium; Notice; Partial Redemptions; Wire Transfer Payment Recipients . . . . .  44
Section 9.05.   Scheduled Redemption of the Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
Section 9.06.   Mandatory Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

                                   ARTICLE X

                    REMEDIES OF THE TRUSTEE AND NOTEHOLDERS

Section 10.01.  Early Amortization Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
Section 10.02.  Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
Section 10.03.  Additional Rights Upon the Occurrence of Certain Events . . . . . . . . . . . . . . . . . . .  50
Section 10.04.  Indenture Trustee May Enforce Claims Without Possession of the Notes  . . . . . . . . . . . .  51
Section 10.05.  Restoration of Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
Section 10.06.  Limitations on Suits by Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
Section 10.07.  Control by Noteholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
Section 10.08.  Indenture Trustee To Give Notice of Early Amortization Event, But May Withhold in Certain
                Circumstances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53



                                      iii

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
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                                   ARTICLE XI

                             CONCERNING THE TRUSTEE

Section 11.01.  Duties and Responsibilities of the Indenture Trustee;
                Prior to Early Amortization Event; After Early Amortization Event  . . . . . . . . . . . . .  53
Section 11.02.  Certain Rights of the Indenture Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Section 11.03.  Certificate of Authorized Officer and Opinion of Counsel . . . . . . . . . . . . . . . . . .  57
Section 11.04.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Section 11.05.  Fees and Expenses of the Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . .  59
Section 11.06.  Acts of Noteholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
Section 11.07.  Payments on the Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Section 11.08.  Documents and Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Section 11.09.  Application of Funds; Return of Unclaimed Funds  . . . . . . . . . . . . . . . . . . . . . .  60
Section 11.10.  Forwarding of Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
Section 11.11.  Notes Held by the Indenture Trustee; Rights of Indenture Trustee . . . . . . . . . . . . . .  61
Section 11.12.  Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
Section 11.13.  Indenture Trustee; Resignation; Removal; Successors  . . . . . . . . . . . . . . . . . . . .  61
Section 11.14.  Merger and Consolidation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
Section 11.15.  Separate Indenture Trustees or Co-Trustees . . . . . . . . . . . . . . . . . . . . . . . . .  64

                                  ARTICLE XII

                             DISCHARGE OF INDENTURE

Section 12.01.  Satisfaction and Discharge of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . .  65

                                  ARTICLE XIII

                                   AMENDMENTS

Section 13.01.  Modification of Terms without Consent of Noteholders . . . . . . . . . . . . . . . . . . . .  65
Section 13.02.  Modifications of Terms with Consent of Noteholders . . . . . . . . . . . . . . . . . . . . .  66
Section 13.03.  Amendment of the Purchase and Servicing Agreement  . . . . . . . . . . . . . . . . . . . . .  67
Section 13.04.  Rating Agencies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67


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
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
Section 13.05.  Indenture Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
Section 13.06.  Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67

                                  ARTICLE XIV

                                 MISCELLANEOUS

Section 14.01.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
Section 14.02.  No Waiver; Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
Section 14.03.  Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
Section 14.04.  GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
Section 14.05.  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
Section 14.06.  WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
Section 14.07.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
Section 14.08.  No Petition in Bankruptcy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
Section 14.09.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
Section 14.10.  Jurisdiction; Consent to Service of Process  . . . . . . . . . . . . . . . . . . . . . . .   71
Section 14.13.  Independent Investigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73





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


Exhibits
--------
Exhibit A                 Form of Class A-1 Asset Backed Note
Exhibit B                 Form of Class A-2 Asset Backed Note
Exhibit C                 Form of Class B Asset Backed Note
Exhibit D                 Form of Class C Asset Backed Note
Exhibit E                 Form of Notice to Noteholders
Exhibit F                 Reserved
Exhibit G                 Form of Certificate of Transferor (Transfer of Beneficial Interest in Restricted Global Notes)
Exhibit H                 Form of Assignment (Transfer of Notes)
Exhibit I                 Form of Certificate of Transferor (Transfer of Notes)
Exhibit J                 Form of Transferee Letter (Transfer of Notes)
Exhibit K                 Form of Certificate of Transferor (NonRule 144A/Rule 904 Transfer of Notes)
Exhibit L                 Form of Certificate of Transferee (NonRule 144A/Rule 904 Transfer of Notes)
Exhibit M                 Form of Standing Delivery Order
Exhibit N                 Form of Collection Deposit Account Letter
Exhibit O                 Reserved

Schedules
---------

Schedule I                Post Office Boxes, Collection Deposit Account Banks, Collection Deposit Accounts, Collateral Account,
                          Excess Funding Account, Optional Redemption Account, Concentration Accounts
Schedule II               Reserved
Schedule III              UCC Filing Jurisdictions

Annexes
-------

Annex I                   Glossary of Terms
Annex II                  Reserved
Annex III                 Calculation of Partial Redemption Premium
Annex IV                  Calculation of Pro Forma Net Yield


                 This INDENTURE (this "Indenture"), dated as of July 1, 1994, between ZALE FUNDING TRUST, a Delaware business trust (the "Issuer"), and BANKERS TRUST COMPANY, a New York banking corporation, not in its individual capacity, but solely as Indenture Trustee (the "Indenture Trustee").


                              W I T N E S S E T H

                 WHEREAS, the Issuer, the Seller, the Servicer, the Indenture Trustee and the Noteholders desire to enter into a receivables financing facility pursuant to which, inter alia, (1) the Issuer shall purchase from the Seller and the Seller shall sell to the Issuer, Receivables, (2) the Issuer shall purchase Receivables with, inter alia, net cash proceeds received by the Issuer from the issuance and sale of the Notes and cash collections on the Purchased Receivables, (3) the repayment of the Notes shall be secured by a security interest in substantially all of the assets of the Issuer, including the Purchased Receivables, and (4) the Servicer shall service the Purchased Receivables, in each case in accordance with the terms and conditions set forth in the Transaction Documents;

                 NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 Section 1.01. Definitions. Capitalized terms used but not otherwise defined in this Indenture are used in this Indenture with the meanings assigned to such terms in the Glossary of Terms attached to this Indenture as Annex I.

                                   ARTICLE II

                            ISSUE, EXECUTION, FORM,
                       REGISTRATION AND PAYMENT OF NOTES

                 Section 2.01. Issuance of Notes. Upon the execution and delivery of this Indenture, the Issuer may issue on a private placement basis, $37,620,000 in aggregate principal amount of

Class A-1 Floating Rate Asset Backed Notes (the "Class A-1 Notes"), $294,100,000 in aggregate principal amount of Class A-2 7.325% Asset Backed Notes (the "Class A-2 Notes"), $28,600,000 in aggregate principal amount of Class B 7.50% Asset Backed Notes (the "Class B Notes") and $20,440,000 in aggregate principal amount of Class C 8.15% Asset Backed Notes (the "Class C Notes" and, collectively with the Class A-1 Notes, the Class A-2 Notes and the Class B Notes, the "Notes"). The Notes shall be issued in minimum denominations of $250,000 and in integral multiples of $1,000 in excess thereof.

                 Section 2.02. Execution of Notes. The Notes shall be signed on behalf of the Issuer by one of the Authorized Officers of the Owner Trustee under its corporate seal which may be in facsimile form and be imprinted or otherwise reproduced thereon. Such signatures may be the manual or facsimile signatures of the present or any future such officers of the Owner Trustee on behalf of the Issuer. The seal of the Issuer may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Notes. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Note which has been duly authenticated and delivered by the Indenture Trustee. In case any such officer of the Owner Trustee on behalf of Issuer who shall have signed any of the Notes shall cease to be such officer before the Note so signed shall be authenticated and delivered by the Indenture Trustee or disposed of by the Issuer, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed such Note had not ceased to be such officer of the Owner Trustee on behalf of the Issuer; and any Note may be signed on behalf of the Issuer by such officers as, at the actual date of the execution of such Note, shall be the proper officers of the Issuer, although at the date of the execution and delivery of this Indenture any such officer was not such an officer.

                 Section 2.03. Authentication and Delivery of Notes. Notes executed by the Owner Trustee on behalf of the Issuer as set forth in Section
2.02 of this Indenture shall be delivered to the Indenture Trustee for authentication, and upon such delivery and written direction, an Authorized Officer of the Indenture Trustee shall authenticate and deliver such Notes. Each Note shall be dated the date of its authentication.

                 Section 2.04. Certificate of Authentication. Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth in the form of Class A-1 Notes, Class A-2 Notes, Class B Notes and Class C Notes attached to this Indenture as Exhibit A, Exhibit B, Exhibit C and Exhibit D, respectively, authenticated by the Indenture Trustee by manual signature of one of its Authorized Officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate of authentication by the Indenture Trustee upon any Note executed by the Issuer shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered under this Indenture and that the Noteholder thereof is entitled to the benefits of this Indenture.

                 Section 2.05. Book-Entry Notes. The Notes, upon original issuance, will be issued in the form of one or more typewritten Notes representing the Book-Entry Notes, to be delivered to the Depository, as the initial Clearing Agency, by, or on behalf of, the Issuer. The Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the Depository, and no Noteholder will receive a definitive Note representing such Noteholder's interest in the Notes, except as provided in
Section 2.09. Unless and until certificated, fully registered Notes (the "Definitive Notes") have been issued to Noteholders pursuant to Section 2.09:

                 (a) the provisions of this Section 2.05 shall be in full force and effect;

                 (b) the Issuer, the Servicer and the Indenture Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of payments on the Notes) as the authorized representative of the Noteholders;

                 (c)       to the extent that the provisions of this Section
         2.05 conflict with any other provisions of this Indenture, the provisions of this Section 2.05 shall control; and

                 (d) the rights of Noteholders shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Noteholders and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Notes are issued pursuant to Section 2.09, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Notes to such Clearing Agency Participants.

         The Clearing Agency Participants shall have no rights under this Indenture under or with respect to any of the Notes held on their behalf by the Depositary, and the Depositary may be treated by the Issuer and the Indenture Trustee, and any of their respective agents, employees, officers and directors, as the absolute owner of the Notes for all purposes whatsoever.
Notwithstanding the foregoing, nothing in this Indenture shall prevent the Issuer and the Indenture Trustee, or any of their respective agents, from giving effect to any written certification, proxy or other authorization furnished by the Depositary, or shall impair, as between the Depositary and the Clearing Agency Participants, the operation of customary practices governing the exercise of the rights of a Noteholder of any Class A-1 Notes, Class A-2 Notes, Class B Notes or Class C Notes. Subject to the foregoing provisions of this Section 2.05, any Noteholder may grant proxies and otherwise authorize any Person, including Clearing Agency Participants and Persons that may hold interests through Clearing Agency Participants, to take any action which a Noteholder is entitled to take under this Indenture or the Notes.

                 Section 2.06. Legends. (a) The Book-Entry Notes shall bear a legend in substantially the following form:

                 UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC OR TO SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                 TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

         (b) The Definitive Notes shall bear a legend in substantially the following form:

                 THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE TRANSFERRED (AND THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE TRANSFERRED) EXCEPT (1) PURSUANT TO RULE 144A OR ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, (2) IF SUCH OFFER FOR SALE OR OTHER TRANSFER IS MADE IN COMPLIANCE WITH STATE SECURITIES LAWS AND
         (3) IN ACCORDANCE WITH THE CONDITIONS TO TRANSFER SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

                 Section 2.07. Notices to Clearing Agency. Whenever notice or other communication to the Noteholders is required under this Indenture to be delivered as provided in Section 14.01, unless and until Definitive Notes shall have been issued to Noteholders pursuant to Section 2.09, the Issuer, the Indenture Trustee and the Servicer shall give all such notices and communications specified herein to be given to Noteholders to the Clearing Agency.

                 Section 2.08. Letter of Representations. Notwithstanding anything to the contrary in this Indenture or any Series Supplement, the parties hereto shall comply with the terms of each Letter of Representations.

                 Section 2.09. Definitive Notes. If (a) the Trust advises the Indenture Trustee in writing that the Depositary is no longer willing or able to discharge properly its responsibilities as depository with respect to such Notes, and the Trust is unable to locate a qualified successor, or (b) after the occurrence of a Servicer Default, Class A-1 Noteholders, Class A-2 Noteholders, Class B Noteholders or Class C Noteholders representing not less than 50% of the aggregate outstanding principal amount of the Class A-1 Notes, the Class A-2 Notes, the Class B Notes or the Class C Notes, collectively, as the case may be, advise the Indenture Trustee and the Depositary (which notice may be made through Clearing Agency Participants), in writing, that the continuation of a book-entry system through the Depositary (or a successor thereto) is no longer in the best interests of Noteholders of such class, the Indenture Trustee shall notify the Clearing Agency of the occurrence of any such event and of the availability of Definitive Notes to Noteholders requesting the same. Upon surrender by the Depositary of the Notes representing the Class A-1 Notes, the Class A-2 Notes, the Class B Notes or the Class C Notes, as the case may be, and instructions by the Depositary to the Indenture Trustee for re-registration, the Indenture Trustee will authenticate and deliver the Class A-1

Notes, the Class A-2 Notes, the Class B Notes or the Class C Notes, as the case may be, to the Class A-1 Noteholders, the Class A-2 Noteholders, the Class B Noteholders or the Class C Noteholders, as the case may be, or their respective nominees, in the form of Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Registered Noteholders under the Transaction Documents. Neither the Trust nor the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions. Upon the issuance of Definitive Notes, all references herein to obligations with respect to such Notes imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Indenture Trustee, to the extent applicable with respect to such Definitive Notes and the Indenture Trustee shall recognize the holders of the Definitive Notes as Noteholders hereunder.


                 Section 2.10. Note Register; Persons Deemed Registered Noteholders. In the event any classes of Notes are issued as Definitive Notes, the Issuer shall keep, or shall cause to be kept by the Indenture Trustee, a note register (the "Note Register") in which, subject to reasonable regulations as the Issuer may prescribe, the Issuer shall provide for the registration of, and the registration of transfer and exchange of, the Notes. The Note Register shall be the definitive record in which shall be recorded the name, address, telephone number, facsimile number, contact person (if any) and taxpayer identification number of each registered holder of the Class A-1 Notes (a "Class A-1 Registered Noteholder"), the Class A-2 Notes (a "Class A-2 Registered Noteholder"), the Class B Notes (a "Class B Registered Noteholder") and the Class C Notes (a "Class C Registered Noteholder") (the Class A-1 Registered Noteholders, the Class A-2 Registered Noteholders, the Class B Registered Noteholders and the Class C Registered Noteholders being referred to collectively, as the "Registered Noteholders") as provided by the Noteholders by delivery by each Noteholder to the Indenture Trustee of a completed Noteholder Data Sheet in substantially the form attached to this Indenture as Exhibit F (a "Noteholder Data Sheet"), together with the numbers of the Notes, the principal amount of each Note and details with respect to the registration of any transfer or exchange of Notes. The Indenture Trustee shall rely on the information set forth in Noteholder Data Sheets provided by the Noteholders (and shall be entitled to so rely absent manifest error), as may be modified in a written notice by any Noteholder received by the Indenture Trustee. The Issuer and the Indenture Trustee and any of their respective agents may deem and treat the

Noteholder of any Note as the absolute owner of such Note for the purpose of receiving payment of the principal of and interest and premium, if any, on such Note and for all other purposes whatsoever, whether or not such Note may be overdue, and the Issuer and the Indenture Trustee and any of their respective agents shall not be affected by any notice to the contrary.

                 Section 2.11. Payments of Interest; Payment to Noteholder on Record Date.

                 The Class A-1 Notes shall bear interest at a variable rate equal to LIBOR as in effect for the applicable Interest Period plus 0.40% (the "Class A-1 Notes Rate") subject to a maximum Note Rate of 12.0%, calculated as set forth below in this Section 2.11. The Class A-2 Notes shall bear interest at a fixed rate equal to 7.325% per annum (the "Class A-2 Notes Rate"), calculated as set forth below in this Section 2.11. The Class B Notes shall bear interest at a fixed rate equal to 7.50% per annum (the "Class B Notes Rate"), calculated as set forth below in this Section 2.11. The Class C Notes shall bear interest at a fixed rate equal to 8.15% per annum (the "Class C
Notes Rate"), calculated as set forth below in this Section 2.11. Interest on the outstanding principal amount of the Class A-1 Notes, the Class A-2 Notes, the Class B Notes and the Class C Notes (1) shall accrue for each Interest Period, at the Class A-1 Notes Rate, the Class A-2 Notes Rate, the Class B
Notes Rate and the Class C Notes Rate, respectively, from the end of the most recent Interest Period for which interest has been paid or duly provided for, or, if no interest has yet been paid or duly provided for, from the Issuance Date, (2) except with respect to the Class A-1 Notes (with respect to which interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed), shall be calculated on the basis of a 360-day year of twelve 30-day months and (3) shall be payable monthly, in arrears, on each Payment Date, commencing with the August 1994 Payment Date, in an amount equal to the interest that accrued during the immediately preceding Interest Period on the principal balance of the Class A-1 Notes, the Class A-2 Notes, the Class B Notes and the Class C Notes, respectively, outstanding during such Interest Period (from time to time and after giving effect to payments of principal and allocations of Noteholder Charge-Offs, if any, made during such preceding Interest Period, including payments of principal and allocations of Noteholder Charge-Offs made on the Payment Date during such preceding Interest Period).
All payments of interest with respect to the Notes shall be paid, on each Payment Date therefor, to the Person who is the Noteholder of the Note or Notes (or predecessor or predecessors thereof) with respect to which such interest is being paid as of the close of business on the last day of the calendar month immediately preceding such Payment Date, whether or not such date is a Business Day (the "Record Date"), notwithstanding any transfer or exchange of such Note or Notes subsequent to the Record Date and prior to such Payment Date; provided that, the final interest payment shall be payable to the Person to whom principal is payable pursuant to Section 2.12 of this Indenture. All payments of interest with respect to the Definitive Notes of any Noteholder shall be paid (A) by wire transfer of immediately available funds to the account maintained by such Noteholder in the United States who (1) is an original Noteholder, (2) is a transferee that delivers to the Indenture Trustee account payment instructions ("Account Payment Instructions") prior to the applicable Record Date and holds an aggregate original principal amount of at least $1,000,000 of any class of Notes or (3) is designated by the Trust and with respect to which such Noteholder has provided to the Indenture Trustee, prior to the applicable Record Date for such payment, Account Payment Instructions specifying the bank account and wire transfer instructions to and under which such payments are to be made (any such Noteholder providing such Account Payment Instructions, a "Wire Transfer Payment Recipient") or (B) with respect to Noteholders as to which Account Payment Instructions have not been so received, by check of the Indenture Trustee mailed to such Noteholder at the address of such Noteholder as set forth on the Record Date in the Note Register. All payments of interest to Wire Transfer Payment Recipients with respect to the Notes shall continue to be made pursuant to the applicable Account Payment Instructions until such time, if any, that revised written Account Payment Instructions of such Noteholder are received by the Indenture Trustee. The Indenture Trustee and the Issuer are entitled to rely on such Account Payment Instructions and to make payments in accordance therewith until receipt of revised written Account Payment Instructions in accordance with this Indenture. Payments of interest with respect to Book-Entry Notes shall be made in accordance with Section 2.05 hereof.

                 Section 2.12. Payments of Monthly Principal. Payments of Monthly Principal of the Notes shall be made on each Payment Date, commencing with the Amortization Commencement Date, pursuant to and in accordance with
Section 2.05 of this Indenture. All payments of Monthly Principal of the Definitive Notes shall be paid by the Indenture Trustee (1) to Noteholders that are Wire Transfer Payment Recipients, by wire transfer of immediately available funds to the account maintained by such Wire Payment Recipient specified in such Wire Payment Recipient's Account Payment Instructions, and (2) to Noteholders that are not Wire Transfer Payment Recipients, by check of the Indenture Trustee mailed to such Noteholder at the address of such Noteholder as set forth in the Note Register. With respect to the final payment by the Indenture Trustee to a Noteholder of the final installment of Monthly Principal and accrued but unpaid interest and the Optional Full Redemption Price, if any, on any Note, the Indenture Trustee shall make such final payment (1) to Noteholders that are Wire Transfer Payment Recipients, by wire transfer of immediately available funds to the account maintained by such Wire Payment Recipient in the United States which was designated in the applicable note purchase agreement or in later written instructions delivered to the Indenture Trustee, only upon presentation and surrender of such Note at the Corporate Trust Office of the Indenture Trustee on or after such date of payment, and (2) to Noteholders that are not Wire Transfer Payment Recipients, by check of the Indenture Trustee mailed to such Noteholder at the address of such Noteholder as set forth in the Note Register, only upon presentation and surrender of such Note at the Corporate Trust Office of the Indenture Trustee on or after such date of payment. Any reduction in the principal amount of the Notes effected by any payments of Monthly Principal or otherwise shall be binding upon all Noteholders and all future Noteholders, whether or not any such reduction is noted upon a Note so reduced, or a Note issued upon the registration of exchange or transfer thereof. Payments of principal with respect to the Book-Entry Notes shall be made in accordance with Section 2.05 hereof.

                 Section 2.13. Optional Redemptions of the Notes. In connection with any Optional Full Redemption, Division Sale Optional Redemption or Excess Funding Account Optional Redemption, the Indenture Trustee shall pay the Optional Full Redemption Price and the Partial Redemption Price, as the case may be, pursuant to and in accordance with Section 9.03 of this Indenture.

                 Section 2.14.  Exchange and Transfer.

                 (a) Exchanges of Notes. Definitive Notes may be exchanged for one or more Definitive Notes of any authorized denomination in an aggregate principal amount equal to the aggregate principal amount of the Definitive Notes surrendered, upon surrender of the Definitive Notes to be exchanged at the Corporate Trust Office of the Indenture Trustee. Whenever any Definitive Notes are so surrendered for exchange, the Owner Trustee, on behalf of the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, in exchange for the surrendered Definitive Notes, the Notes which the Noteholder making the exchange is entitled to receive, bearing numbers not contemporaneously outstanding.

                 (b)      Transfers.

                          (1)     Transfers of Beneficial Interests in the
Book-Entry Notes. Transfers of all or any part of any beneficial interest in any of the Book-Entry Notes shall be made in accordance with the rules and procedures of the Depositary. Unless and until Definitive Certificates are issued pursuant to Section 2.09, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants.

                          (2)     Transfers of Definitive Notes.  Each
Noteholder of a Definitive Note may, at any time, subject to the restrictions on transfer set forth in the Notes and this Indenture, transfer such Note, in whole or in part, to another Person. Subject to the requirements of the Issuer and the Indenture Trustee, upon receipt by the Indenture Trustee at its Corporate Trust Office of (A) a Note to be transferred, (B) the form of assignment attached to this Indenture as Exhibit H (or a written instrument of transfer in form and substance satisfactory to the Indenture Trustee and to the Issuer), duly executed by the Noteholder thereof or its attorney duly authorized in writing and (C) written instructions from such Noteholder, requesting the Indenture Trustee to authenticate and deliver, in authorized denominations, one or more Notes of the same aggregate principal amount as the Notes to be transferred to a designated transferee or transferees, and setting forth appropriate delivery instructions, then, if all of the conditions set forth in any of Sections 2.14(b)(2)(A), 2.14(b)(2)(B), 2.14(b)(2)(C) or
2.14(b)(2)(D) below are satisfied, (x) the Indenture Trustee shall cancel or cause to be cancelled the Note to be transferred, (y) the Owner Trustee, on behalf of the Issuer shall execute and the Indenture Trustee shall authenticate and deliver, one or more Notes which the Noteholder or the transferee or transferees thereof is entitled to receive in the same aggregate principal amount as the Notes so cancelled, in accordance with the instructions referred to above, and (z) the Indenture Trustee shall register such transfer.

                                  (A) Transfers at Least Three Years After Issuance. The date of the requested transfer is at least three (3) years after the date of original issuance of the Note being transferred;

                                  (B)      Transfers Pursuant to Rule 144A.
                 Such transfer is being made pursuant to the exemption from registration under the Securities Act provided by Rule 144A and (i) the transferor checks the box on the form of assignment attached to this Indenture as Exhibit H indicating that such transfer is being made in compliance with Rule 144A, (ii) the Indenture Trustee is provided with a certificate of the transferor substantially to the effect set forth in the form attached to this Indenture as Exhibit I and
                 (iii) the Indenture Trustee is provided with an investment letter from the proposed transferee substantially to the effect set forth in the form attached to this Indenture as Exhibit J;

                                  (C) Transfers Pursuant to Rule 904. Such transfer is being made pursuant to the exemption from registration under the Securities Act provided by Rule 904 and
                 (i) the transferor checks the box on the form of assignment attached to this Indenture as Exhibit H indicating that such transfer is being made in compliance with Rule 904, (ii) the Indenture Trustee is provided with a certificate of the transferor substantially to the effect set forth in the form attached to this Indenture as Exhibit I and (iii) the Indenture Trustee is provided with an investment letter from the proposed transferee substantially to the effect set forth in the form attached to this Indenture as Exhibit J; or

                                  (D)      Other Transfers.  The proposed
                 transfer is not being made within three (3) years after the date of original issuance of the Notes being transferred and is not being made pursuant to Rule 144A or Rule 904, and the Indenture Trustee and the Issuer shall have received: (i) an opinion of counsel satisfactory to the Issuer, and satisfactory in form and substance to the Issuer, substantially to the effect that such transfer does not require registration under the Securities Act or qualification of this Indenture under the Trust Indenture Act, and that such transfer shall not otherwise violate any United States Federal or state securities laws; (ii) a certificate of the transferor substantially to the effect set forth in the form attached to this Indenture as Exhibit K; and (iii) a certificate of the transferee substantially to the effect set forth in the form attached to this Indenture as Exhibit L.

                 (c) General. The Noteholders shall present directly to the Indenture Trustee all requests for registration of transfer of Notes.
In connection with any registration of exchange or transfer of Notes, (1) the Issuer and the Indenture

Trustee may require the payment of a sum sufficient to cover any fees and expenses (including without limitation any governmental charge or tax and the fees) that may be imposed in connection therewith and (2) the Issuer and the Indenture Trustee shall not be required to register the exchange or transfer of any Note (A) for a period of fifteen (15) days immediately preceding the mailing of a notice of redemption pursuant to Section 9.03 of this Indenture or (B) selected, called or being called for redemption. All Notes issued upon any exchange or transfer of Notes permitted by this Indenture (1) shall be delivered to the Noteholder thereof at the Corporate Trust Office of the Indenture Trustee or (at the risk of such Noteholder) sent by mail to such address as may be specified by such Noteholder in the related request for exchange or transfer;
(2) shall be valid obligations of the Issuer, evidencing the same debt and entitled to the same benefits under this Indenture, as the Notes surrendered upon such exchange or transfer. All Notes presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer or the Indenture Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Indenture Trustee (including the form of assignment attached to this Indenture as Exhibit H) duly executed by, the Noteholder thereof or its attorney duly authorized in writing.

                 Section 2.15. Mutilated, Defaced, Destroyed, Lost or Stolen Notes. In case any temporary or Definitive Note shall become mutilated, defaced, destroyed, lost or stolen, the Issuer, in its discretion, may execute, and upon the written order of the Issuer, an authorized officer of the Indenture Trustee shall authenticate and deliver, a new temporary or definitive Note bearing a number not contemporaneously outstanding, evidencing the same rights and obligations as such mutilated, defaced, destroyed, lost or stolen Note, in exchange and substitution for the mutilated or defaced Note, or in lieu of a substitution for the Note destroyed, lost or stolen. The applicant for such a substituted Note shall (1) furnish to the Issuer and to the Indenture Trustee and any agent of the Issuer or the Indenture Trustee either
(a) if the Noteholder is an original holder or an institution, an indemnity agreement in favor of the Issuer and the Indenture Trustee in a form satisfactory to the Issuer and the Indenture Trustee or (b) such security or indemnity (which may be in the form of a bond) as may be required by the Issuer, the Indenture Trustee and such agent, (2) in each case of destruction, loss or theft, furnish to the Issuer and to the Indenture Trustee evidence to the satisfaction of the Issuer and the Indenture Trustee of the destruction, loss or theft of the relevant Note and the ownership thereof and (3) in each case of mutilation or defacing, surrender the mutilated or defaced Note to the Issuer or to the
Indenture Trustee for cancellation thereof.   Upon the issuance of any
substituted Note, the Issuer and the Indenture Trustee may require the payment of a sum sufficient to cover any fees and expenses (including without limitation any governmental charge or tax) that may be imposed in connection therewith. Every substitute Note issued pursuant to the provisions of this
Section 2.15 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of and shall be subject to all the limitations of rights set forth in this Indenture equally and proportionately with any and all other Notes, of the class of Note destroyed, lost or stolen, duly authenticated and delivered under this Indenture. In the case of any Note which is mutilated, defaced, destroyed, lost or stolen within the fifteen (15) day period prior to the Optional Redemption Date, the Scheduled Redemption Date or Series Termination Date of such Note, the Issuer may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced
Note) if the applicant for such payment shall (1) furnish to the Issuer and to the Indenture Trustee and any agent of the Issuer or the Indenture Trustee such security or indemnity (which may be in the form of a bond) as may be required by the Issuer, the Indenture Trustee and such agent and (2) in each case of destruction, loss or theft, furnish to the Issuer and to the Indenture Trustee evidence to the satisfaction of the Issuer and the Indenture Trustee of the destruction, loss or theft of the relevant Note and the ownership thereof. All Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without the surrender thereof.

                 Section 2.16.  Cancellation of Notes; Destruction Thereof.
All Notes surrendered for payment, redemption or registration of transfer or exchange pursuant to any of the provisions of this Indenture, whether surrendered to the Issuer or to any agent of the Issuer or the Indenture Trustee, shall be delivered to the Indenture Trustee for cancellation and shall be promptly cancelled and destroyed by the Indenture Trustee in accordance with its standard procedures (unless previously instructed in writing by the Issuer to do otherwise), and if surrendered to the Indenture Trustee, shall be promptly cancelled and destroyed by the Indenture Trustee in accordance with its standard procedures (unless previously instructed in writing by the Issuer to do otherwise); and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Indenture Trustee shall promptly deliver a certificate of any such cancellation and destruction to the Issuer.

                 Section 2.17. Temporary Notes. Pending the preparation of definitive Notes, the Authorized Officers of the Issuer may execute and the Indenture Trustee shall, upon the written order of the Issuer authenticate and deliver temporary Notes (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Indenture Trustee). Temporary Notes shall be issuable as registered Notes without coupons, of any authorized denomination, and substantially in the form of the definitive Notes, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer. Temporary Notes may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Note shall be executed by the Issuer and be authenticated and delivered by the Indenture Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Notes. Without unreasonable delay after the issuance of any temporary Notes, the Issuer shall execute and shall furnish definitive Notes and thereupon temporary Notes may be surrendered in exchange for such definitive Notes without charge at the Indenture Trustee's Corporate Trust Office, and the Indenture Trustee shall authenticate and deliver in exchange for such temporary Notes a like aggregate principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

                 Section 2.18. Appointment of Indenture Trustee. Each Noteholder, by its acceptance of a Note, shall be deemed to have consented to the appointment of the Indenture Trustee to act, on the terms and conditions specified in this Indenture, as Indenture Trustee for the benefit of the Noteholders. To the extent permitted by the terms of the Notes and this Indenture and subject to Article XI herein, the Indenture Trustee shall follow the directions of the Seller, or if for federal income tax purposes, a different party or parties are deemed to be the holders of the equity interests in the Trust, the Indenture Trustee shall follow the directions of the holders of a majority of the equity interests in the Trust.

                 Section 2.19. Issuer and Affiliate. Notwithstanding anything to the contrary contained in this Indenture or the Notes, the Issuer and any Affiliate thereof may at any time purchase any Notes, at any price or prices, in the open market or otherwise; provided, however, that their rights and remedies in respect of the Notes shall be subject to Section 10.13 of the Purchase and Servicing Agreement. Any Note held by the Issuer or an Affiliate thereof shall be deemed not to be outstanding for purposes of determining Majority Noteholders.

                 Section 2.20.  [Reserved]

                 Section 2.21. Certain Certificates. The Issuer shall furnish the Indenture Trustee with a certificate of the Owner Trustee certifying the incumbency and specimen signatures of officers of the Owner Trustee authorized on behalf of the Owner Trustee to execute Notes and to give instructions or to make certain representations to the Indenture Trustee in accordance with the provisions of this Indenture, which certificate the Indenture Trustee shall be entitled to conclusively rely on until such time, if any, that the Indenture Trustee receives from the Owner Trustee a revised certificate. The Indenture Trustee shall furnish the Owner Trustee with a certificate of the Indenture Trustee certifying the incumbency and specimen signatures of officers of the Indenture Trustee authorized on behalf of the Indenture Trustee to authenticate Notes, on which certificate the Owner Trustee shall be entitled to rely.

                 Section 2.22. Issuance of Additional Notes. Pursuant to any one or more Series Supplements, the Issuer may issue from time to time a new Series, subject to the conditions described below (each such issuance or sale, a "New Issuance"). The Issuer may designate, with respect to any newly issued Series, the principal terms of such new Series (the "Principal Terms" of such Series) in any such Series Supplement. The terms of each Series Supplement may, subject to certain conditions described below, modify or amend the terms of the Indenture solely as applied to such new Series. None of the Issuer, the Servicer, the Indenture Trustee or the Seller is required or intends to obtain the consent of any Noteholder of any outstanding Series to issue any additional Series.

                 The Issuer may designate Principal Terms such that each Series has a period during which accumulation of the principal amount thereof in a principal funding account or pay-out of the principal amount thereof is intended to occur, which may have a different length, and begin on a different date, than such periods for any other Series. Further, one or more Series may be in their interest-only or pay-out periods while other Series are not. Moreover, each Series may have the benefits of Enhancements issued by providers of Enhancement different from the providers of Enhancement with respect to any other Series. The Indenture Trustee shall hold any such Enhancement only on behalf of the Series to which such Enhancement relates. With respect to each such Enhancement, the Seller may deliver a different form of Enhancement agreement (if any). There is no limit to the number of New Issuances that the Issuer may issue.

                 A New Issuance may only occur upon the satisfaction of the following conditions: (a) the Issuer shall have given the Indenture Trustee, the Servicer, each Rating Agency (if any rated notes are outstanding) and each provider of Enhancement written notice of such New Issuance and the date upon which the New Issuance is to occur; (b) the Issuer shall have delivered to the Indenture Trustee the related Series Supplement in form satisfactory to the Indenture Trustee; (c) with respect to a new Series only, the Seller shall have delivered to the Indenture Trustee any related Enhancement agreement; (d) the Rating Agency Condition shall have been satisfied with respect to such issuance; (e) the Issuer shall have delivered to the Indenture Trustee, each Rating Agency (if any rated notes are outstanding) and each provider of an Enhancement an opinion of counsel (a "Tax Opinion") acceptable to the Indenture Trustee that for Federal income tax purposes (i) the new notes issued shall be properly characterized as debt (or as a partnership interest) and (ii) the New Issuance shall not adversely affect the characterization of the notes of any outstanding Series or class as debt; (f) the Issuer shall have delivered to the Indenture Trustee a certificate to the effect that no Early Amortization Event (or event that if not cured within the applicable grace period would constitute an Early Amortization Event) has occurred and is continuing and that such New Issuance is not reasonably expected to result in an Early Amortization Event at any time in the future; (g) the Issuer shall have delivered to the Indenture Trustee a certificate to the effect that each of the conditions set forth herein for the New Issuance and the execution and delivery of the related Series Supplement has been satisfied; and (h) any other conditions specified in any Series Supplement. Upon satisfaction of the above conditions, the Owner Trustee on behalf of the Issuer shall execute the Series Supplement and, with respect to a New Issuance of a Series, issue to the Issuer the notes of such new Series for execution by the Owner Trustee on behalf of the Issuer and deliver such notes to the Indenture Trustee for authentication.

                                  ARTICLE III

                               SECURITY INTEREST

                 Section 3.01. Security Interest. The Issuer hereby assigns and pledges to the Indenture Trustee, and the Indenture Trustee hereby accepts, for its benefit and for the benefit of the Noteholders, a security interest in the following collateral, whether now owned or hereafter acquired (collectively, the "Collateral"), to secure the payment of all obligations of the Issuer now or hereafter existing under this Indenture, whether for principal, interest, premium, indemnities or otherwise (collectively, the "Secured Obligations"):

         (a) all right, title and interest of the Issuer in and to the Purchased Receivables, including without limitation all accounts, contract rights, chattel paper, instruments, general intangibles and other obligations of any Obligor with respect to any Purchased Receivables, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, including without limitation, the right to payment of any interest, Finance Charges, returned check fees or late charges and other obligations of an Obligor with respect to any Purchased Receivables, and all rights in and to all security agreements and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, general intangibles and obligations (any and all such security agreements and other contracts being the "Related Contracts");

         (b) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of any Purchased Receivables;

         (c) the Purchase and Servicing Agreement, including without limitation, (1) all rights of the Issuer to receive moneys due and to become due under or pursuant to the Purchase and Servicing Agreement, (2) all rights of the Issuer to receive proceeds of any insurance, indemnity or warranty with respect to the Purchase and Servicing Agreement, (3) claims of the Issuer for damages arising out of or for breach of or default under the Purchase and Servicing Agreement and (4) the right of the Issuer to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

         (d)     the following (the "Account Collateral"):

                 (1) the Post Office Boxes, the Collection Deposit Accounts, the Collateral Account (including all subaccounts thereof) and the Excess Funding Account, and all funds, and all certificates and instruments, if any, from time to time representing or evidencing funds, held in the Post Office Boxes, the Collection Deposit Accounts, the Collateral Account and the Excess Funding Account;

                 (2) all Eligible Investments of funds in the Collateral Account and the Excess Funding Account from time to time, and all certificates and instruments, if any, from time to time representing or evidencing such Eligible Investments;

                 (3) all notes, certificates of deposit and other instruments from time to time hereafter delivered to or otherwise possessed by the Indenture Trustee for and on behalf of the Issuer in substitution for or in addition to any of the then existing Account Collateral;

                 (4) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the then existing Account Collateral; and

                 (5) all additional property that may from time to time hereafter be assigned or pledged to the Indenture Trustee for the benefit of the Noteholders by the Issuer or by any Person on the Issuer's behalf, including without limitation the deposit with the Indenture Trustee of additional moneys by the Issuer; and

         (e) proceeds of any and all of the Collateral described in Sections 3.01(a) through 3.01(d) above (including without limitation Recoveries and proceeds that constitute property of the types described in clauses (a) through (d) above) and, to the extent not otherwise included, all payments under insurance (whether or not the Indenture Trustee is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of such foregoing Collateral.

                 Section 3.02.  [Reserved].

                 Section 3.03. License. Upon the occurrence and during the continuance of an Early Amortization Event, the Issuer shall be deemed to have granted to the Indenture Trustee a non-exclusive and, except to the extent provided below in this Section 3.03, non-transferable license to use the Licensed Names, which license to use (1) may be transferred by the Indenture Trustee to the extent necessary to collect the Purchased Receivables in a commercially reasonable manner, (2) is limited to (a) such uses of the Licensed Names as are reasonably necessary to the collection by the Indenture Trustee in a commercially reasonable manner of the Purchased Receivables and (b) actions taken in accordance with the terms of this Indenture and (3) shall expire on the expiration of a reasonable time for the collection of all Purchased Receivables. Notwithstanding anything to the contrary in this Indenture or in any other agreement between the parties, no other uses or display of the Licensed Names shall be made by the Indenture Trustee except as granted in this
Section 3.03.

                 Section 3.04. The Issuer Remains Liable. Notwithstanding anything to the contrary in this Indenture, (a) prior to foreclosure on such Collateral, the Issuer shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Indenture had not been executed and (b) neither the Indenture Trustee nor any of the Noteholders shall, prior to foreclosure on such Collateral, have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Indenture or be obligated to perform any of the obligations or duties of the Issuer thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                 Section 3.05. Delivery of Certain Collateral. All certificates or instruments, if any, representing or evidencing the Collateral the possession of which by the Indenture Trustee is necessary to perfect the security interest of the Indenture Trustee therein shall be delivered to and held by or on behalf of the Indenture Trustee pursuant to this Indenture and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank. The Indenture Trustee shall have the right, at any time in its discretion and without notice to the Issuer, to transfer to or to register in the name of the Indenture Trustee or any of its nominees or custodians any or all of such Collateral. In addition, the Indenture Trustee shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

                 Section 3.06. Copies as Financing Statements. A carbon, photographic or other reproduction of this Indenture or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.


                                   ARTICLE IV

                         BANK ACCOUNTS AND COLLECTIONS

       Section 4.01.  Post Office Boxes and Collection Deposit Accounts.

                          (a)     Post Office Boxes.  The Issuer has
established or caused to be established the post office boxes listed on
Schedule I to this Indenture (such post office boxes, or any successor post office boxes established in accordance with this Indenture, being referred to as the "Post Office Boxes") for the collection of Mail Payments. The Issuer
(1) represents and warrants that no post office box other than the Post Office Boxes has been established for the collection of Mail Payments, (2) agrees that the Indenture Trustee is authorized to receive mail delivered to the Post Office Boxes, that a Standing Delivery Order in the form attached to this Indenture as Exhibit M has been filed with the United States Postal Service authorizing the Indenture Trustee to receive mail delivered to the Post Office Boxes, and that the Indenture Trustee, acting at the written direction of the Majority Noteholders, may deny the Issuer access to the Post Office Boxes following the occurrence and during the continuance of a Servicer Default (provided that, no direction by the Majority Noteholders to the Indenture Trustee to deny the Issuer access to any Post Office Box shall be effective unless such Majority Noteholders provide prior written certification to the Issuer and the Indenture Trustee that a Servicer Default has occurred and is continuing) and (3) agrees that no new post office box shall be established for the collection of Mail Payments unless and until a Standing Delivery Order has been filed with the United States Postal Service authorizing the Indenture Trustee to receive mail delivered to such post office box. The Servicer agrees to pay all fees for the use of the Post Office Boxes.

                          (b)     Establishment of Collection Deposit Accounts.
The Issuer has established or caused to be established and maintained with the banks listed on Schedule I to this Indenture (the "Collection Deposit Account Banks") the blocked deposit accounts listed on such Schedule I in the name of the Indenture Trustee into which the Mail Payments shall be deposited, from the Post Office Boxes, from time to time (all such blocked deposit accounts, or any successor blocked deposit accounts established in accordance with this Indenture, together with all Collections, moneys, instruments and other property from time to time deposited therein being collectively referred to as the "Collection Deposit Accounts"). The Issuer hereby transfers to the Indenture Trustee the sole and exclusive dominion over and control of the Collection Deposit Accounts. Prior to or contemporaneously with the execution of this Indenture, the Issuer shall deliver to the Indenture Trustee fully executed letters in the form attached to this Indenture as Exhibit N (the "Collection Deposit Account Letters") from each of the Collection Deposit Account Banks. To the extent the Indenture Trustee may exercise any authority granted to it under a Collection Deposit Account Letter, it shall do so only at the written direction of the Majority Noteholders.

                          (c)     Termination of Collection Deposit Accounts;
Successor Collection Deposit Accounts. In the event any Collection Deposit Account Bank shall, after the date of this Indenture, terminate a Collection Deposit Account for any reason, or if the Indenture Trustee, acting at the written direction of the Majority Noteholders, shall demand such termination, the Issuer agrees to make all future deposits of Mail Payments to another Collection Deposit Account that has not been terminated or to a successor Collection Deposit Account established as provided below in this Section 4.01(c); provided, that, if the Indenture Trustee, acting at the written direction of the Majority Noteholders, shall demand termination of all Collection Deposit Accounts, the Issuer agrees to make all future deposits of Mail Payments directly to the Collateral Account. No direction by the Majority Noteholders to the Indenture Trustee to demand the termination of a Collection Deposit Account shall be effective unless such Majority Noteholders give prior written notice to the Indenture Trustee and to the Issuer that (1) an Early Amortization Event has occurred and is continuing, (2) the subject Collection Deposit Account Bank is not performing in all material respects under the terms of the applicable Collection Deposit Account Letter or (3) such Majority Noteholders reasonably believe that the Collection Deposit Account Bank at which the subject Collection Deposit Account is maintained may become subject to insolvency, receivership or similar proceedings (it being understood that the Majority Noteholders shall have no obligation to give any such notice). No new Collection Deposit Account shall be established until and unless a successor Collection Deposit Account Bank shall have executed and delivered to the Issuer and to the Indenture Trustee a Collection Deposit Account Letter. The Indenture Trustee shall have sole and exclusive dominion over and control of any such successor Collection Deposit Account.

                 Section 4.02.  Collateral Account.

                          (a)     Establishment of Collateral Account;
Subaccount Structure. The Issuer has established or caused to be established and maintained with the Indenture Trustee a collateral account identified as such on Schedule I to this Indenture (such account, or any successor collateral account established pursuant to this Indenture, together with all Collections, moneys, instruments and other property from time to time deposited therein, the "Collateral Account"), which is a segregated trust account of the Issuer in the name of the Indenture Trustee. The Collateral Account shall include a notation that it has been established pursuant to this Indenture. The Collateral Account shall have the following subaccounts (which need not be separate trust accounts): (1) an Interest Subaccount (the "Interest Subaccount") and (2) a General Subaccount (the "General Subaccount"). All amounts initially transferred to the Collateral Account (including collections received from Mail Payments pursuant to Section 4.01 hereof and collections received from Store Payments pursuant to Section 6.04 of the Purchase and Servicing Agreement) shall be held in the General Subaccount and shall remain in the General Subaccount unless and until withdrawn or transferred in accordance with the instructions delivered to the Indenture Trustee pursuant to this Indenture. Amounts held in the General Subaccount shall be available for use for all purposes under this Indenture. On the Issuance Date, the proceeds received by the Issuer from the issuance and sale of the Notes (which proceeds shall be in the form of immediately available funds), less that amount of such proceeds used to purchase Receivables pursuant to the Purchase and Servicing Agreement, shall be deposited into the Collateral Account to effect the allocations, transfers, applications and payments required and permitted under Article V of this Indenture. The Issuer hereby transfers to the Indenture Trustee the sole and exclusive dominion over and control of the Collateral Account.

                          (b)     Investment of Collateral Account Funds.
Funds on deposit in the Collateral Account shall be invested by the Indenture Trustee, at the written direction of the Servicer, in specified Eligible Investments which shall mature on or prior to the Business Day preceding the next Payment Date. Any funds in the Collateral Account for which no permitted investment instructions are received by the Indenture Trustee by 11:00 a.m. (New York City time) on any Business Day shall be invested by the Indenture Trustee in such investments as described in clause (vi) of the definition of "Eligible Investments" set forth in Annex I hereto or, if such investment is not an Eligible Investment or is otherwise not available, in Eligible Investments of a type specified in clause
(i) of the definition thereof. Eligible Investments shall be maintained in the name of the Indenture Trustee or its nominee or its custodian (and, in either case, the Indenture Trustee's books and records shall include the notation that such Eligible Investments are maintained pursuant to this Indenture) and, if certificated, the Indenture Trustee or custodian shall maintain possession of the certificates. Any direction of the Servicer to the Indenture Trustee to make an investment shall be made in writing and shall certify that the requested investment qualifies as an Eligible Investment for purposes of this Indenture. Any earnings (net of losses and investment expenses) on invested Collateral Account funds shall be invested and reinvested by the Indenture Trustee, at the written direction of the Servicer, in Eligible Investments, and all such earnings shall be deposited to and retained in the General Subaccount as set forth in this Indenture for subsequent application and transfer pursuant to this Indenture. The Indenture Trustee may, at the written direction of the Servicer, liquidate an Eligible Investment prior to maturity if such liquidation would not result in a loss of all or part of the principal portion of such Eligible Investment or if, prior to the maturity of such Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment. The Indenture Trustee shall not be liable for any loss or expense incurred or resulting from the investment performance of any investment or reinvestment of moneys held in the Collateral Account in Eligible Investments or from the sale or liquidation of any Eligible Investments in accordance with this Indenture except for any losses or expenses resulting from the gross negligence or willful misconduct on the part of the Indenture Trustee.

                          (c)     Termination of Collateral Account; Successor
Collateral Account. In the event the Indenture Trustee shall, after the date of this Indenture, terminate the Collateral Account for any reason, or if the Indenture Trustee shall, acting at the written direction of the Majority Noteholders, demand such termination, the Issuer agrees to notify all Collection Deposit Account Banks to cease the transfer of funds required by the Collection Deposit Account Letters from the Collection Deposit Accounts to the Collateral Account (and, if the Issuer fails to so notify the Collection Deposit Account Banks, the Issuer irrevocably grants the Indenture Trustee, acting at the written direction of the Majority Noteholders, the authority to so notify the Collection Deposit Account Banks). No direction by the Majority Noteholders to the Indenture Trustee to demand termination of the Collateral Account shall be effective unless such Majority Noteholders give prior written notice to the Issuer and to the Indenture Trustee that (1) an Early Amortization Event has occurred and is continuing, (2) the Indenture Trustee is not performing in all material respects to the satisfaction of the Issuer and the Majority Noteholders under the terms of this Indenture and the other Transaction Documents or (3) such Majority Noteholders reasonably believe that the Indenture Trustee may become subject to insolvency, receivership or similar proceedings (it being understood that the Majority Noteholders shall have no obligation to give any such notice). In the event that the Collateral Account is terminated pursuant to this Section 4.02(c), the Issuer shall promptly establish a successor collateral account in accordance with Section 4.02(a) of this Indenture.

                 Section 4.03.  Excess Funding Account.

                          (a)     Establishment of Excess Funding Account.  The
Issuer has established or caused to be established and maintained with the Indenture Trustee an excess funding account identified as such on Schedule I to this Indenture (such account, or any successor excess funding account established pursuant to this Indenture, together with all Collections, moneys, instruments and other property from time to time deposited therein, the "Excess Funding Account"), which is a segregated trust account of the Issuer in the name of the Indenture Trustee. The Excess Funding Account shall include a notation that it has been established pursuant to this Indenture. The Issuer hereby transfers to the Indenture Trustee the sole and exclusive dominion over and control of the Excess Funding Account. The Issuer shall deposit to the Excess Funding Account on the Issuance Date cash in an amount equal to the excess of (i) $380,760,000 over (ii) the Borrowing Base as of the Issuance Date.

                          (b)     Investment of Excess Funding Account Funds.
Funds on deposit in the Excess Funding Account shall be invested by the Indenture Trustee, at the written direction of the Servicer, in specified Eligible Investments which shall mature on or prior to the Business Day preceding the next Payment Date. Any funds in the Excess Funding Account for which no permitted investment instructions are received by the Indenture
Trustee by 11:00 a.m. (New York City time) on any Business Day shall be invested by the Indenture Trustee in such investments as described in clause (vi) of the definition of "Eligible Investments" set forth in Annex I hereto or, if such investment is not an Eligible Investment or is otherwise not available, in Eligible Investments of a type specified in clause (i) of the
definition thereof.   Eligible Investments shall be maintained in the name of
the Indenture Trustee or its nominee or custodian and, if certificated, the Indenture Trustee or its nominee or custodian (and, in either case, the Indenture Trustee's books and records shall include the notation that such Eligible Investments are maintained pursuant to this Indenture) and, if certificated, the Indenture Trustee or its custodian shall maintain possession of the certificates. Any direction of the Servicer to the Indenture Trustee to make an investment shall be made in writing and shall certify that the requested investment qualifies as an Eligible Investment for purposes of this Indenture. Any earnings (net of losses and investment expenses) on invested Excess Funding Account funds shall be invested and reinvested by the Indenture Trustee, at the written direction of the Servicer, in Eligible Investments, and, on the Business Day preceding each Payment Date, all such earnings shall be deposited to and retained in the General Subaccount for subsequent allocation and transfer pursuant to this Indenture. The Indenture Trustee may, at the written direction of the Servicer, liquidate an Eligible Investment prior to maturity if such liquidation would not result in a loss of all or part of the principal portion of such Eligible Investment or if, prior to the maturity of such Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment. The Indenture Trustee shall not be liable for any loss or expense incurred or resulting from the investment performance of any investment or reinvestment of moneys held in the Excess Funding Account in Eligible Investments or from the sale or liquidation of any Eligible Investments in accordance with this Indenture except for any losses or expenses resulting from the gross negligence or willful misconduct on the part of the Indenture Trustee.

                          (c)     Termination of Excess Funding Account;
Successor Excess Funding Account. In the event the Indenture Trustee shall, after the date of this Indenture, terminate the Excess Funding Account for any reason, or if the Indenture Trustee shall, acting at the written direction of the Majority Noteholders, demand such termination, the Issuer shall promptly establish a successor excess funding account in accordance with Section 4.03.(a) of this Indenture. No direction by the Majority Noteholders to the Indenture Trustee to demand termination of the Excess Funding Account shall be effective unless such Majority Noteholders give prior written notice to the Issuer and to the Indenture Trustee that (1) an Early Amortization Event has occurred and is continuing, (2) the Indenture Trustee is not performing to the satisfaction of the Issuer and the Majority Noteholders or (3) such Majority Noteholders reasonably believe that the Indenture Trustee may become subject to insolvency, receivership or similar proceedings (it being understood that the Majority Noteholders shall have no obligation to give any such notice).

                          (d)     Borrowing Base Deficiency.  If on any
Business Day during the Interest-Only Period a Borrowing Base Deficiency exists, the Indenture Trustee shall cure such Borrowing Base Deficiency by depositing from the General Subaccount into the Excess Funding Account an amount equal to the Borrowing Base Deficiency. To the extent funds in the Collateral Account are insufficient to cover the Borrowing Base Deficiency, the Trust may deposit additional funds from its own accounts in the Excess Funding Account in an amount not to exceed any Borrowing Base Deficiency remaining after available funds have been transferred from the Collateral Account. If, on any Business Day during the Interest-Only Period, the Borrowing Base exceeds the Net Note Principal Amount, the amount of such excess on deposit in the Excess Funding Account shall be released at the written direction of the Servicer or as indicated in the Daily Report for deposit into the General Subaccount.

                          (e)     Release of Excess Funding Account Funds.  On
any Business Day during the Interest-Only Period, the Indenture Trustee shall release, from the funds on deposit in the Excess Funding Account, that amount of funds requested to be released by the Issuer (each such action, a "Release") (as set forth in the Daily Report), for use as set forth in Section 5.01 of this Indenture; provided that, no such Release shall be permitted to the extent such Release would create a Borrowing Base Deficiency.

                          (f)     Application of Excess Funding Account Funds
on Amortization Commencement Date. Upon the Amortization Commencement Date, all funds on deposit in the Excess Funding Account (including without limitation all earnings thereon) shall be applied pursuant to the first sentence of Section 5.04(c) of this Indenture.

                 Section 4.04.  Optional Redemption Account.

                          (a)     Establishment of Optional Redemption Account.
The Issuer has established or caused to be established and maintained with the Indenture Trustee an optional redemption account identified as such on Schedule I to this Indenture (such account, or any successor optional redemption account established pursuant to this Indenture, together with all Collections, moneys, instruments and other property from time to time deposited therein, the "Optional Redemption Account"), which is a segregated trust account of the Issuer in the name of the Indenture Trustee. The Optional Redemption Account shall include a notation that it has been established pursuant to this Indenture. The Issuer hereby transfers to the Indenture Trustee the sole and exclusive dominion over and control of the Optional Redemption Account.

                          (b)     Deposits from Excess Funding Account.  Funds
in the Excess Funding Account which shall be used to effect an Excess Funding Account Optional Redemption as set forth in Section 9.02 hereof shall be withdrawn by the Indenture Trustee from the Excess Funding Account and deposited into the Optional Redemption Account for the period following the Optional Redemption Announcement Date up to the Partial Redemption Date and thereafter released to the Noteholders pursuant to Section 9.03 hereof.

                 Section 4.05.  Reserved.

                 Section 4.06. Other Bank Accounts. The Issuer agrees that it shall have no, and shall not make or maintain any deposits in any bank account, deposit account or trust account other than the Collection Deposit Accounts, the Collateral Account, the Excess Funding Account, the Optional Redemption Account and such accounts as are maintained pursuant to the Trust Agreement.

                 Section 4.07. Correction of Improper Deposits. If the Issuer provides the Indenture Trustee with written notice that a deposit has been made improperly into the Collateral Account, the Excess Funding Account or the Collection Deposit Accounts, the Indenture Trustee shall promptly release the amount of the improper deposit, together with interest actually earned thereon (net of related losses and investment expenses), to correct such improper deposit.

                 Section 4.08. Maintenance of Collateral Account, Excess Funding Account or Optional Redemption Account. The Collateral Account, the Excess Funding Account and the Optional Redemption Account shall at all times be maintained (i) with a depositary institution whose deposits are insured to the limits provided by law by the FDIC having corporate trust powers and acting as trustee for funds deposited therein (provided, however, that such account need not be maintained as a segregated trust account with the corporate trust department of such institution if at all times the certificates of deposit, short-term deposits or commercial paper or the long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Standard & Poor's of at least A-1+ and Duff-1 from Duff & Phelps in the case of the certificates of deposit, short-term deposits or commercial paper, or a rating from Standard & Poor's of AAA and from Duff & Phelps of AAA in the case of the long-term unsecured debt obligations) or (ii) with a depositary institution, which may include the Indenture Trustee, which is acceptable to the Rating Agency (in the case of (i) and (ii), a "Qualified Institution"). If at any time, the institution holding the Collateral Account, Excess Funding Account or Optional Redemption Account ceases to be a Qualified Institution, the Issuer shall direct the Servicer to establish within 10 Business Days a new Collateral Account, Excess Funding Account or Optional Redemption Account with a Qualified Institution, transfer any cash and/or any investments to such new Collateral Account, Excess Funding Account or Optional Redemption Account and from the date such new Collateral Account, Excess Funding Account or Optional Redemption Account is established, it shall be the "Collateral Account", the "Excess Funding Account" or the "Optional Redemption Account". The Servicer shall give written notice to the Indenture Trustee of the location and account number of the Collateral Account, the Excess Funding Account or the Optional Redemption Account and shall notify the Indenture Trustee in writing prior to any subsequent change thereof. In the event any of the Collateral Account, Excess Funding Account or Optional Redemption Account is maintained with a bank other than with the Indenture Trustee, the Indenture Trustee shall receive a wire transfer of immediately available funds from such bank no later than 10:00 a.m. on any Payment Date with respect to any amounts from any such Collateral Account, Excess Funding Account or Optional Redemption Account which the Indenture Trustee is required to receive in order to make the distributions required in accordance with Article V herein.


                                   ARTICLE V

                      ALLOCATIONS, TRANSFERS AND PAYMENTS

                 Section 5.01. On Business Days during the Interest-Only Period. By no later than 1:00 p.m. (New York City time) on each Business Day during the Interest-Only Period (including without limitation on Business Days that are also Payment Dates), the Indenture Trustee shall make the following allocations, transfers and payments based on the Daily Report covering the Applicable Day:

                 (1) On each Business Day during the Interest-Only Period, funds on deposit in the Collateral Account representing Series Allocable Collections and Investment Proceeds shall be allocated in the following priority:

                 (i) to the Interest Subaccount, an amount equal to (A) 1/10th of the aggregate Monthly Interest payable in respect of each class of Notes on the Payment Date occurring in the next succeeding Settlement Period, plus (B) the amount by which deposits to the Interest Subaccount required pursuant to clause (i)(A) exceed amounts actually deposited therein for the period from and including the first day of the current Settlement Period to the date of determination, until the amount deposited in the Interest Subaccount equals the aggregate Monthly Interest payable in respect of each class of Notes on the Payment Date occurring in the next succeeding Settlement Period;

                (ii) to the Interest Subaccount, an amount equal to (A) 1/10th of the Monthly Servicing Fee payable on the Payment Date occurring in the next succeeding Settlement Period, plus (B) the amount by which deposits to the Interest Subaccount required pursuant to clause (ii)(A) exceed amounts actually deposited therein for the period from and including the first day of the current Settlement Period to the date of determination, until the amount deposited in the Interest Subaccount equals the Monthly Servicing Fee payable on the Payment Date occurring in the next succeeding Settlement Period; and

               (iii) to the Excess Funding Account, an amount equal to the greater of (a) the portion of the Noteholder Default Amount reported by the Servicer on such Business Day and (b) 100% of the amount of any Borrowing Base Deficiency.

               Notwithstanding clause (i) above, the Issuer shall deposit in the Interest Subaccount on the Issuance Date an amount equal to the Monthly Interest payable on the August 1994 Payment Date and no other deposits to the Interest Subaccount pursuant to clause (i) shall be required in respect of the Settlement Period relating to the August 1994 Payment Date.

                 (2) All Series Allocable Collections and Investment Proceeds remaining after application in accordance with clause (1) above, together with funds released from the Excess Funding Account on such day pursuant to Section 4.03(e) hereof, if any, shall be applied in the following priority:

                 (i)      to pay to the Seller an amount equal to the lesser of
                          (A) the aggregate Purchase Price for all Receivables sold to the Issuer by the Seller on such Business Day pursuant to and in accordance with the terms of the Purchase and Servicing Agreement and (B) the amount so directed by the Servicer in the applicable Daily Report; and

                 (ii) solely at the Issuer's option, to individually or in any combination and without regard to priority: (A) to make distributions to the Trust in respect of the Trust Interest, or (B) to pay any other Trust expenses due and payable on such Business Day; provided that, all funds not so paid or transferred shall be retained in the General Subaccount.

                 Section 5.02. On Payment Dates during the Interest-Only Period. By no later than 1:00 p.m. (New York City time) on each Payment Date during the Interest-Only Period, the Indenture Trustee shall (on the basis of the information set forth in the related Monthly Settlement Statement) use the Series Allocable Collections and Investment Proceeds deposited in the Interest Subaccount to make the following distributions in the following amounts, according to the following priorities, satisfying, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

         (i) to the Class A-1 Noteholders and Class A-2 Noteholders, respectively, Monthly Interest on the Class A-1 Notes and the Class A-2 Notes on such Payment Date on a pro rata basis (based on interest due) as between the Class A-1 Notes and the Class A-2 Notes;

         (ii) to the Class B Noteholders, Monthly Interest on the Class B Notes on such Payment Date;

         (iii) to the Class C Noteholders, Monthly Interest on the Class C Notes on such Payment Date; and

         (iv)    to the Servicer, the Monthly Servicing Fee, if any.

                 Section 5.03. On Business Days During the Amortization Period. By no later than 1:00 p.m. (New York City time) on each Business Day during the Amortization Period (including, without limitation, on Business Days that are also Payment Dates), the Indenture Trustee shall, upon the written direction of the Servicer or as indicated in the Daily Report, distribute in respect of the Trust Interest the Trust Daily Distribution Amount for such business Day; provided, however , that if on any such Business day the Trust's Participation Amount (after giving effect to any Principal Receivables transferred to the Trust on such date) is less than the Aggregate Available Subordinated Amount calculated as of the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment date immediately following such Determination Date), the Trust Daily Distribution Amount shall be deposited in the Collateral Account.

                 Section 5.04. On Payment Dates During the Amortization Period. By no later than 1:00 p.m. (New York City time) on each Payment Date commencing with the Amortization Commencement Date, the Servicer shall instruct the Indenture Trustee (on the basis of the information set forth in the preceding Monthly Settlement Statement) to apply the funds deposited in the Collateral Account and the Excess Funding Account to make the following distributions:

         (a) Available Noteholder Finance Charge Collections and Investment Proceeds, if any, in respect of the related Settlement Period shall be applied in the following priority:

                 (1) an amount equal to Monthly Interest with respect to each class of Notes for such Payment Date, in the following order of priority: first, to the Class A-1 Notes and Class A-2 Notes, pro rata on the basis of interest due thereon, until paid in full; second to the Class B Notes until paid in full; and third, to the Class C Notes;

                 (2) an amount equal to the Monthly Servicing Fee payable on such Payment Date shall be distributed to the Servicer;

                 (3) an amount equal to the Noteholder Default Amount, if any, for such Payment Date shall be treated as a portion of Available Noteholder Principal Collections for such Payment Date and distributed pursuant to Subsection (c) hereof; and

                 (4) the balance, if any, shall constitute Excess Finance Charge Collections and shall be distributed pursuant to subsection (b) hereof.

         (b) Excess Finance Charge Collections shall be applied in the following priority:

                 (1) an amount equal to the aggregate amount of Noteholder Charge-Offs allocated pursuant to Section 5.05 hereof that have not been previously reimbursed (after giving effect to the allocation of Series Allocable Miscellaneous Payments on such Payment Date) shall be distributed to the Noteholders in reimbursement thereof in the same priority as set forth in subsection (c) hereof; and

                 (2) the balance, if any, shall be distributed in respect of the Trust Interest.

         (c) Available Noteholder Principal Collections shall be applied in the following priority:

                 (1) an amount equal to Monthly Principal for such Payment Date shall be paid to the Noteholders in the following order of priority: first, to the Class A-1 Notes and the Class A-2 Notes, pro rata on the basis of the outstanding principal amounts thereof, until such outstanding principal amounts have been paid in full; second, to the Class B Notes until the outstanding principal amount thereof has been paid in full, and third, to the Class C Notes until the outstanding principal amount thereof has been paid in full; and

                 (2) the balance, if any, shall be (A) paid in respect of the Trust Interest if the Trust's Participation Amount (determined after giving effect to any Receivables transferred to the Trust on such date) exceeds the Aggregate Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Payment Date) and (B) otherwise held in such account as may be specified with respect to any Additional Series.

         (d) Available Trust's Principal Collections shall be applied in the following priority:

                 (1) pursuant to subsection (a) hereof to the extent of the Draw Amount with respect to such Payment Date, if any;

                 (2) in the priority set forth in subsection (c) hereof to the extent of any required Adjustment Payments not made by the Seller; and

                 (3) the balance, if any, shall be distributed in respect of the Trust Interest.

         (e) An amount equal to the excess, if any, of (i) the Excess Trust's Percentage of Series Allocable Finance Charge Collections and Series Allocable Principal Collections for the related Settlement Period, over (ii) the aggregate for such Settlement Period of the Trust Daily Distribution Amounts actually distributed in respect of the Trust Interest, shall be distributed in respect of the Trust Interest.

                 Section 5.05. Allocation of Noteholder Charge-Offs. Noteholder Charge-Offs for any Payment Date shall be applied in reduction of the outstanding principal amount of the Notes as set forth in the Monthly Settlement Statement (in addition to any reductions thereof in respect of distributions of principal on such Payment Date) in the following order of priority: first, to the Class C Notes, until the outstanding principal amount thereof has been reduced to zero; second, to the Class B Notes, until the outstanding principal amount thereof has been reduced to zero, and third, to the Class A-1 Notes and the Class A-2 Notes, pro rata on the basis of the outstanding principal amounts thereof, until the respective outstanding principal amounts thereof have been reduced to zero.

                 Section 5.06. Final Payment of Notes. On the Business Day next succeeding the day on which all amounts due under the Notes have been paid in full, all remaining amounts on deposit in the Collateral Account and the Excess Funding Account shall be paid to the Issuer.

                 Section 5.07. Series Termination Date. If, by thirty days prior to the Series Termination Date, the outstanding principal amount of the Notes has not been reduced to zero and the Servicer has not certified to the Indenture Trustee that it believes, in its sole judgment, that Collections anticipated to be available for distribution on the Series Termination Date will be sufficient to reduce the outstanding principal balance of the Notes to zero, the Receivables shall be sold, disposed and otherwise liquidated in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids, by institutions acceptable to the Indenture Trustee and the Servicer. The Servicer shall promptly after receipt of any offer to purchase the Receivables, inform the Seller of such offer and provide to the Seller a reasonably detailed description of the terms of such offer. The Servicer shall, not less than three Business Days prior to the Series Termination Date, sell such Receivables to (i) the Seller, at the purchase price equal to the highest offer received by the Servicer for the sale of the Receivables, or (ii) the highest bidder for the sale of the Receivables if the Seller does not elect to purchase the Receivables. The proceeds of any such sale shall be deposited in the Collateral Account and shall be paid to the Noteholders on the Series Termination Date. The proceeds of such sale shall be allocated between Finance Charge Collections and Principal Collections in proportion to Finance Charge Receivables and Principal Receivables of the Receivables as of the end of the preceding Settlement Period. For all other purposes the proceeds of such sale shall be treated as Collections and shall be allocated among Series and distributed to Noteholders pursuant to this Article V.


                                   ARTICLE VI

                       SERVICING OF PURCHASED RECEIVABLES

                 Section 6.01. Servicing of Purchased Receivables. The Indenture Trustee, on behalf of the noteholders of all Series, consents to the appointment of Jewelers Financial Services, Inc. as Servicer of the Purchased Receivables pursuant to, and in accordance with the terms of, the Purchase and Servicing Agreement.

                                  ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

                 Section 7.01. Representations and Warranties of the Issuer. On and as of each Purchase Date, the Issuer represents and warrants to the Noteholders that:

                          (a)     Organization; Powers.  The Issuer (1) is a
business trust duly organized, validly existing and in good standing under the laws of Delaware, (2) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (3) is qualified to do business in every jurisdiction where such qualification is required, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect and (4) has the power and authority to execute, deliver and perform its obligations under each of the Transaction Documents and each other agreement or instrument contemplated thereby to which it is a party and to issue the Notes.

                          (b)     Authorization.  The execution, delivery and
performance by the Issuer of each of the Transaction Documents to which it is a party and the performance by the Issuer of the other transactions contemplated thereby (collectively, the "Transactions") (1) have been duly authorized by the Owner Trustee on behalf of the Issuer and (2) shall not (A) violate (i) any provision of law, statute, rule or regulation, which violation would have a Material Adverse Effect, (ii) any provision of the Certificate of Trust of the Issuer, (iii) any order of any Governmental Authority or (iv) any provision of any indenture, agreement or other instrument to which the Issuer is a party or by which it or any of its property is or may be bound, which violation would have a Material Adverse Effect, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument, which conflict, breach or default would have a Material Adverse Effect or (C) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Issuer, except the Liens created, imposed or contemplated by any of the Transaction Documents.

                          (c)     Enforceability.  This Indenture has been duly
executed and delivered by the Issuer and constitutes, and each other Transaction Document when executed and delivered by the Issuer shall constitute, a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject to general principles of equity and to bankruptcy, insolvency, reorganization, moratorium and similar laws now or hereafter in effect relating to creditors' rights generally.

                          (d)     Governmental Approvals.  No action, consent
or approval of, registration or filing with or any other action by any Governmental Authority is or shall be required in connection with the Transactions, except such as have been made or obtained and are in full force and effect.

                          (e)     Investment Company Act.  The Issuer is not an
"investment company" as such term is defined in the Investment Company Act, and the issuance of the Notes, the repayment thereof by the Issuer and the consummation of the Transactions shall not violate any provision of the Investment Company Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

                          (f)     No Defaults.  Except for payment defaults
continuing for a period of not more than one month as of the Cut-Off Date, no default, breach, violation or event permitting acceleration under the terms of any Receivable exists.

                          (g)     No Fraudulent Transfer. The assignment of
pledge of the security interest in the Collateral by the Issuer to the Indenture Trustee does not constitute a fraudulent transfer or fraudulent conveyance under the United States Bankruptcy Code or applicable state bankruptcy or insolvency laws or is otherwise void or voidable or subject to subordination under similar laws or principles or for any other reason.


                                  ARTICLE VIII

                                   COVENANTS

                 Section 8.01. Affirmative Covenants of the Issuer. The Issuer covenants and agrees that, so long as the principal of (or premium, if any) or interest on any Notes shall be unpaid, unless the Majority Noteholders shall otherwise consent in writing, the Issuer shall:

                          (a)     Existence.  Do or cause to be done all things
necessary to preserve, renew and keep in full force and effect its legal existence and maintain such legal existence separate from that of the Seller and any Affiliate thereof.

                          (b)     Obligations and Taxes.  Pay its Indebtedness
and other obligations promptly before the same shall become delinquent or in default and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided that, such payment and discharge shall not be required with respect to any such Indebtedness, obligation, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Issuer shall have set aside on its books adequate reserves with respect thereto.

                          (c)     Litigation and Other Notices.  Furnish to the
Indenture Trustee prompt written notice of the following:

                 (1) any Early Amortization Event or Potential Early Amortization Event, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

                 (2) the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Issuer that, if adversely determined, would have a Material Adverse Effect;

                 (3) any notices received by the Issuer under the Purchase and Servicing Agreement (together with copies thereof); and

                 (4) any Lien asserted against any of the Collateral of which it is aware (other than any Lien created, imposed or contemplated by any of the Transaction Documents).

                          (d)     Information to the Noteholders.  On each
Payment Date, forward to the Indenture Trustee for distribution to each Noteholder the Monthly Settlement Statement and for so long as any of the Notes are "restricted securities" within the meaning of Rule 144 under the Securities Act, cooperate (and direct the Servicer to cooperate) with the Indenture Trustee to provide to any Noteholder and to any prospective purchaser of the Notes, upon the request of such Noteholder or prospective purchaser, any information required to be provided to such Noteholder or prospective purchaser to satisfy the conditions, if applicable, set forth in Rule 144A(d)(4) under the Securities Act.

                          (e)     Daily Reports and Monthly Settlement
Statements. Prepare or direct the Servicer to prepare and deliver each Daily Report and Monthly Settlement Statement pursuant to the Purchase and Servicing Agreement; and prepare or direct the Servicer to prepare such other monthly financial and statistical reports, cash flow reports and records of Purchased Receivables performance that may be reasonably requested by the Indenture Trustee, acting at the written direction of the Majority Noteholders.

                          (f)     Compliance with Laws.  At all times observe
and comply in all material respects with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of any Governmental

Authority that are now or may at any time be applicable to the Issuer, except
(1) for any nonobservance or noncompliance that would not have a Material Adverse Effect or (2) for any observance or compliance that shall be contested in good faith and by appropriate proceedings diligently conducted by the Issuer.

                          (g)     Delivery of Materials for the Collection of
Purchased Receivables. Upon the occurrence and during the continuance of an Early Amortization Event and upon the written request of the Indenture Trustee, acting at the written direction of the Majority Noteholders, make such arrangements with respect to the collection of the Purchased Receivables as may be reasonably requested by the Indenture Trustee, acting at the written direction of the Majority Noteholders.

                          (h)     Maintenance of Office or Agency.  Maintain an
office or agency within the United States of America where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Corporate Trust Office of the Indenture Trustee such office or agency. The Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee at its Corporate Trust Office as its agent to receive all such presentations, surrenders, notices and demands.

                          (i)     Inspection.  From time to time, at any
reasonable time during normal business hours and, so long as no Early Amortization Event has occurred and is continuing upon at least two (2) Business Days' prior notice, permit representatives of the Indenture Trustee, acting at the written direction of the Majority Noteholders, to examine and make copies of and abstracts from its records relating to the Purchased Receivables.

                          (j)     Collateral Records.  Maintain or direct the
Servicer to maintain satisfactory and complete records of the Collateral, including without limitation a record of all payments received and all credits granted with respect to the Collateral.

                          (k)     Legend.  Mark conspicuously with a legend its
computer records and credit files pertaining to the Collateral and the Related Contracts, to evidence this Indenture and the assignment and security interest granted hereby.

                          (l)     Purchase and Servicing Agreement.  Upon
request of the Indenture Trustee, acting at the written direction of the Majority Noteholders, make to any counterpart to the Purchase and Servicing Agreement such demands and requests for information and reports or for action as the Issuer is entitled to make under the Purchase and Servicing Agreement.

                          (m)     Further Assurances.  At any time and from
time to time, at its expense, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Indenture Trustee, acting at the written direction of the Majority Noteholders, may reasonably request, to perfect and protect the assignments and security interests granted or purported to be granted by this Indenture or to enable the Indenture Trustee to exercise and enforce its rights and remedies under this Indenture with respect to any Collateral, including without limitation (1) the delivery and pledge to the Indenture Trustee of any Collateral evidenced by a promissory note or other instrument (which is not chattel paper), duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form satisfactory to the Indenture Trustee and
(2) the execution and filing of such financing or continuation statements pertaining to the Collateral, or amendments thereto, which the Indenture Trustee may file without the signature of the Issuer where permitted by law (the Indenture Trustee shall promptly send the Issuer copies of any such financing or continuation statements that it files without the signature of the Issuer except, in the case of filings of copies of this Indenture as financing statements, the Indenture Trustee shall promptly send the Issuer the filing or recordation information with respect thereto).

                          (n)     Payment of Taxes.  Pay all taxes, duties,
fees or other charges levied or imposed by any Governmental Authority on the Issuer in respect of this Indenture or the issuance of the Notes, and pay any stamp duty, tax, required deduction or withholding or other amount required to be paid to introduce this document into evidence to enforce the Notes, except for any such payments that are being contested in good faith by appropriate proceedings and for which the Issuer shall have set aside on its books adequate reserves.

                          (o)     Compliance with Trust Agreement.  At all
times to observe and comply in all material respects with the provisions of the Trust Agreement and to conduct its business in accordance with the terms of the Trust Agreement.

                 Section 8.02. Negative Covenants of the Issuer. The Issuer covenants and agrees that, so long as the principal of (or premium, if any) or interest on any Notes shall be unpaid, unless the Majority Noteholders shall otherwise consent in writing, the Issuer shall not:

                          (a)     Indebtedness.  Incur, create, assume or
permit to exist any Indebtedness, except: (1) Indebtedness evidenced by the Notes and the Subordinated Note; (2) Indebtedness representing fees, expenses, indemnities and other amounts payable pursuant to and in accordance with the Transaction Documents; and (3) Indebtedness for Issuer Expenses; provided that, nothing in this Section 8.02(a) shall prohibit or be deemed to prohibit the Issuer from receiving any capital contribution from the Seller.

                          (b)     Liens.  Incur, create, assume or permit to
exist any Lien on any property or assets (including stock or other securities) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the Liens created, imposed or contemplated by any of the Transaction Documents and any Lien created, imposed or contemplated in connection with any repurchase obligation which is an Eligible Investment; provided, that, nothing in this Section 8.02(b) shall prohibit or be deemed to prohibit the Issuer from suffering to exist upon any of the Purchased Receivables any Liens for municipal, local or state taxes if such taxes shall not at the time be due and payable or if the Issuer shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

                          (c)     Guarantee.  Incur, create, assume or permit to
exist any Guarantee.

                          (d)     Creditors.  Create or permit to exist any
creditors other than the holders of Indebtedness permitted by Section 8.02(a) of this Indenture.

                          (e)     Business of Issuer.  Engage at any time in
any business or business activity other than the acquisition of Receivables pursuant to the Purchase and Servicing Agreement, the activities incidental to the purchase and ownership of such Receivables, the issuance of the Notes, the Transactions, the making of any investments permitted under this Indenture, the other incidental and related transactions expressly permitted under the Transaction Documents, and the other activities permitted by the Trust Agreement.

                          (f)     Mergers, Consolidations, Sales of Assets and
Acquisitions. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any of its assets, including the Collateral (whether now owned or hereafter acquired), or purchase, lease or otherwise acquire (in one transaction or a series of transactions) any of the assets of any other Person, other than the acquisition of Receivables and the sale of Purchased Receivables pursuant to the Purchase and Servicing Agreement and the repayment of the Notes and the Subordinated Note pursuant to this Indenture and the Purchase and Servicing Agreement.

                          (g)     Transactions with Affiliates.  Sell or
transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates except as permitted under this Indenture and the Purchase and Servicing Agreement.

                          (h)     Other Agreements.  Enter into or be a party
to any agreement, instrument or transaction other than the Transaction Documents and the agreements, documents, instruments and transactions related thereto or contemplated thereby.

                          (i)     No Powers of Attorney.  Grant any powers of
attorney to any Person for any purposes except (1) for the purpose of permitting any Person to perform any ministerial functions on behalf of the Issuer that are not prohibited by or inconsistent with the terms of the Transaction Documents or (2) as permitted or contemplated by the Transaction Documents.


                                   ARTICLE IX

                                  REDEMPTIONS

                 Section 9.01. Optional Full Redemption of the Notes. The Notes may be redeemed at the option of the Trust, in whole but not in part (an "Optional Full Redemption"), on any Payment Date commencing with the
Amortization Commencement Date (an "Optional Full Redemption Date").   The
purchase price for an Optional Full Redemption (the "Optional Full Redemption Price") for each Note shall equal the outstanding principal amount of each Note to be redeemed together with accrued and unpaid interest thereon at the applicable Note Rate to the Optional Full Redemption Date.

                 Section 9.02. Partial Redemption of the Notes. The Notes shall be redeemed at the option of the Trust in part (a "Partial Redemption"), on the Payment Date occurring not earlier than two weeks after an Optional Redemption Announcement Date (a "Partial Redemption Date"), pro rata in accordance with the outstanding principal amount of each class of Notes, in an amount equal to the Partial Redemption Amount, if (i) one of the Seller Divisions is sold to an unaffiliated purchaser (a "Division Sale Optional Redemption") or (ii) the amount of funds in the Excess Funding Account has equaled or exceeded $60 million on each of the two Determination Dates preceding such Optional Redemption Announcement Date (an "Excess Funding Account Optional Redemption"). The redemption price for a Partial Redemption (the "Partial Redemption Price") for each Note shall equal the sum of (i) the outstanding principal amount of the Note so redeemed, (ii) accrued and unpaid interest on the principal amount of such Note at the applicable Note Rate and
(iii) the Partial Redemption Premium.

                 Section 9.03. Mechanics of an Optional Full Redemption and Partial Redemption. An Optional Full Redemption, a Division Sale Optional Redemption and an Excess Funding Account Optional Redemption shall be effected as follows:

         (a) the Issuer, at its expense, shall provide a written notice thereof to the Indenture Trustee not less than 15 Business Days prior to the Optional Full Redemption Date or Partial Redemption Date, as applicable (an "Optional Redemption Notice"), which Optional Redemption Notice shall be irrevocable and shall:

                 (1) identify the redemption as an Optional Full Redemption, a Division Sale Optional Redemption or an Excess Funding Account Optional Redemption;

                 (2) set forth the applicable Optional Full Redemption Date or the Partial Redemption Date and in the case of a Partial Optional Redemption, the aggregate outstanding principal amount of Notes to be redeemed for each $1,000 in original principal amount of Notes and the Partial Redemption Premium to be paid;

                 (3) if such redemption is a Division Sale Optional Redemption or an Excess Funding Account Optional Redemption, provide that the Notes are being redeemed on a pro rata basis; and

                 (4) if Definitive Notes are outstanding, identify the location where the Definitive Notes (or portion thereof) being redeemed are to be surrendered for payment;

         (b) with respect to an Excess Funding Account Optional Redemption, the Indenture Trustee shall promptly after receipt of the Optional Redemption Notice withdraw from the Excess Funding Account and deposit in the Optional Redemption Account an amount equal to the aggregate outstanding principal amount of Notes to be redeemed as set forth in the Optional Redemption Notice;

         (c) the Indenture Trustee shall provide to each Noteholder (with a copy to the Issuer) a notice containing the information set forth in Section 9.03(a) within 3 Business Days of the receipt of such Optional Redemption Notice from the Issuer;

         (d) the Issuer shall, not later than two (2) Business Days prior to the Optional Full Redemption Date or any Partial Redemption Date, provide each Noteholder and the Indenture Trustee by facsimile transmission a written notice of the Optional Full Redemption Price or the Partial Redemption Price, as the case may be, including the Partial Redemption Premium, if any, for each $1,000 in original principal amount of Notes, payable in connection with such redemption (an "Optional Redemption Premium Calculation"); and

         (e) on the Optional Full Redemption Date or the Partial Redemption Date, as applicable, the Optional Full Redemption Price or the Partial Redemption Price, as the case may be, shall be paid as follows:

                 (1) not later than 10:00 a.m. (New York City time) on such Optional Full Redemption Date or Partial Redemption Date, the Issuer shall deposit or cause to be deposited with the Indenture Trustee, an amount of immediately available funds that, together with funds on deposit in the Optional Redemption Account, if any, is sufficient to pay the Optional Full Redemption Price or the Partial Redemption Price, as the case may be, due and payable by the Issuer on such Optional Full Redemption Date or Partial Redemption Date with respect to the redemption of the Notes (or that portion of the Notes) being redeemed; and

                 (2) after the deposit of such funds described in Section 9.03(e)(1) above, but not later than 1:00 p.m. (New York City time) on such Optional Full Redemption Date or Partial Redemption Date, the Indenture Trustee shall (A) with respect to each Noteholder all or any portion of the Notes of which are being redeemed on such Optional Full Redemption Date or Partial Redemption Date that is a Wire Transfer Payment Recipient, wire transfer to such Noteholder, in immediately available funds and pursuant to the Account Payment Instructions of such Noteholder, that portion of the Optional Full Redemption Price or the Partial Redemption Price, as the case may be, due and payable to such Noteholder with respect to such Notes (or portion thereof) being redeemed, against surrender by such Noteholder of such Notes; and (B) with respect to each Noteholder all or any portion of the Notes of which are being redeemed on such Optional Full Redemption Date or Partial Redemption Date that is not a Wire Transfer Payment Recipient, make available, at the Indenture Trustee's Corporate Trust Office, a check in the amount of that portion of the Optional Full Redemption Price or the Partial Redemption Price, as the case may be, due and payable to such Noteholder with respect to such Notes (or portion thereof) being redeemed, against surrender by such Noteholder of such Notes.

                 Section 9.04. Amounts Due; Premium; Notice; Partial Redemptions; Wire Transfer Payment Recipients. All amounts with respect to the Notes (or that portion of the Notes) to be redeemed on any Optional Full Redemption Date or Partial Redemption Date shall be due and payable on such date and, from and after such date (unless the Issuer shall default on the payment of such amounts), such Notes or portion thereof shall cease to bear interest. The Partial Redemption Premium (1) shall be calculated by the Issuer pursuant to the formula set forth in Annex III to this Indenture and (2) as set forth in the Optional Redemption Premium Calculation, shall be binding upon the Issuer and each Noteholder of the Notes. If by reason of the temporary or permanent suspension of regular mail service or by reason of any other cause, it shall be impracticable to give any notice prescribed by Section 9.03 of this Indenture to the Noteholders, then such notification in lieu thereof as shall be made by the Issuer shall constitute sufficient provision of such notice; provided that, such notification shall, so far as may be practicable, approximate the terms and conditions of the notice in lieu of which it is given. Neither the failure to give notice nor any defect in any notice given to any particular Noteholder shall affect the sufficiency of any notice with respect to any other Noteholder or any other Notes. Presentation of the Notes are not required with respect to a Partial Redemption of any Notes.

                 Section 9.05.  Scheduled Redemption of the Notes.
         (a) If the Issuer shall not have given notice by June 15, 1999 that it will redeem the Notes in full on the Payment Date occurring in July, 1999, the Servicer, on behalf of the Trustee and the Noteholders, will promptly solicit bids for the purchase of all or a portion of the Receivables for a purchase price that, together with funds on deposit in the Collateral Account and Excess Funding Account and Investment Proceeds available for payment of the Notes on the Scheduled Redemption Date, will be sufficient to pay in full (a) the outstanding principal balance of the Notes, (b) Monthly Interest for each class of Notes payable on the Scheduled Redemption Date and (c) any unpaid Servicing Fees payable to the Servicer on or prior to the Scheduled Redemption Date. The Servicer shall promptly, after receipt of any offer to purchase the Receivables, inform the Seller of such offer and provide to the Seller a reasonably detailed description of the terms of such offer. The Servicer shall, not less than three Business Days prior to the Scheduled Redemption Date, sell such Receivables to
(i) the Seller at the purchase price equal to the highest offer received by the Servicer for the sale of such Receivables, or (ii) the highest bidder for the sale of such Receivables if the Seller does not purchase such Receivables. The proceeds of any such sale of Receivables shall be deposited in the Collateral Account and treated as Collections and shall be paid to the Noteholders on the Scheduled Redemption Date.

         (b) If the Servicer is unable to obtain a bid equal to the amount required pursuant to subsection (a) above, an Amortization Period will commence at the beginning of the August Cycle Month in 1999 and Collections will be allocated on each Business Day pursuant to Section 5.03 and paid to the Noteholders (together with funds on deposit in the Excess Funding Account available for payment on the Payment Date occurring in September, 1999) pursuant to Section 4.03(f).

                 Section 9.06. Mandatory Redemption. The Servicer shall, in connection with any sale of a Seller Division, calculate the average of the Pro Forma Net Yields for the three Settlement Periods immediately preceding the Settlement Date on or immediately preceding the Optional Redemption Announcement Date with respect to (x) all Receivables and (y) all Receivables other than Receivables originated by such Seller Division. If the average of the Pro Forma Net Yields calculated pursuant to clause (y) is less than (i) the excess of (a) the average of the Pro Forma Net Yields calculated pursuant to clause
(x) over (b) 3.00%, or (ii) the average of (a) the Base Rates for such Settlement Periods minus (b) 5.00%, the Issuer shall, on the Payment Date occurring on or immediately following the date that is two weeks after the Optional Redemption Announcement Date, redeem Notes in an aggregate outstanding principal amount such that the remaining outstanding principal balance of the Notes equals the Target Note Amount. The "Target Note Amount" shall equal an amount such that, if substituted for the denominator of the Pro Forma Net Yield, the resulting percentage equals the greater of the percentages set forth in clauses (i) and (ii) of the preceding sentence.


                                   ARTICLE X

                    REMEDIES OF THE TRUSTEE AND NOTEHOLDERS

                 Section 10.01. Early Amortization Events. The occurrence of any of the following events shall constitute an "Early Amortization Event":

         (a) failure to pay (1) principal of or interest on any of the Notes (other than failure to pay the Partial Redemption Price or Optional Full Redemption Price of any Notes) when the same shall be due and payable, which failure continues unremedied for three Business Days or (2) the Partial Redemption Price or Optional Full Redemption Price of any Notes on the Partial Redemption Date or Optional Full Redemption Date, respectively, which failure continues unremedied for three (3) Business Days;

         (b) failure to cure a Borrowing Base Deficiency, which failure continues unremedied for three (3) Business Days; or the excess of (i) the aggregate principal amount of Eligible Receivables over (ii) the Available Subordinated Amount shall fail to equal or exceed the excess of (x) the outstanding principal amount of the Notes over (y) the amount of funds on deposit in the Excess Funding Account, which failure shall continue unremedied for three (3) Business Days;

         (c) breach by the Issuer under this Indenture of any covenant, which breach remains unremedied for sixty (60) days after the Issuer's receipt of written notice of such breach from the Indenture Trustee;

         (d) breach by the Issuer under Section 13.03 of this Indenture (pertaining to amendments or modifications to the Purchase and Servicing Agreement), which breach remains unremedied for thirty days after the Issuer's receipt of written notice of such breach from the Indenture Trustee;

         (e) an involuntary petition or any other pleading shall be filed in a court of competent jurisdiction seeking (1) relief in respect of the Issuer, the Seller or the Servicer or of a substantial part of the property or assets thereof, under the Bankruptcy Code, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (2) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Issuer, the Seller or the Servicer or for a substantial part of the property or assets thereof or
                 (3) the winding-up or liquidation of the Issuer, the Seller or the Servicer; and such proceeding, petition or pleading shall continue undismissed for sixty (60) days;

         (f) the Issuer, the Seller or the Servicer shall (1) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (2) consent to the institution of, or fail to contest in a timely manner, any proceeding or the filing of any petition described in Section 10.01(e) above, (3) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Issuer, the Seller or the Servicer or for a substantial part of the property or assets thereof, (4) make a general assignment for the benefit of creditors or (5) become unable, admit in writing its inability or fail generally to pay its debts as they become due;

         (g) the due date of the indebtedness outstanding under the Working Capital Credit Agreement shall be accelerated or the loans thereunder shall mature and shall be unpaid;

         (h) the average of the Base Rates for the Interest Periods relating to any three (3) consecutive Payment Dates exceeds the average of the Net Yields for the related Settlement Periods by more than 6.00%;

         (i) failure by the Servicer to perform in any material respect its obligations as Servicer under the Purchase and Servicing Agreement, which failure would have a material adverse effect on the rights and remedies of the Noteholders;

         (j) the Issuer becoming required to register as an "investment company" under the Investment Company Act;

         (k) any representation or warranty in the Purchase and Servicing Agreement shall prove to have been false or misleading in any material respect when made and which continues to be incorrect in any material respect for a period of sixty (60) days after the Issuer's receipt of written notice thereof from the Indenture Trustee and as a result of which the interest of the Noteholders are materially and adversely affected; and

         (l) the amount of funds in the Excess Funding Account shall exceed $100 million for five (5) consecutive Business Days and the Issuer shall not have provided notice to the Indenture Trustee of a Partial Redemption in accordance with Section 9.03 hereof, which Partial Redemption shall be in an amount such that after giving effect to the withdrawal from the Excess Funding Account pursuant to Section 4.04(b) hereof, the amount of funds remaining in the Excess Funding Account shall be less than $100 million.


                 If any event described in clauses (a)(2), (c), (d), (i) or (k) of Section 10.01 occurs, an Early Amortization Event shall be deemed to have occurred only if, after the applicable grace period described in such clauses, if any, either (A) the Indenture Trustee acting under the written direction of the Majority Noteholders, by written notice to the Seller and the Servicer or
(B) the Majority Noteholders by written notice to the Issuer and the Indenture Trustee declare that an Early Amortization Event has occurred as of the date of such notice. If any event described in clauses (a)(1), (b), (e), (f), (g),
(h), (j) or (l) of Section 10.01 occurs, an Early Amortization Event shall be deemed to have occurred immediately upon the occurrence of such event, without any notice or other action on the part of the Indenture Trustee or the Noteholders. The Early Amortization Period shall commence as of the day on which the Early Amortization Event occurs.

                 Notwithstanding the foregoing, a delay in or failure in performance referred to in clauses (a)(1) and (2) above for a period of ten (10) Business Days after the applicable grace period, or in clauses (c), (h) or (j) above for a period of thirty (30) Business Days after the applicable grace period, shall not constitute an Early Amortization Event until the expiration of such additional ten (10) or thirty (30) Business Days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Issuer or the Servicer and such delay or failure was caused by a Force Majeure. The Issuer and the Servicer shall nevertheless be required to use their best efforts to perform their obligations in a timely manner in accordance with the terms of the transaction documents, and the Issuer and/or the Servicer, as applicable, shall promptly give the Indenture Trustee and, in the case of such delay or failure in performance by the Servicer, the Issuer, any provider of Enhancement, the Seller and noteholders of each Series issued and outstanding prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations.

                 Section 10.02.  Remedies.

                 (a) Following the occurrence of an Early Amortization Event, the Indenture Trustee, acting at the written direction of the Majority Noteholders, may apply all or any part of the Collections to the payment of the Secured Obligations of the Issuer under this Indenture or under any of the other Transaction Documents, as provided herein, and all rights and remedies provided under all other applicable laws, which rights, in the case of each and all of the foregoing, shall be cumulative.

                 (b) The Issuer shall be deemed to have appointed the Indenture Trustee its attorney-in-fact with full authority in its place and stead, and in its name, to take any action and to execute any instrument necessary to accomplish the purposes of this Indenture pursuant to and in accordance with the terms of this Indenture, including without limitation to
(1) ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral, (2) settle, compromise, compound, prosecute or defend any action or proceeding with respect to the Collateral, (3) receive, endorse and collect all drafts or other instruments and documents made payable to the Issuer in connection therewith or representing any payment, dividend or other distribution in respect of the Collateral or any part or proceeds thereof, and give full discharge for the same or (4) extend the time of payment of or make any allowance or adjustment with respect to any or all of the Collateral.

                 Section 10.03. Additional Rights Upon the Occurrence of Certain Events. (a) If an Insolvency Event shall occur with respect to the Seller, this Agreement and the Trust shall be deemed to have terminated on the sixty-first day following the Publication Date subject to the last paragraph of this subsection (a); provided, that within fifteen days of the date of written notice to an Authorized Officer of the Indenture Trustee of such Insolvency Event, the Indenture Trustee shall:

                 (i) publish a notice in an Authorized Newspaper that an Insolvency Event has occurred with respect to the Seller and that the Indenture Trustee intends to sell, dispose of or otherwise liquidate the Receivables and the related transferred assets pursuant to this Indenture in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids (a "Disposition"); and

                 (ii) send written notice substantially in the form set forth in Exhibit E hereto via Federal Express or another similar overnight courier to the Noteholders describing the provisions of this Section
         10.03 and requesting each Noteholder to advise the Indenture Trustee in writing whether or not it wishes the Indenture Trustee to instruct the Servicer not to effectuate a Disposition.

                 If, after sixty (60) days from the day notice pursuant to clause (a)(i) is first published (the "Publication Date"), the Indenture Trustee shall not have received the written instruction described in clause
(a)(ii) above from a majority in aggregate principal amount of the noteholders of any class, the Indenture Trustee shall instruct the Servicer to effectuate a Disposition, and the Servicer shall proceed to consummate a Disposition. If, however, a majority in the aggregate principal amount of the noteholders of any class instruct the Indenture Trustee not to effectuate a Disposition, the Trust shall continue pursuant to the terms of this Agreement.

                 (b) Notwithstanding the termination of this Agreement and the Trust pursuant to clause (a), the proceeds from any Disposition of the Receivables and the related transferred assets pursuant to clause (a) shall be treated as Collections on the Receivables and shall be deposited in the Collateral Account.

                 (c) The Indenture Trustee may appoint an agent or agents to assist with its responsibilities pursuant to this Section 10.03 with respect to competitive bids.

                 (d) The Seller or any of its Affiliates shall be permitted to bid for the Receivables and the related transferred assets. The Indenture Trustee may obtain a prior determination from any bankruptcy trustee, receiver or liquidator that the terms and manner of any proposed Disposition are commercially reasonable.

                 (e) Notwithstanding the termination of this Indenture and the Trust pursuant to clause (a), the Indenture Trustee shall continue to have the rights described in Section 10.02 and Article XI, and be subject to direction on terms consistent with those set out in Section 10.07, pending the completion of any Disposition and/or the reconstitution of the Trust.

                 Section 10.04. Indenture Trustee May Enforce Claims Without Possession of the Notes. All rights of action and claims under this Indenture and the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, be for the ratable benefit of the Noteholders. In any Proceedings brought by the Indenture Trustee (including without limitation any Proceeding involving the interpretation of any provision of this Indenture), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholders parties to any such Proceeding.

                 Section 10.05. Restoration of Rights. In the event the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture, and such Proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Indenture Trustee or such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions and rights under this Indenture, and all rights, remedies and powers of the Issuer, the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

                 Section 10.06. Limitations on Suits by Noteholders. No Noteholder shall have any right to institute any Proceeding, judicial or otherwise, upon, under or with respect to this Indenture or the Notes, or for the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official, or for any other remedy under this Indenture or the Notes, unless:

         (a) such Noteholder shall have previously given written notice to the Indenture Trustee and to the Issuer of a continuing Early Amortization Event;

         (b) the Majority Noteholders shall have previously (1) made written request to the Indenture Trustee to institute, or to cause the institution of, Proceedings in respect of such Early Amortization Event in its own name as Indenture Trustee under this Indenture and (2) offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities that may reasonably be incurred by the Indenture Trustee in compliance with such request;

         (c) the Indenture Trustee, for sixty (60) days after its receipt of such notice, request and offer of indemnity, has failed to institute any such Proceeding; and

         (d) no direction inconsistent with such request has been given to the Indenture Trustee during such sixty (60) day period by the Majority Noteholders;

it being understood and intended that no Noteholder or Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or the Notes to affect, disturb or prejudice the rights of any other Noteholder or Noteholders, or to obtain or to seek to obtain priority or preference over any other such Noteholder or Noteholders (except as set forth in this Indenture) or to enforce any right under this Indenture or the Notes, except in the manner provided in this Indenture and for the equal and proportionate benefit of all the Noteholders.

                 Section 10.07. Control by Noteholders. Pursuant to the terms and provisions of this Indenture, the Majority Noteholders are authorized to direct the Indenture Trustee to take all actions on behalf of the Noteholders under this Indenture, the Notes and the other Transaction Documents and to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee or the Noteholders, or the exercising of any trust or power conferred on the Indenture Trustee under this Indenture, the Notes or the other Transaction Documents; provided that, such direction shall not conflict with any rule of law or this Indenture, the Notes or the other Transaction Documents; and provided further that, subject to the provisions of
Section 11.01
of this Indenture, the Indenture Trustee shall have the right to decline to follow any such direction (1) if the Indenture Trustee is advised pursuant to the advice or an opinion of counsel that the action or Proceeding so directed may not lawfully be taken or (2) if an Authorized Officer of the Indenture Trustee determines in good faith that the action or Proceeding so directed would involve the Indenture Trustee in personal liability. Nothing in this Indenture shall impair the right of the Indenture Trustee in its discretion to take any action deemed proper by the Indenture Trustee and which is not inconsistent with any direction by the Majority Noteholders.

                 Section 10.08. Indenture Trustee To Give Notice of Early Amortization Event, But May Withhold in Certain Circumstances. The Indenture Trustee shall transmit to the Noteholders and each Rating Agency notice of any Early Amortization Event known to an Authorized Officer of the Indenture Trustee, such notice to be transmitted within fifteen (15) days after the occurrence thereof; provided, however, that the Indenture Trustee shall not be required to transmit to the Noteholders such notice if such Early Amortization Event shall have been cured before the giving of such notice.


                                   ARTICLE XI

                             CONCERNING THE TRUSTEE

                 Section 11.01. Duties and Responsibilities of the Indenture Trustee; Prior to Early Amortization Event; After Early Amortization Event. Except as otherwise required by law, the Indenture Trustee, prior to the occurrence of an Early Amortization Event and after the curing or waiving of all Early Amortization Events which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. Except as otherwise required by law, prior to the occurrence of an Early Amortization Event and after the curing or waiving of all Early Amortization Events which may have occurred, the Indenture Trustee shall at all times exercise reasonable care with respect to the Collateral. The Indenture Trustee shall be deemed to have exercised reasonable care with respect to the Collateral if the Collateral is accorded treatment substantially equal to that which the Indenture Trustee accords its own property. If an Early Amortization Event of which an Authorized Officer has knowledge of has occurred (which has not been cured or waived), the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. If an Early Amortization Event of which an Authorized Officer has knowledge of has occurred (which has not been cured or waived), the Indenture Trustee shall at all times exercise such care with respect to the Collateral as a prudent man would exercise with respect to his own property. No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, provided that:

         (a) prior to the occurrence of an Early Amortization Event and after the curing or waiving of all such Early Amortization Events which may have occurred:

                 (1) the duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of this Indenture, and the Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

                 (2) in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision of this Indenture are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

         (b) the Indenture Trustee shall not be liable for any error of judgment made in good faith by an Authorized Officer of the Indenture Trustee, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

         (c) the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Majority Noteholders relating to the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture or any Series Supplement;

         (d) the Indenture Trustee shall not be charged with knowledge of any failure by the Servicer to comply with any of its obligations under the Purchase and Servicing Agreement unless an Authorized Officer of the Indenture Trustee obtains actual knowledge of such failure or the Indenture Trustee receives written notice of such failure;

         (e) the Indenture Trustee shall not be charged with knowledge of an Early Amortization Event unless an Authorized Officer obtains actual knowledge of such event or the Indenture Trustee receives written notice of such event from the Servicer or the Majority Noteholders;

         (f) the Indenture Trustee shall have no duty to monitor the performance of the Servicer, nor shall it have any liability in connection with malfeasance or nonfeasance by the Servicer provided, however, that the Trustee shall forward to the Noteholders any reports, certificates, or other documents required to be delivered pursuant to this Indenture and the Purchase and Servicing Agreement; the Indenture Trustee shall have no liability in connection with compliance of the Servicer or the Seller with statutory or regulatory requirements related to the Receivables; the Indenture Trustee shall not make or be deemed to have made any representations or warranties with respect to the Receivables or the validity or sufficiency of any assignment of the Receivables to the Trust or the Indenture Trustee; and

         (g) the Indenture Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or under any Series Supplement or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.





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

                 Section 11.02. Certain Rights of the Indenture Trustee. Subject to Section 11.01 of this Indenture:

         (a) the Indenture Trustee may conclusively rely and shall be fully protected in acting or refraining from acting, as applicable, in accordance with any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) unless expressly required otherwise, any request or direction of the Issuer mentioned in this Indenture shall be sufficiently evidenced by a written request or order signed by an Authorized Officer of the Owner Trustee;

         (c) whenever in the administration of this Indenture the Indenture Trustee shall deem it desirable that a matter (including without limitation an Early Amortization Event) be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a certificate of a Financial Officer of the Servicer;

         (d) the Indenture Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (e) the Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (f) prior to the occurrence of an Early Amortization Event and after the curing or waiving of all such Early Amortization Events which may have occurred, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, unless so requested in writing by the Majority Noteholders, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, upon two (2) Business Days prior notice and during normal business hours, the books, records and premises of the Issuer, Seller or Servicer, personally or by agent or attorney;

         (g) the Indenture Trustee may execute any of the trusts or powers under this Indenture or perform any duties under this Indenture either directly or through agents, attorneys, custodians or nominees, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder;

         (h) the Indenture Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture or any Supplement;

         (i) the Indenture Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables for the purpose of establishing the presence or absence of defects, the compliance by the Seller with its representations and warranties or for any other purpose; and

         (j) when the Indenture Trustee incurs expenses or renders services in connection with an Insolvency Event, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law.

                 Section 11.03. Certificate of Authorized Officer and Opinion of Counsel. Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee a certificate of an Authorized Officer of the Issuer stating that all conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent), provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent), have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions in this Indenture relating thereto, (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

                 Section 11.04.  Indemnification.

                 The Issuer agrees to indemnify and hold harmless the Indenture Trustee and each Noteholder and each of its respective directors, officers, employees and agents from and against any and all liabilities, losses, claims, damages, actions, suits, judgments, demands, costs and expenses (including reasonable legal fees and expenses) sustained by reason of any acts, omissions or alleged acts or omissions relating to or arising out of the activities of the Trust or the Indenture Trustee pursuant to this Indenture or in connection with the Issuer's performance under this Indenture or the Purchase and Servicing Agreement, except to the extent such liabilities, losses, claims, damages, actions, suits, judgments, demands, costs or expenses are caused by the gross negligence or wilful misconduct of the Indenture Trustee or any of its directors, officers, employees or agents. Notwithstanding the foregoing, the rights of the Indenture Trustee hereunder to indemnification from the Issuer shall be subordinated to the rights of the Noteholders to indemnification hereunder from the Issuer and payments to the Indenture Trustee in respect of such indemnification shall be payable solely from amounts available for distribution to the Trust pursuant to Article V hereof. The Indenture Trustee's rights and remedies in respect of





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

claims for indemnification from the Issuer hereunder shall be subject to the provisions of Section 14.08 hereof. The indemnity set forth in this Section
11.04 shall survive the resignation or removal of the Indenture Trustee and the satisfaction or discharge termination of this Indenture.

                 Section 11.05. Fees and Expenses of the Indenture Trustee. The fees and expenses of the Indenture Trustee will be paid out of the Servicing Fee paid to the Servicer pursuant to Section 6.02 of the Purchase and Servicing Agreement.

                 Section 11.06. Acts of Noteholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and where it is hereby expressly required, to the Issuer or any other Person. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture or any other Transaction Document and (subject to Section 11.01 of this Indenture) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 11.06. The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Indenture Trustee deems sufficient. Any request, demand, authorization, direction, notice, consent, waiver or other action by any Noteholder shall bind the Noteholder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon whether or not notation of such action is made upon such Note. The ownership of a Note for the purpose of this Section 11.06 shall be proved by the Note Register.





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                 Section 11.07.  Payments on the Notes.  On each Payment Date
(whether during the Interest-Only Period or the Amortization Period), the Indenture Trustee shall effect all payments with respect to the Notes pursuant to and in accordance with the terms of this Indenture.

                 Section 11.08. Documents and Information. Whenever the Indenture Trustee has the right to require the delivery of information pursuant to this Indenture or any other Transaction Document, the Indenture Trustee shall, acting at the written direction of the Majority Noteholders, request the delivery of such information pursuant to such document. The Indenture Trustee shall make available copies of any document, report or schedule delivered to it pursuant to this Indenture or any other Transaction Document for inspection upon the written request of any of the Noteholders, and shall forward a copy of any such document, report or schedule to any Noteholder, at such Noteholder's expense, upon the written request of such Noteholder. The Indenture Trustee shall also furnish a copy of any such document, report or schedule to each Rating Agency at the expense of the Issuer. The Indenture Trustee shall, upon a Noteholder's written request, advise the Noteholder to the extent then known of (1) the amount of interest and Monthly Principal due on the next Payment Date with respect to each $1,000 in principal amount of the Notes and with respect to the outstanding principal amount of all Notes, and (2) the outstanding principal amount of each Note and the outstanding principal amount of all Notes.

                 Section 11.09. Application of Funds; Return of Unclaimed Funds. Until used or applied as provided in this Indenture, all funds received by the Indenture Trustee under this Indenture shall be held in trust for the purposes for which they were received, shall be uninvested for as long as such funds are held in trust (unless otherwise provided by this Indenture) and shall be segregated from other funds of the Indenture Trustee to the extent required by law and under this Indenture. The Indenture Trustee shall be under no liability for interest on any funds received by it except as otherwise agreed with the Issuer. Any funds deposited with the Indenture Trustee for the payment of principal of, and premium (if any) or interest on, the Notes, and remaining unclaimed for two years after the date upon which such principal, premium or interest became due and payable, shall be repaid to the Issuer by the Indenture Trustee upon demand, and any Noteholder to which such deposit related previously entitled to receive payment thereof shall thereafter, as an unsecured general creditor, look only to the Issuer for the payment thereof, and all liability of the Indenture Trustee with respect to such funds shall thereupon cease.





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

                 Section 11.10. Forwarding of Notices. If the Indenture Trustee shall receive any notice, demand or other written communication from any Noteholder pursuant or related to this Indenture, the Notes or any other Transaction Documents, the Indenture Trustee shall promptly forward a copy of such notice, demand or other written communication to the Issuer.

                 Section 11.11. Notes Held by the Indenture Trustee; Rights of Indenture Trustee. The Indenture Trustee, in its individual or other capacity, may become the owner or pledgee of the Notes with the same rights it would have if it were not acting as Indenture Trustee under this Indenture. The Indenture Trustee may become a creditor, directly or indirectly, of the Issuer or any of its Affiliates or agencies, make any loan or loans thereto, hold or become a pledgee of any form of indebtedness thereof (including without limitation the Notes), own, accept or negotiate any drafts, bills of exchange, acceptances or obligations thereof, make disbursements therefor and enter into any commercial or business arrangement therewith without limitation, all without any liability on the part of the Indenture Trustee under this Indenture for any real or apparent conflict of interest by reason of any such dealing.

                 Section 11.12. Inspection. Upon reasonable notice to the Indenture Trustee, the Issuer may, at its sole cost and expense, during normal business hours, inspect and photocopy any Notes held by the Indenture Trustee, any books of registration and transfer relating to the Notes, and any other books and records maintained by the Indenture Trustee under this Indenture or any other Transaction Document. Upon reasonable notice to the Indenture Trustee, the Noteholders may, at their sole cost and expense, during normal business hours, inspect and photocopy all relevant books, records and notices furnished to or available to the Indenture Trustee under or in connection with this Indenture.

                 Section 11.13. Indenture Trustee; Resignation; Removal; Successors. The Issuer agrees, for the benefit of the Noteholders, that there shall at all times be a Indenture Trustee under this Indenture until such time as there are no longer any Notes outstanding under this Indenture, which Indenture Trustee (1) shall be a bank or trust company organized, doing business and in good standing under the laws of the United States of America or of the State of New York with a combined capital and surplus of at least $250 million, (2) shall have a long-term debt rating not less than BBB by Standard & Poor's and, if rated by Duff & Phelps, BBB by Duff & Phelps, or shall otherwise be acceptable to Standard & Poor's and to Duff & Phelps, (3) shall have its principal place of business in the Borough of Manhattan, the City of New York and

(4) shall be authorized under the laws of the United States of America or of the State of New York to exercise corporate trust powers. The Indenture Trustee may at any time resign by giving written notice to the Issuer and the Noteholders of its resignation (which notice shall also be delivered to each Rating Agency), specifying the date on which its resignation shall become effective (which shall not be less than sixty (60) days after the date on which such notice is given unless the Issuer and the Majority Noteholders shall agree to a shorter period); provided that, no resignation shall take effect until the appointment of a successor Indenture Trustee and the acceptance of such appointment by such successor Indenture Trustee in accordance with this Section 11.13. The Indenture Trustee may at any time be removed by the Majority Noteholders by written notice (which notice shall also be delivered to each Rating Agency) from the Majority Noteholders to the Issuer and the Indenture Trustee specifying the date on which such removal shall become effective; provided that, no removal shall take effect until the appointment of a successor Indenture Trustee and the acceptance of such appointment by such successor Indenture Trustee in accordance with this Section 11.13. If at any time the Indenture Trustee shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or conservator of all or any substantial part of its property, or shall generally not be paying its debts as they become due, or if an order of any court shall be entered approving any petition filed by or against it under the provisions of Chapter 7 or 11 of Title 11 of the Bankruptcy Code or under the provisions of any similar legislation, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if any public officer shall have taken charge or control of the Indenture Trustee or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Indenture Trustee, qualified as aforesaid, shall be appointed as follows:

         (a)     (1)      so long as no Early Amortization Event shall have
                          occurred and be continuing at the time of receipt by the Issuer of such resignation notice or removal notice, or the time of such incapability of acting, adjudication, filing, assignment, consent, nonpayment of debts, entry of court order, appointment, or taking of charge or control, as the case may be, the successor Indenture Trustee shall be appointed by the Issuer, with the consent of the Majority Noteholders
                          (which consent shall not be





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

                          unreasonably withheld); provided that, if the Issuer and the Majority Noteholders fail to agree on a successor Indenture Trustee within thirty (30) days after such receipt, incapability of acting, adjudication, filing, assignment, consent, nonpayment of debts, entry of court order, appointment, or taking of charge or control, as the case may be, the successor Indenture Trustee shall be appointed by the Majority Noteholders; and

                 (2) so long as an Early Amortization Event shall have occurred and be continuing at the time of receipt by the Issuer of such resignation notice or removal notice, or the time of such incapability of acting, adjudication, filing, assignment, consent, nonpayment of debts, entry of court order, appointment, or taking of charge or control, as the case may be, the successor Indenture Trustee shall be appointed by the Majority Noteholders; and

         (b) the successor Indenture Trustee shall accept its appointment as Indenture Trustee under this Indenture by the execution and delivery of an instrument of appointment, acceptance and succession, whereupon (1) the predecessor Indenture Trustee shall (A) cease to be Indenture Trustee under this Indenture and (B) at the written direction of the Issuer and the Majority Noteholders deliver and pay over to the successor Indenture Trustee any and all securities, moneys and any other properties then in its possession as Indenture Trustee, and execute all such documents and take all such other actions as may be necessary or advisable to effect the succession and (2) the successor Indenture Trustee, without any further act, deed or conveyance, shall succeed to and become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor Indenture Trustee, with like effect as if originally named as such Indenture Trustee under this Indenture.

If no successor Indenture Trustee shall have been so appointed and shall have accepted such appointment within sixty (60) days after the receipt by the Issuer of the predecessor Indenture Trustee's notice of resignation, the predecessor Indenture Trustee may, on behalf of the Majority Noteholders, appoint a successor Indenture Trustee, which shall be qualified as required in this Section





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

11.13. Upon any succession of the Indenture Trustee under this Indenture (notice of which shall be provided to each Rating Agency), the predecessor Indenture Trustee shall be entitled to the payment of compensation and reimbursement agreed to under this Indenture for services rendered and expenses incurred. After any succession of the Indenture Trustee under this Indenture, the provisions of Section 11.04 of this Indenture shall inure to the benefit of the predecessor Indenture Trustee as to any action taken or omitted to be taken by it while it was Indenture Trustee under this Indenture. The Majority Noteholders shall give prompt written notice of the appointment of a successor Indenture Trustee to all of the Noteholders. No Indenture Trustee under this Indenture shall be personally liable for any action or omission of any successor Indenture Trustee.

                 Section 11.14. Merger and Consolidation. Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee under this Indenture, without the execution or filing of any paper or any further act on the part of any of the parties hereto and shall be required to meet the requirements of Section 11.13 of this Indenture. In case any Notes shall have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Indenture Trustee had itself authenticated such Notes.

                 Section 11.15. Separate Indenture Trustees or Co-Trustees. For purposes of meeting the legal requirements of certain local jurisdictions, the Indenture Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Issuer. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee by the Indenture shall be conferred or imposed upon the Indenture Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Indenture Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Indenture Trustee.





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                                  ARTICLE XII

                             DISCHARGE OF INDENTURE

                 Section 12.01. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute all proper instruments acknowledging satisfaction and discharge of this Indenture, when either (1) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced, and Notes for payment of which money has theretofore been deposited with the Indenture Trustee at the direction of the Issuer and held in trust by the Indenture Trustee and thereafter repaid to the Issuer and discharged from such trust, as provided in Section 11.09 of this Indenture) have been delivered to the Indenture Trustee canceled or for cancellation and the Issuer has paid all sums payable by it under this Indenture, any Series Supplement and under such Notes with respect to such Notes or (2) the Issuer has deposited or caused to be deposited with the Indenture Trustee as funds in trust for the benefit of the Noteholders an amount sufficient (without giving effect to any income or earnings therefrom), in the written opinion of a firm of nationally recognized, independent certified public accountants (which firm may also render other services to the Issuer or any Affiliate thereof) delivered to the Indenture Trustee, to pay and discharge the entire indebtedness on the Notes for principal and interest and premium, if any, and the Issuer has delivered to the Indenture Trustee an Opinion of Counsel stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with. Notwithstanding the satisfaction and discharge of this Indenture with respect to the Notes, the obligations under Sections 11.04, 11.05 and 11.09 of this Indenture shall survive such satisfaction and discharge.


                                  ARTICLE XIII

                                   AMENDMENTS

                 Section 13.01. Modification of Terms without Consent of Noteholders. Modifications of and amendments to this Indenture or the Notes may be made by the Issuer and the Indenture Trustee without the consent of any Noteholder for the purpose of curing any ambiguity, or curing, correcting or supplementing any provisions contained in this Indenture or the Notes that may be defective or inconsistent with any other provision contained in





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this Indenture or the Notes or in any other manner which the Issuer and the
Indenture Trustee may deem necessary or desirable and which shall not adversely affect the interests of the Noteholders. In addition, except for the items set forth in Section 13.02 below, modifications of and amendments to this Indenture or the Notes may be made by the Issuer and the Indenture Trustee without the consent of any Noteholder (a) if each of the Rating Agencies have provided confirmation to the Issuer and the Indenture Trustee that such amendment or waiver shall not result in a reduction or removal of the rating of any class of the Notes or (b) in order to maintain the rating of the Notes. Any such modifications or waivers of or amendments to this Indenture or the Notes shall be conclusive and binding on all Noteholders and on all future Noteholders, whether or not notation of such modifications, waivers or amendments is made upon the Notes.

                 Section 13.02. Modifications of Terms with Consent of Noteholders. Modifications of and amendments to this Indenture or the Notes may also be made, and future compliance therewith or past default by the Issuer thereunder may be waived, with the consent of the Majority Noteholders; provided that, no such modification or amendment to the Indenture or any Note, and no waiver of the terms and conditions of the Indenture or any Note, may, without the consent of the Noteholder of each such Note affected thereby, (1) change the Scheduled Redemption Date or a Series Termination Date or the method of determining the required amounts of principal payments on, any Note, (2) reduce the amount of Monthly Principal, premium (if any) or interest payable with respect to such Note, (3) change the date of payment of principal, premium (if any) or interest with respect to such Note, (4) change the currency in which the payment of principal, premium (if any) or interest with respect to such Note is payable, (5) impair the right to institute suit for the enforcement of any payment due and payable with respect to such Note, (6) reduce the above-stated percentage of the outstanding principal amount of Notes, the consent of whose Noteholders is necessary to modify or amend this Indenture or the Notes or to waive future compliance therewith or past default thereunder, (7) change the method of calculating the Optional Full Redemption Price, (8) change any provision with respect to the optional redemption of the Notes or (9) change any provision regarding the law governing the Transaction Documents. Any such modifications of or amendments to, or waivers with respect to, this Indenture or the Notes shall be conclusive and binding on all Noteholders and on all future Noteholders, whether or not notation of such modifications, amendments or waivers is made upon the Notes. Any instrument given by or on behalf of any Noteholder of a Note in connection with any consent to any such modification, amendment or waiver shall be irrevocable once given and shall be conclusive and binding on all subsequent Noteholders of such Note. Any amendment or modification consented to by the Noteholders shall be not be effective unless each of the Rating Agencies has provided confirmation to the Issuer and the Indenture Trustee that such amendment or waiver shall not result in reduction or removal of the rating of any class of the Notes.

                 Section 13.03. Amendment of the Purchase and Servicing Agreement. Except as expressly provided otherwise in this Indenture, no amendment shall be made to the Purchase and Servicing Agreement that would adversely affect in any material respect the interests of the Noteholders or the Indenture Trustee unless the Majority Noteholders or Indenture Trustee, as applicable, have consented to such amendment; provided, however, that such amendment shall be deemed to not adversely affect in any material respect the interests of the Noteholders or the Indenture Trustee (a) if each of the Rating Agencies has provided confirmation to the Issuer and the Indenture Trustee that such amendment or waiver shall not result in reduction or removal of the rating of any class of the Notes or (b) if such amendment is necessary to maintain the ratings of the Notes; provided, further, that such amendment or waiver shall not have a material adverse effect against the Indenture Trustee's interest.

                 Section 13.04. Rating Agencies. This Agreement may not be amended unless the Issuer shall have delivered the proposed amendment or any Series Supplement to each Rating Agency at least ten Business Days (or such shorter period as shall be acceptable to each of them) prior to the execution and delivery thereof.

                 Section 13.05. Indenture Trustee. In accepting any additional trusts created by any modification of or amendment to this Indenture or the Notes, the Indenture Trustee shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel stating that such modification or amendment is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such modified or amended Indenture or authenticate any such modified or amended Note, in either case that affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise.

                 Section 13.06. Notes. Notes to be authenticated and delivered after the modification of, amendment to or waiver under this Indenture permitted by this Indenture may, and shall if required by the Indenture Trustee or the Noteholders thereof, bear a notation in form approved by the Indenture Trustee and the Issuer as to any matter provided for in connection with such modification, amendment or waiver. If the Indenture Trustee or the Majority Noteholders shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee, the Majority Noteholders and the Issuer, to any such modification, amendment or waiver may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in connection with any registered transfer or exchange of Notes.


                                  ARTICLE XIV

                                 MISCELLANEOUS

                 Section 14.01. Notices. All notices and other communications provided under this Indenture shall be in writing (including telegraphic, telex, facsimile or cable communication) and shall be delivered in hand, mailed by United States certified or registered first class mail, sent by overnight courier, telegraphed, telexed, transmitted, telecopied or cabled:

                 (a)      If to the Issuer, to it at:

                                  Zale Funding Trust
                                  c/o Wilmington Trust Company, as Trustee
                                  1100 North Market Street
                                  Wilmington, Delaware 19890

                                  Attention:  Corporate Trust Administration

                                  Telephone:  (302) 651-1000
                                  Telecopy:   (302) 651-8882

                          with separate copies to:

                                  General Counsel and Secretary
                                  and

                                  Treasurer, Finance Department
                                  Zale Corporation
                                  901 West Walnut Hill Lane
                                  Irving, Texas 75038

                                  Telephone:  (214) 580-4576
                                  Telecopy:   (214) 580-5336

                          (b)     If to Bankers Trust Company, to it at:

                                  Four Albany Street
                                  New York, New York 10006

                                  Attention:  Corporate Trust and Agency Group,
                                                 Structured Finance Team

                                  Telephone:  (212) 250-6137
                                  Telecopy:   (212) 250-6439

or, as to each such party, at such other address as shall be designated by such party in a written notice to the other party. All notices and other communications given under this Indenture in accordance with the provisions of this Indenture shall be deemed to have been given (1) on the date of receipt if delivered by hand or overnight courier service or cabled or sent by telex, telecopy or other telegraphic communications equipment of the sender or (2) on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 14.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section
14.01. Except as set forth in Section 10.08 of this Indenture, the Indenture Trustee shall promptly forward to each Noteholder a copy of each notice it receives pursuant to this Indenture or any other Transaction Document. All such notices to Noteholders shall be given at the addresses set forth in the Note Register. In addition, upon the receipt thereof, the Indenture Trustee shall promptly forward to each Noteholder a copy of any proposed and final amendment, modification or waiver that the Indenture Trustee receives with respect to this Indenture or any other Transaction Document. In any case where notice to Noteholders is given by first-class mail, postage prepaid, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to any other Noteholder. Where this Indenture or any Note provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

                 Section 14.02. No Waiver; Remedies Cumulative. No failure on the part of any party to this Indenture to exercise, and no delay by any such party in exercising, any right under this Indenture shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                 Section 14.03. Binding Effect. This Indenture shall become effective, as of the date first written above, when it shall have been executed by the Issuer and the Indenture Trustee. From and after the date this Indenture shall have so become effective, this Indenture shall be binding upon and inure to the benefit of the Issuer and the Indenture Trustee, and their respective successors and assigns; provided that, the Issuer shall not have the right to assign its rights under this Indenture or any interest in this Indenture without the prior written consent of the Indenture Trustee, and the Indenture Trustee shall not have the right to assign its rights under this Indenture or any interest in this Indenture without the prior written consent of the Issuer and the Majority Noteholders, except as may be otherwise expressly provided in Section 11.13 of this Indenture with respect to a successor Indenture Trustee. This Indenture is solely for the benefit of the parties hereto, their successors and permitted assigns and the Noteholders, and no other Person shall acquire or have any right hereunder or by virtue hereof. Upon the payment in full of the Notes, the Issuer shall be entitled to the prompt return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms of this Indenture, and upon such request the Indenture Trustee shall promptly reassign and deliver to the Issuer, or to such Person or Persons as the Issuer shall designate, against receipt, such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms of this Indenture, together with appropriate instruments of reassignment and release.

                 Section 14.04. GOVERNING LAW. THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST GRANTED HEREUNDER OR REMEDIES HEREUNDER IN RESPECT OF ANY COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                 Section 14.05. Headings. All section and subsection headings and the Table of Contents used in this Indenture are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

                 Section 14.06. WAIVER OF JURY TRIAL. EACH PARTY TO THIS INDENTURE WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN

RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE. EACH PARTY TO THIS INDENTURE (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS INDENTURE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.06.

                 Section 14.07. Severability. In the event any one or more of the provisions contained in this Indenture should be held invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby, and the parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                 Section 14.08. No Petition in Bankruptcy. The Indenture Trustee covenants and agrees that it shall not institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                 Section 14.09. Counterparts. This Indenture may be executed in one or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

                 Section 14.10. Jurisdiction; Consent to Service of Process. Each party to this Indenture hereby irrevocably and unconditionally (1) submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture, or for recognition or enforcement of any judgment arising out of or relating to this Indenture; (2) agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, Federal court; (3) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law;
(4) consents that any such action or proceeding may be brought in such courts and waives any objection it may now or hereafter have to the laying of venue of any such action or proceeding in any such court and any objection it may now or hereafter have that such action or proceeding was brought in an inconvenient court, and agrees not to plead or claim the same; (5) consents to service of process in the manner provided for notices in
Section 14.01 of this Indenture (provided that, nothing in this Indenture shall affect the right of any such party to serve process in any other manner permitted by law); and (6) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any such action or proceeding any special, exemplary, punitive or consequential damages.

             Section 14.11. No Recourse. The obligations of the Issuer under this Indenture, the Notes and each other agreement, instrument, document or certificate executed and delivered or issued by the Issuer in connection herewith or therewith are solely the corporate obligations of the Issuer. Except as expressly provided for in Sections 7.03, 7.08 or 8.04(b) of the Trust Agreement, no recourse shall be had for the payment of any fee or any other obligations or claim arising out of or based upon this Indenture, the Notes or any other agreement, instrument, document or certificate executed and delivered or issued by the Issuer in connection herewith or therewith against any holder of a Trust Certificate, employee, officer, director, incorporator or agent of the Issuer or any Affiliate of the Issuer.

             Section 14.12. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by Wilmington Trust Company, not individually or personally but solely as the Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the Indenture Trustee and by any Person claiming by through or under the Indenture Trustee and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or the other Transaction Documents.

                 Section 14.13. Independent Investigation. Each of the Noteholders, by its purchase of the Notes, acknowledges that it has independently and without reliance upon any of the other Noteholders, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Issuer, the Seller and the Servicer, and made its own decision to enter into the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby.

                 IN WITNESS WHEREOF, each of the parties to this Indenture has caused this Indenture to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                            ZALE FUNDING TRUST

                                            By: WILMINGTON TRUST COMPANY,
                                                not in its individual capacity
                                                but solely as Owner Trustee
                                                under the Amended and Restated
                                                Trust Agreement dated as of July
                                                1, 1994


                                            By:        /S/ EMMETT R. HARMON
                                               ---------------------------------
                                               Name:   EMMETT R. HARMON
                                                    ----------------------------
                                               Title:  VICE PRESIDENT
                                                     ---------------------------


                                            BANKERS TRUST COMPANY, not in its
                                            individual capacity, but solely as
                                            Indenture Trustee


                                            By:        /S/ LOUIS BODI
                                               ---------------------------------
                                               Name:   LOUIS BODI
                                                    ----------------------------
                                               Title:  ASSISTANT VICE PRESIDENT
                                                     ---------------------------

                                   EXHIBIT A


                      Form of Class A-1 Asset Backed Note




UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC OR TO SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

PRINCIPAL PAYMENTS OF THIS NOTE MAY BE MADE PRIOR TO THE Series Termination Date UNDER CERTAIN CONDITIONS AS SET FORTH IN THE INDENTURE REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                               ZALE FUNDING TRUST

                   CLASS A-1 FLOATING RATE ASSET BACKED NOTES

NO. 1
PRINCIPAL AMOUNT:  $ 37,620,000
ISSUANCE DATE:  July 15, 1994
SERIES TERMINATION DATE:  March 15, 2003
CLASS A-1 NOTE RATE:  LIBOR plus 0.40% (but not to exceed
                      12%) Per Annum

                 ZALE FUNDING TRUST (the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal amount of Thirty-Seven Million Six Hundred Twenty Thousand Dollars (as may be reduced by any payment of Monthly Principal), on the Series Termination Date. The Issuer agrees to pay the principal amount, if any, which is the Monthly Principal, on the fifteenth day of each calendar month or, if such fifteenth day is not a Business Day, the next succeeding Business Day (each, a "Payment Date"), commencing with the Amortization Commencement Date, until the outstanding principal amount hereof is paid or reduced to zero pursuant to the terms of the Indenture or payment therefor is made available pursuant to the Indenture (as referred to below). The Issuer further agrees to pay interest at the rate of LIBOR plus 0.40% (but not to exceed 12% per annum) (the "Class A-1 Note Rate"), calculated on the basis of the actual number of days elapsed and a 360-day year on each Payment Date, commencing with August 15, 1994, equal to the interest that accrued during the preceding Floating Rate Interest Period on the principal balance of this Note outstanding during such calendar month after giving effect to payments of principal, if any, made on the preceding Payment Date. Interest on this Note will accrue from and including the previous Payment Date (or, in the case of the first Payment Date, from and including the Issuance Date) to and including the day preceding such Payment Date.

                 Interest for any Payment Date due but not paid on such Payment Date will be due on the next succeeding Payment Date together with additional interest on such amount at the Class A-1 Note Rate.

                 The principal of, premium if any, and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal (and premium, if any) of this Note.

                 This Note is one of the Notes referred to in the Indenture dated as of July 1, 1994 (the "Indenture"), between the Issuer and Bankers Trust Company, as Indenture Trustee which, among other things contains provisions for the acceleration of the maturity hereof upon the occurrence of certain events, for the optional redemption of this Note by the Issuer and for the amendment or waiver of certain provisions of the Indenture, all upon the terms and conditions therein specified. Capitalized terms which are used herein that are not defined shall have the meaning assigned to such terms in the Indenture. Upon written request, the Indenture Trustee shall provide a copy of such Indenture to the holder of this Note. This Note shall not be subject to optional prepayment except as provided in the Indenture.

                 Any funds deposited with the Indenture Trustee for the payment of principal of, and premium (if any) or interest on, the Notes, and remaining unclaimed for two years after the date upon which such principal, premium or interest became due and payable, shall be repaid to the Issuer by the Indenture Trustee upon demand, and any Noteholder to which such deposit related previously entitled to receive payment thereof shall thereafter, as an unsecured general creditor, look only to the Issuer for the payment thereof, and all liability of the Indenture Trustee with respect to such funds shall thereupon cease.

                 It is the intention of the Issuer to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the State of Delaware and the laws of the United States of America), then, in that event, notwithstanding anything to the contrary in any agreement entered into in connection with this Note, it is agreed as follows: (i) the aggregate of all consideration that constitutes interest, if any, under applicable law that is taken, reserved, contracted for, charged or received under this Note or any other agreement or document executed in connection with this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited to other amounts due under this Note by the holder hereof (or if this Note shall have been paid in full, refunded to the Issuer); and (ii) in the event that maturity of this Note is accelerated by reason of any election by the holder hereof resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount allowed by applicable law, and excess interest, if any, provided for in this Note or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited to other amounts due under this Note (or if this Note shall have been paid in full, refunded to the Issuer). In the event that applicable law provides for a ceiling on the rate of interest, if any, chargeable hereunder, that ceiling shall be the indicated rate ceiling.

                 This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by or on behalf of the Indenture Trustee under the Indenture.

                 THIS NOTE SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                 IN WITNESS WHEREOF, ZALE FUNDING TRUST has caused this instrument to be signed in its name by an Authorized Officer and its seal to be imprinted, manually or in facsimile, hereon.

Dated:  July 15, 1994

                                            ZALE FUNDING TRUST

                                            By: WILMINGTON TRUST COMPANY,
                                                not in its individual capacity
                                                but solely as Owner Trustee
                                                under the Amended and Restated
                                                Trust Agreement dated as of July
                                                15, 1994



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                         CERTIFICATE OF AUTHENTICATION


                 This Note is one of the Class A-1 Notes referred to in the within-mentioned Indenture.

                                            BANKERS TRUST COMPANY,
                                              as Indenture Trustee



                                            By:
                                               ---------------------------------
                                               Authorized Officer


Dated:  July 15, 1994
[to come]

                                   EXHIBIT B


                      Form of Class A-2 Asset Backed Note


                 UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC OR TO SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                 TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

                 PRINCIPAL PAYMENTS OF THIS NOTE MAY BE MADE PRIOR TO THE SERIES TERMINATION DATE UNDER CERTAIN CONDITIONS AS SET FORTH IN THE INDENTURE REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                               ZALE FUNDING TRUST

                      CLASS A-2 7.325% ASSET BACKED NOTES

NO. 1
PRINCIPAL AMOUNT:  $294,100,000
ISSUANCE DATE:  July 15, 1994
SERIES TERMINATION DATE:  March 15, 2003
CLASS A-2 NOTE RATE:  7.325% Per Annum

                 ZALE FUNDING TRUST (the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal amount of Two Hundred Ninety-Four Million One Hundred Thousand Dollars (as may be reduced by any payment of Monthly Principal), on the Series Termination Date. The Issuer agrees to pay the principal amount, if any, which is the Monthly Principal, on the fifteenth day of each calendar month or, if such fifteenth day is not a Business Day, the next succeeding Business Day (each, a "Payment Date"), commencing with the Amortization Commencement Date, until the outstanding principal amount hereof is paid or reduced to zero pursuant to the terms of the Indenture or payment therefor is made available pursuant to the Indenture (as referred to below). The Issuer further agrees to pay interest at the rate of 7.325% per annum (the "Class A-2 Note Rate"), calculated on the basis of a 360-day year consisting of twelve 30-day months on each Payment Date, commencing with August 15, 1994, equal to the interest that accrued during the preceding Fixed Rate Interest Period on the principal balance of this Note outstanding during such calendar month after giving effect to payments of principal, if any, made on the preceding Payment Date. Interest on this Note will accrue from and including the 15th day of the month preceding the month in which such Payment Date occurs (or, in the case of the first Payment Date, from and including the Issuance Date) to and including the 14th day of the month in which such Payment Date occurs.

                 Interest for any Payment Date due but not paid on such Payment Date will be due on the next succeeding Payment Date together with additional interest on such amount at the Class A-2 Note Rate.

                 The principal of, premium if any, and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal (and premium, if any) of this Note.

                 This Note is one of the Notes referred to in the Indenture dated as of July 1, 1994 (the "Indenture"), between the Issuer and Bankers Trust Company, as Indenture Trustee which, among other things contains provisions for the acceleration of the maturity hereof upon the occurrence of certain events, for the optional redemption of this Note by the Issuer and for the amendment or waiver of certain provisions of the Indenture, all upon the terms and conditions therein specified. Capitalized terms which are used herein that are not defined shall have the meaning assigned to such terms in the Indenture. Upon written request, the Indenture Trustee shall provide a copy of such Indenture to the holder of this Note. This Note shall not be subject to optional prepayment except as provided in the Indenture.

                 Any funds deposited with the Indenture Trustee for the payment of principal of, and premium (if any) or interest on, the Notes, and remaining unclaimed for two years after the date upon which such principal, premium or interest became due and payable, shall be repaid to the Issuer by the Indenture Trustee upon demand, and any Noteholder to which such deposit related previously entitled to receive payment thereof shall thereafter, as an unsecured general creditor, look only to the Issuer for the payment thereof, and all liability of the Indenture Trustee with respect to such funds shall thereupon cease.

                 It is the intention of the Issuer to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the State of Delaware and the laws of the United States of America), then, in that event, notwithstanding anything to the contrary in any agreement entered into in connection with this Note, it is agreed as follows: (i) the aggregate of all consideration that constitutes interest, if any, under applicable law that is taken, reserved, contracted for, charged or received under this Note or any other agreement or document executed in connection with this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited to other amounts due under this Note by the holder hereof (or if this Note shall have been paid in full, refunded to the Issuer); and (ii) in the event that maturity of this Note is accelerated by reason of any election by the holder hereof resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount allowed by applicable law, and excess interest, if any, provided for in this Note or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited to other amounts due under this Note (or if this Note shall have been paid in full, refunded to the Issuer). In the event that applicable law provides for a ceiling on the rate of interest, if any, chargeable hereunder, that ceiling shall be the indicated rate ceiling.

                 This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by or on behalf of the Indenture Trustee under the Indenture.

                 THIS NOTE SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                 IN WITNESS WHEREOF, ZALE FUNDING TRUST has caused this instrument to be signed in its name by an Authorized Officer and its seal to be imprinted, manually or in facsimile, hereon.

Dated:  July 15, 1994

                                            ZALE FUNDING TRUST

                                            By: WILMINGTON TRUST COMPANY,
                                                not in its individual capacity
                                                but solely as Owner Trustee
                                                under the Amended and Restated
                                                Trust Agreement dated as of July
                                                1, 1994



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                         CERTIFICATE OF AUTHENTICATION


                 This Note is one of the Class A-2 Notes referred to in the within-mentioned Indenture.

                                            BANKERS TRUST COMPANY,
                                              as Indenture Trustee



                                            By:
                                               ---------------------------------
                                               Authorized Officer


Dated:  July 15, 1994

                                   EXHIBIT C


                       Form of Class B Asset Backed Note


THIS CLASS B NOTE IS SUBORDINATED IN RIGHT OF PAYMENT
TO CERTAIN OTHER CLASSES OF NOTES OF THIS SERIES TO
THE EXTENT DESCRIBED IN THE INDENTURE REFERRED TO HEREIN.


                 UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC OR TO SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                 TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

                 PRINCIPAL PAYMENTS OF THIS NOTE MAY BE MADE PRIOR TO THE SERIES TERMINATION DATE UNDER CERTAIN CONDITIONS AS SET FORTH IN THE INDENTURE REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                               ZALE FUNDING TRUST

                        CLASS B 7.50% ASSET BACKED NOTES

NO. 1
PRINCIPAL AMOUNT:  $28,600,000
ISSUANCE DATE:  July 15, 1994
SERIES TERMINATION DATE:  March 15, 2003
CLASS B NOTE RATE:  7.50% Per Annum

                 ZALE FUNDING TRUST (the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal amount of Twenty-Eight Million Six Hundred Thousand Dollars (as may be reduced by any payment of Monthly Principal), on the Series Termination Date. The Issuer agrees to pay the principal amount, if any, which is the Monthly Principal, on the fifteenth day of each calendar month or, if such fifteenth day is not a Business Day, the next succeeding Business Day (each, a "Payment Date"), commencing with the Amortization Commencement Date, until the outstanding principal amount hereof is paid or reduced to zero pursuant to the terms of the Indenture or payment therefor is made available pursuant to the Indenture (as referred to below). The Issuer further agrees to pay interest at the rate of 7.50% per annum (the "Class B Note Rate"), calculated on the basis of a 360-day year consisting of twelve 30-day months on each Payment Date, commencing with August 15, 1994, equal to the interest that accrued during the preceding Fixed Rate Interest Period on the principal balance of this Note outstanding during such calendar month after giving effect to payments of principal, if any, made on the preceding Payment Date. Interest on this Note will accrue from and including the 15th day of the month preceding the month in which such Payment Date occurs (or, in the case of the first Payment Date, from and including the Issuance Date) to and including the 14th day of the month in which such Payment Date occurs.

                 Interest for any Payment Date due but not paid on such Payment Date will be due on the next succeeding Payment Date together with additional interest on such amount at the Class B Note Rate.

                 The principal of, premium if any, and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal (and premium, if any) of this Note.

                 This Note is one of the Notes referred to in the Indenture dated as of July 1, 1994 (the "Indenture"), between the Issuer and Bankers Trust Company, as Indenture Trustee which, among other things contains provisions for the acceleration of the maturity hereof upon the occurrence of certain events, for the optional redemption of this Note by the Issuer and for the amendment or waiver of certain provisions of the Indenture, all upon the terms and conditions therein specified. Capitalized terms which are used herein that are not defined shall have the meaning assigned to such terms in the Indenture. Upon written request, the Indenture Trustee shall provide a copy of such Indenture to the holder of this Note. This Note shall not be subject to optional prepayment except as provided in the Indenture.

                 Any funds deposited with the Indenture Trustee for the payment of principal of, and premium (if any) or interest on, the Notes, and remaining unclaimed for two years after the date upon which such principal, premium or interest became due and payable, shall be repaid to the Issuer by the Indenture Trustee upon demand, and any Noteholder to which such deposit related previously entitled to receive payment thereof shall thereafter, as an unsecured general creditor, look only to the Issuer for the payment thereof, and all liability of the Indenture Trustee with respect to such funds shall thereupon cease.

                 It is the intention of the Issuer to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the State of Delaware and the laws of the United States of America), then, in that event, notwithstanding anything to the contrary in any agreement entered into in connection with this Note, it is agreed as follows: (i) the aggregate of all consideration that constitutes interest, if any, under applicable law that is taken, reserved, contracted for, charged or received under this Note or any other agreement or document executed in connection with this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited to other amounts due under this Note by the holder hereof (or if this Note shall have been paid in full, refunded to the Issuer); and (ii) in the event that maturity of this Note is accelerated by reason of any election by the holder hereof resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount allowed by applicable law, and excess interest, if any, provided for in this Note or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited to other amounts due under this Note (or if this Note shall have been paid in full, refunded to the Issuer). In the event that applicable law provides for a ceiling on the rate of interest, if any, chargeable hereunder, that ceiling shall be the indicated rate ceiling.

                 This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by or on behalf of the Indenture Trustee under the Indenture.

                 THIS NOTE SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                 IN WITNESS WHEREOF, ZALE FUNDING TRUST has caused this instrument to be signed in its name by an Authorized Officer and its seal to be imprinted, manually or in facsimile, hereon.

Dated:  July 15, 1994

                                            ZALE FUNDING TRUST

                                            By: WILMINGTON TRUST COMPANY,
                                                not in its individual capacity
                                                but solely as Owner Trustee
                                                under the Amended and Restated
                                                Trust Agreement dated as of July
                                                1, 1994


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                         CERTIFICATE OF AUTHENTICATION


        This Note is one of the Class B Notes referred to in the within-mentioned Indenture.

                                            BANKERS TRUST COMPANY,
                                              as Indenture Trustee


                                            By:
                                               ---------------------------------
                                               Authorized Officer


Dated:  July 15, 1994

                                   EXHIBIT D


                       Form of Class C Asset Backed Note


THIS CLASS C NOTE IS SUBORDINATED IN RIGHT OF PAYMENT
TO CERTAIN OTHER CLASSES OF NOTES OF THIS SERIES TO
THE EXTENT DESCRIBED IN THE INDENTURE REFERRED TO HEREIN.


                 UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC OR TO SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                 TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

                 PRINCIPAL PAYMENTS OF THIS NOTE MAY BE MADE PRIOR TO THE Series Termination Date UNDER CERTAIN CONDITIONS AS SET FORTH IN THE INDENTURE REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                               ZALE FUNDING TRUST

                        CLASS C 8.15% ASSET BACKED NOTES

NO. 1
PRINCIPAL AMOUNT:  $20,440,000
ISSUANCE DATE:  July 15, 1994
SERIES TERMINATION DATE:  March 15, 2003
CLASS C NOTE RATE:  8.15% Per Annum

                 ZALE FUNDING TRUST (the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal amount of Twenty Million Four Hundred Forty Thousand Dollars (as may be reduced by any payment of Monthly Principal), on the Series Termination Date. The Issuer agrees to pay the principal amount, if any, which is the Monthly Principal, on the fifteenth day of each calendar month or, if such fifteenth day is not a Business Day, the next succeeding Business Day (each, a "Payment Date"), commencing with the Amortization Commencement Date, until the outstanding principal amount hereof is paid or reduced to zero pursuant to the terms of the Indenture or payment therefor is made available pursuant to the Indenture (as referred to below). The Issuer further agrees to pay interest at the rate of 8.15% per annum (the "Class C Note Rate"), calculated on the basis of a 360-day year consisting of twelve 30-day months on each Payment Date, commencing with August 15, 1994, equal to the interest that accrued during the preceding Fixed Rate Interest Period on the principal balance of this Note outstanding during such calendar month after giving effect to payments of principal, if any, made on the preceding Payment Date. Interest on this Note will accrue from and including the 15th day of the month preceding the month in which such Payment Date occurs (or, in the case of the first Payment Date, from and including the Issuance Date) to and including the 14th day of the month in which such Payment Date occurs.

                 Interest for any Payment Date due but not paid on such Payment Date will be due on the next succeeding Payment Date together with additional interest on such amount at the Class C Note Rate.

                 The principal of, premium if any, and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal (and premium, if any) of this Note.

                 This Note is one of the Notes referred to in the Indenture dated as of July 1, 1994 (the "Indenture"), between the Issuer and Bankers Trust Company, as Indenture Trustee which, among other things contains provisions for the acceleration of the maturity hereof upon the occurrence of certain events, for the optional redemption of this Note by the Issuer and for the amendment or waiver of certain provisions of the Indenture, all upon the terms and conditions therein specified. Capitalized terms which are used herein that are not defined shall have the meaning assigned to such terms in the Indenture. Upon written request, the Indenture Trustee shall provide a copy of such Indenture to the holder of this Note. This Note shall not be subject to optional prepayment except as provided in the Indenture.

                 Any funds deposited with the Indenture Trustee for the payment of principal of, and premium (if any) or interest on, the Notes, and remaining unclaimed for two years after the date upon which such principal, premium or interest became due and payable, shall be repaid to the Issuer by the Indenture Trustee upon demand, and any Noteholder to which such deposit related previously entitled to receive payment thereof shall thereafter, as an unsecured general creditor, look only to the Issuer for the payment thereof, and all liability of the Indenture Trustee with respect to such funds shall thereupon cease.

                 It is the intention of the Issuer to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the State of Delaware and the laws of the United States of America), then, in that event, notwithstanding anything to the contrary in any agreement entered into in connection with this Note, it is agreed as follows: (i) the aggregate of all consideration that constitutes interest, if any, under applicable law that is taken, reserved, contracted for, charged or received under this Note or any other agreement or document executed in connection with this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited to other amounts due under this Note by the holder hereof (or if this Note shall have been paid in full, refunded to the Issuer); and (ii) in the event that maturity of this Note is accelerated by reason of any election by the holder hereof resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount allowed by applicable law, and excess interest, if any, provided for in this Note or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited to other amounts due under this Note (or if this Note shall have been paid in full, refunded to the Issuer). In the event that applicable law provides for a ceiling on the rate of interest, if any, chargeable hereunder, that ceiling shall be the indicated rate ceiling.

                 This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by or on behalf of the Indenture Trustee under the Indenture.

                 THIS NOTE SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                 IN WITNESS WHEREOF, ZALE FUNDING TRUST has caused this instrument to be signed in its name by an Authorized Officer and its seal to be imprinted, manually or in facsimile, hereon.

Dated:  July 15, 1994

                                            ZALE FUNDING TRUST

                                            By: WILMINGTON TRUST COMPANY,
                                                not in its individual capacity
                                                but solely as Owner Trustee
                                                under the Amended and Restated
                                                Trust Agreement dated as of July
                                                1, 1994



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                         CERTIFICATE OF AUTHENTICATION


                 This Note is one of the Class C Notes referred to in the within-mentioned Indenture.

                                            BANKERS TRUST COMPANY,
                                              as Indenture Trustee



                                            By:
                                               ---------------------------------
                                               Authorized Officer


Dated:  July 15, 1994

                                                                  EXECUTION COPY


                                    ANNEX I
                  [INDENTURE/PURCHASE AND SERVICING AGREEMENT]


                               Glossary of Terms


                 As used in the document to which this Annex I is attached, unless specified to the contrary in such document, the definitions set forth or referred to below (1) shall apply equally to both the singular and plural forms of the terms defined; (2) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; (3) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation"; (4) all terms used in Article 9 of the UCC as in effect in State of New York that are used but not defined herein shall have the meaning assigned to such terms therein; and (5) in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including", and the words "to" and "until" each mean "to but excluding".

                 "Account" shall mean each individual private label revolving credit card account that exists on the Cut-Off Date or that is established after the Cut-Off Date pursuant to a Credit Card Agreement between the Seller, Zale Puerto Rico or Dobbins (or any of their respective predecessors in interest) and an Obligor, including without limitation all Accounts which, as of the Cut-Off Date, are identified in the Account Schedule.

                 "Account Collateral" shall have the meaning assigned to such term in Section 3.01(e) of the Indenture.

                 "Account Payment Instructions" shall have the meaning assigned to such term in Section 2.11 of the Indenture.

                 "Account Schedule" shall mean the account schedule listing all the Accounts and the balances thereof, on the Issuance Date (which may be in the form of a computer file or microfiche list) in the form of Schedule I to the Purchase and Servicing Agreement.

                 "Adjusted Eligible Receivables Balance" shall mean, as of any date of determination, the product of (i) the aggregate principal balance of the Eligible Receivables as set forth in the Daily Report delivered on such day, (ii) the applicable Series Allocation Percentage and (iii) the applicable Seasonality Factor.

                 "Adjusted Note Principal Amount" shall mean, with respect to the Notes for any date, an amount equal to the sum of (a) the Initial Net Note Principal Amount, minus unreimbursed Noteholder Charge-Offs and (b) the applicable Available Subordinated Amount (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date during the Settlement Period in which such date occurs).

                 "Adjustment Payment" shall have the meaning assigned to such term in Section 2.06 of the Purchase and Servicing Agreement.

                 "Advance Rate" shall mean, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the sum of
(i) the product of (a) 0.84 minus the Advance Rate Adjustment, if any, and (b) the Base Amount, and (ii) the product of (a) 0.66 minus the Advance Rate Adjustment, if any, and (b) the Excess Amount, and the denominator of which is the sum of the Base Amount and the Excess Amount.

                 "Advance Rate Adjustment" shall mean, as of any date of determination, the product of (a) 1.5 and (b) the excess, if any, of (i) the Base Rate for the Interest Period relating to the immediately preceding Payment Date (or, with respect to the determination of the Advance Rate Adjustment on any Payment Date, such Payment Date), over (ii) the sum of (x) the Net Yield for the Settlement Period related to the Payment Date referred to in clause (i) and (y) 1.5%.

                 "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                 "Aggregate Available Subordinated Amount" shall mean the sum of the Available Subordinated Amount and the aggregate available subordinated amounts for all other outstanding Series.

                 "Aggregate Adjusted Note Principal Amount" shall mean, with respect to any Settlement Period, the sum of the Adjusted Note Principal Amount and the adjusted note principal amounts for all other outstanding Series.

                 "Amortization Commencement Date" shall mean the earlier to occur of (i) the Early Amortization Commencement Date and (ii) the Payment Date occurring in September 1999.

                 "Amortization Period" shall be the period commencing on the earlier of (i) the commencement of an Early Amortization Period or (ii) the commencement of the August 1999 Cycle Month and ending on the date on which the outstanding principal amount of the Notes has been reduced to zero or the Indenture has otherwise terminated.

                 "Applicable Day" shall mean the day or days covered by a Daily Report which have not been covered by a previously delivered Daily Report.

                 "Applicable Rating Agency" shall mean, with respect to any Eligible Investment, Standard & Poor's and, if such Eligible Investment is rated by Duff & Phelps, Duff & Phelps.

                 "Authorized Newspaper" shall mean a newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

                 "Authorized Officer" means, with respect to the Issuer or the Trust, any Co-Trustee or officer or agent of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to, and binding upon, the Issuer, and with respect to the Indenture Trustee, shall mean any officer within the Corporate Trust Office of the Indenture Trustee including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                 "Available Final Distribution Amount" means, the amount which would be available in the Collateral Account on the Final Maturity Date of the Notes for distribution to the Noteholders.

                 "Available Noteholder Finance Charge Collections" shall mean, for any Payment Date, an amount equal to the product of (a) 100% less the Excess Trust's Percentage with respect to the related Settlement Period, and
(b) Series Allocable Finance Charge Collections for the related Settlement
Period.

                 "Available Noteholder Principal Collections" shall mean, for any Payment Date, the sum of (a) the product of (i) the Principal Allocation Percentage for the related Settlement Period and (ii) Series Allocable Principal Collections deposited in the Collateral Account for the related Settlement Period; (b) the amount, if any, of Available Noteholder Finance Charge Collections, Available Trust's Principal Collections and Excess Finance Charge Collections allocated to cover the Noteholder Default Amount or to reimburse Noteholder Charge-Offs; (c) Series Allocable Miscellaneous Payments on deposit in the Collateral Account for such Payment Date; and (d) the amount, if any, of funds withdrawn from the Excess Funding Account in connection with the Early Amortization Commencement Date.

                 "Available Subordinated Amount" shall mean (1) with respect to any date of determination during the Interest-Only Period, the excess of (i) the Net Note Principal Amount divided by the product of (a) the applicable Advance Rate and (b) the applicable Seasonality Factor, over (ii) the Net Note Principal Amount, (2) with respect to the Amortization Commencement Date, the Available Subordinated Amount as of the end of the Interest-Only Period, and
(3) with respect to any Payment Date following the Amortization Commencement Date, the Available Subordinated Amount as of the preceding Payment Date less the sum of (a) the amount of Available Trust's Principal Collections applied pursuant to Section 5.04(d)(1) of the Indenture for the prior Payment Date and
(b) the lesser of (x) the amount, if any, by which the Deficiency Amount for the preceding Payment Date exceeded the Available Trust's Principal Collections for the preceding Payment Date and (y) the sum of the Noteholder Default Amount for the preceding Payment Date and the amount of Available Trust's Principal Collections applied pursuant to Section 5.04(d)(2) of the Indenture on the preceding Payment Date, plus Excess Finance Charge Collections distributed in respect of the Trust Interest pursuant to Section 5.04(b)(2); provided, however, that the Available Subordinated Amount for any Payment Date on or after the Amortization Commencement Date may not exceed the Available Subordinated Amount as of the end of the Interest-Only Period.

                 "Available Trust's Principal Collections" shall mean, for any Settlement Period, an amount equal to the product of (a) the excess of (i) the Trust's Percentage for the related Settlement Period over (ii) the Excess Trust's Percentage for such Settlement Period and (b) the Series Allocable Principal Collections for such Settlement Period.

                 "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as amended from time to time, and as codified at 11 U.S.C. Sections 101 et seq.

                 "Base Amount" shall mean as of any date of determination, the lesser of (i) the Adjusted Eligible Receivables Balance as of such date and
(ii) a fraction, the numerator of which is the aggregate outstanding principal amount of the Class A-2, Class B and Class C Notes and the denominator of which is 0.84 minus the Advance Rate Adjustment, if any.

                 "Base Rate" shall mean, with respect to any Interest Period, the sum of (i) the weighted average of the applicable Note Rates (weighted on the basis of the unpaid principal amount of each class) and (ii) 2.00%.

                 "Bear Stearns" shall mean Bear, Stearns & Co. Inc.

                 "Billing Cycle" shall mean, with respect to any Account, the monthly billing cycle for such Account as determined in accordance with the Credit Card Guidelines.

                 "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

                 "Book-Entry Notes" shall mean any Notes, the ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.05 of the Indenture; provided, however, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are to be issued to the Noteholders, such notes shall no longer be "Book-Entry Notes".

                 "Borrowing Base" shall mean, as of any date of determination, the product of (i) the sum of the Base Amount on such date and the Excess Amount and (ii) the applicable Advance Rate.

                 "Borrowing Base Deficiency" shall mean, on any date, the excess, if any, of (1) the Net Note Principal Amount (prior to giving effect to any deposits to the Excess Funding Account, if any, on such day) on such date over (2) the Borrowing Base on such date.

                 "Business Day" shall mean any day (other than a day that is a Saturday, Sunday or legal holiday in the State of New York or the State of Texas) on which banks are open for business in New York City, New York, Dallas, Texas and the state in which the Concentration Account is maintained.

                 "Capital Lease Obligations" shall mean, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of the Indenture, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                 "Cardholder" shall mean a holder of a Proprietary Label Credit Card under which the Receivables are originated.

                 "Certificate of Trust" shall mean the Certificate of Trust of the Issuer filed with the Secretary of State of the State of Delaware on June 10, 1994.

                 "Class A-1 Notes" shall have the meaning assigned to such term in Section 2.01 of the Indenture.

                 "Class A-1 Note Rate" shall have the meaning assigned to such term in Section 2.11 of the Indenture.

                 "Class A-1 Registered Noteholders" shall have the meaning assigned to such term in Section 2.10 of the Indenture.

                 "Class A-2 Notes" shall have the meaning assigned to such term in Section 2.01 of the Indenture.

                 "Class A-2 Note Rate" shall have the meaning assigned to such term in Section 2.11 of the Indenture.

                 "Class A-2 Registered Noteholders" shall have the meaning assigned to such term in Section 2.10 of the Indenture.

                 "Class B Notes" shall have the meaning assigned to such term in Section 2.01 of the Indenture.

                 "Class B Note Rate" shall have the meaning assigned to such term in Section 2.11 of the Indenture.

                 "Class B Registered Noteholders" shall have the meaning assigned to such term in Section 2.10 of the Indenture.

                 "Class C Notes" shall have the meaning assigned to such term in Section 2.01 of the Indenture.

                 "Class C Note Rate" shall have the meaning assigned to such term in Section 2.11 of the Indenture.

                 "Class C Registered Noteholders" shall have the meaning assigned to such term in Section 2.10 of the Indenture.

                 "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

                 "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended.

                 "Collateral" shall have the meaning assigned to such term in
Section 3.01 of the Indenture.

                 "Collateral Account" shall have the meaning assigned to such term in Section 4.02(a) of the Indenture.

                 "Collection Deposit Accounts" shall have the meaning assigned to such term in Section 4.01(b) of the Indenture.

                 "Collection Deposit Account Banks" shall have the meaning assigned to such term in Section 4.01(b) of the Indenture.

                 "Collection Deposit Account Banks Fee" shall mean the fees payable with respect to the maintenance of the Collection Deposit Accounts and the services of the Collection Deposit Account Banks.

                 "Collection Deposit Account Letters" shall have the meaning assigned to such term in Section 4.01(b) of the Indenture.

                 "Collections" shall mean all payments on Receivables received from or on behalf of any Obligor including Insurance Proceeds, if any, and including Recoveries in respect of the Receivables, whether in the form of cash, checks, wire transfers, automated teller machine transfers or other forms of payment in accordance with the Credit Card Agreements as in effect on the date of the Indenture and as amended in accordance with the terms of the Purchase and Servicing Agreement and the Indenture. Prior to commencement of the Amortization Period, payments made by the Seller to the Issuer pursuant to
Section 2.05 or Section 2.06 of the Purchase and Servicing Agreement shall constitute Collections. Any portion of a Collection processed on an Account in excess of the aggregate amount of Receivables in such Account shall be credited to such Account or refunded to the Obligor by the Servicer in accordance with the Credit Card Guidelines and applicable law.

                 "Comparable U.S. Treasury Security" shall mean the 6 3/8% U.S. Treasury Security maturing on July 15, 1999.

                 "Concentration Account" shall have the meaning assigned to such term in Section 6.04(a) of the Purchase and Servicing Agreement.

                 "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

                 "Corporate Trust Office" means the principal office of the Indenture Trustee in New York City at which at any particular time its corporate trust business shall be principally administered, which office on the Issuance Date is located at Four Albany Street, Tenth Floor, New York, New York 10006.

                 "Co-Trustee" means each of the co-trustees appointed by the Indenture Trustee pursuant to Section 11.15 of the Indenture, and any successors thereto.

                 "Credit Adjustment" shall have the meaning assigned to such term in Section 2.06 of the Purchase and Servicing Agreement.

                 "Credit Card Agreement" shall mean, with respect to an Account, the agreement governing such Account.

                 "Credit Card Guidelines" shall mean the policies and procedures of the Seller (or its predecessors in interest) and the Servicer relating to the operation of their credit card business, including without limitation the policies and procedures for determining Gross Charge-Offs, the creditworthiness of credit card customers, the extension of credit to credit card customers, the terms on which repayments are required to be made, and the terms relating to finance charges and the amounts thereof, to the maintenance of credit card accounts and collection of credit card receivables and to credit insurance, as in effect on the Issuance Date and as amended in accordance with the terms of the Indenture and the Purchase and Servicing Agreement.

                 "Credit Return" shall have the meaning assigned to such term in Section 2.06 of the Purchase and Servicing Agreement.

                 "Cut-Off Date" shall mean, with respect to the initial sale of Receivables under the Purchase and Servicing Agreement, July 1, 1994.

                 "Cycle Month" shall mean, initially the period from and after the Cut-Off Date to the end of the first Cycle Month in effect on the Issuance Date, and, thereafter, the period from and after the last day of the preceding Cycle Month to and including the day on which the final billing cycle of the Servicer opening after the last day of the preceding Cycle Month has closed (regardless of the calendar month in which any billing cycle contained in such Cycle Month opens or closes); provided, however, that for any Account, each Cycle Month will include only activity occurring in such Account during the billing cycle for such

Account closing in such Cycle Month, and any activity in an Account after the close of its billing cycle but prior to the close of the Cycle Month in which such billing cycle closes shall be attributed to the next succeeding Cycle Month.

                 "Daily Report" shall mean a report substantially in the form of Exhibit A to the Purchase and Servicing Agreement delivered pursuant to the Purchase and Servicing Agreement.

                 "Date of Processing" shall mean, with respect to any transaction, the date on which such transaction is first recorded in the Servicer's computer files (without regard to the effective date of such recordation).

                 "Defaulted Amount" shall mean for any Settlement Period an amount (which shall not be less than zero) equal to (a) the principal amount of Receivables that become Defaulted Receivables during the preceding Settlement Period minus (b) the full amount of any Defaulted Receivables for which the Seller has made an adjustment to the purchase price for new Receivables for such Settlement Period.

                 "Defaulted Receivables" shall mean, on any Determination Date all Receivables which were charged-off as uncollectible in respect of the immediately preceding Settlement Period in accordance with the Credit Card Guidelines.

                 "Deficiency Amount" shall mean, with respect to any Payment Date, the amount, if any, by which (a) the sum of (i) Monthly Interest for all classes of Notes for the following Payment Date, (ii) the Monthly Servicing Fee for such Payment Date, (iii) the Noteholder Default Amount and (iv) the Series Allocation Percentage of the amount of any Adjustment Payment required to be deposited in the Collateral Account pursuant to Section 2.06 of the Purchase and Servicing Agreement with respect to the related Settlement Period that has not been so deposited as of the related Determination Date, exceeds (b) the sum of (i) Available Noteholder Finance Charge Collections for such Payment Date and (ii) Investment Proceeds with respect to such Payment Date.

                 "Definitive Notes" shall have the meaning assigned to such term in Section 2.05 of the Indenture.

                 "Depositary" shall mean DTC, its nominees, and their respective successors.

                 "Determination Date" shall mean the date two Business Days prior to the related Payment Date.

                 "DFC" shall mean Diamond Funding Corp., a Delaware Corporation.

                 "Disposition" shall have the meaning assigned to such term in
Section 10.03(a)(i) of the Indenture.

                 "Division" shall mean any one or more of the divisions of the Seller, as constituted on or after the Issuance Date.

                 "Division Sale Optional Redemption" shall have the meaning assigned to such term in Section 9.02 of the Indenture.

                 "Dobbins" shall mean Dobbins Jewelers, Inc., a Guam corporation, and its successors and assigns.

                 "Documents" shall have the meaning assigned to such term in
Section 7.01(b) of the Purchase and Servicing Agreement.

                 "DTC" shall mean The Depositary Trust Company.

                 "Draw Amount" shall mean the lesser of the Deficiency Amount and the Available Subordinated Amount.

                 "Duff & Phelps" shall mean Duff & Phelps Credit Rating Co.

                 "Early Amortization Commencement Date" shall mean the Payment Date occurring in the month following the month in which an Early Amortization Event occurs.

                 "Early Amortization Event" shall have the meaning assigned to such term in Section 10.01 of the Indenture.

                 "Early Amortization Period" shall mean the period from the date on which an Early Amortization Event occurs to the date on which the outstanding principal amount of each class of Notes has been reduced to zero or the Indenture has otherwise terminated.

                 "Eligible Account" shall mean each Account owned by an Originator which, as of the Cut-Off Date (or, with respect to Accounts created after the Cut-Off Date, as of the

Purchase Date of the related Receivable) (a) was in existence and maintained with one of the Originators, as applicable, (b) is payable in United States dollars, (c) has as a billing address, an address located in the United States or its territories or possessions or an armed forces post office or foreign post office military address, (d) is an Account with respect to which the related Cardholder is not involved in a voluntary or involuntary bankruptcy proceeding, (e) is not an Account with respect to which the related card has been reported as stolen, (f) has not been sold or pledged to any other party,
(g) does not have receivables which have been sold or pledged to any other party, and (h) is an Account the cardholder of which is not deceased.

                 "Eligible Investments" shall mean (i) obligations fully guaranteed by the United States, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the commercial paper of which has the Highest Rating from each Applicable Rating Agency, (iii) commercial paper having at the time of the Trust's investment, a rating in the Highest Rating category from each Applicable Rating Agency, (iv) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC, (v) bankers' acceptances issued by any depository institution or trust company described in (ii) above, (vi) investments in money market funds (including funds for which the Indenture Trustee or any of its affiliates is investment manager or advisor) which have the Highest Rating from, or have otherwise been approved in writing by, each Applicable Rating Agency, (vii) certain repurchase obligations which have the Highest Rating from, or have otherwise been approved in writing by, each Applicable Rating Agency, and (viii) any other investment approved by the Applicable Rating Agency.

                 "Eligible Receivable" shall mean each Receivable (a) which has arisen under an Eligible Account, (b) which was created in compliance, in all material respects, with all requirements of law applicable to the Originator, and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to the Originator, (c) with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by the Originator in connection with the creation of such Receivable or the execution, delivery, creation and performance by the Originator or the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable, except where the failure to obtain or make such consents, licenses, authorizations or registrations would not have a substantial likelihood of having a Material Adverse Effect, (d) as to which, as of the Purchase Date for such Receivable, the Originator or the Trust had good and marketable title free and clear of all liens and security interests arising under or through the Originator (other than certain tax liens for taxes not then due or which the Seller is contesting), (e) which is the legal, valid and binding payment obligation of the Cardholder thereof, legally enforceable against such Cardholder in accordance with its terms (with certain bankruptcy-related exceptions), and (f) which constitutes an "account" or "general intangible" or "chattel paper" under
Article 9 of the UCC as then in effect in the State of Texas. Notwithstanding the foregoing, Receivables originated by Zale Puerto Rico shall not be Eligible Receivables until the Trust, Z Del and Zale Puerto Rico have been licensed as finance companies under Puerto Rico's Retail Installment Sales Act, whereupon all Receivables originated by Zale Puerto Rico and previously transferred to the Trust that otherwise qualify as Eligible Receivables will be deemed Eligible Receivables.

                 "Enhancement" shall mean, with respect to any Series, any surety bond, letter of credit, guaranteed rate agreement, maturity guaranty facility, cash collateral account or guaranty, tax protection agreement, interest rate swap or other contract or agreement for the benefit of the noteholders of such Series. The drawing on or payment of any Enhancement for the benefit of a Series or class of notes will not be available to the noteholders of any other Series or class.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                 "Excess Amount" shall mean on any date, the lesser of (i) the excess, if any, of (a) the Adjusted Eligible Receivables Balance over (b) the Base Amount, and (ii) a fraction, the numerator of which is the aggregate outstanding principal amount of the Class A-1 Notes and the denominator of which is 0.66 minus the Advance Rate Adjustment, if any.

                 "Excess Finance Charge Collections" shall have the meaning assigned to such term in Section 5.04(a)(4) of the Indenture.

                 "Excess Funding Account" shall have the meaning assigned to such term in Section 4.03(a) of the Indenture.

                 "Excess Funding Account Optional Redemption" shall have the meaning assigned to such term in Section 9.02 of the Indenture.

                 "Excess Trust's Percentage" shall mean, for any Settlement Period, a percentage (which percentage shall never be less than 0% or more than 100%) equal to 100% minus, the sum of (i) when used (a) with respect to the allocation of Finance Charge Collections for such Settlement Period, the applicable Floating Allocation Percentage; or (b) with respect to the allocation of Principal Collections for such Settlement Period, the applicable Principal Allocation Percentage and (ii) the Subordinated Percentage.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                 "Existing Receivables Securitization Facility" shall mean the receivables securitization facility entered into on November 20, 1992 and continued in effect from and after the effective date of the plan of reorganization of Zale Corp. and its affiliated debtors, under which the Issuer issued approximately $284,700,000 in aggregate principal amount of receivables backed notes.

                 "Facilities Documents" shall mean the Transaction Documents.

                 "Final Maturity Date" shall mean, with respect to the Subordinated Note, the date that on which the notes of all outstanding Series have been paid in full in accordance with the Indenture.

                 "Finance Charges" shall mean, at any date, finance charges, late charges, other fees and charges and other non- principal charges on the Receivables.

                 "Finance Charge Collections" shall mean collections of Finance Charges.

                 "Financial Officer" shall mean, with respect to any corporation, the chief executive officer, the chief operating officer, the chief financial officer, the chief accounting officer, the president, the treasurer, any assistant treasurer, or the controller of such corporation.

                 "Fixed Rate Interest Period" shall mean, with respect to any Payment Date for the Class A-2 Notes, the Class B Notes and the Class C Notes, the period from and including the 15th day of the month preceding the month in which such Payment Date occurs (or, in the case of the first Payment Date, from and including the Issuance Date) to and including the 14th day of the month in which such Payment Date occurs (regardless of whether such dates are Business
Days).

                 "Floating Allocation Percentage" shall mean, for any Settlement Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Net Note Principal Amount as of the last day of the immediately preceding Settlement Period and the denominator of which is the product of (x) the Pool Balance as of such last day and (y) the Series Allocation Percentage for such Settlement Period.

                 "Floating Rate Interest Period" shall mean, with respect to the Class A-1 Notes and any Payment Date, the period from and including the previous Payment Date (or, in the case of the first Payment Date, from and including the Issuance Date) to and including the day preceding such Payment Date (regardless of whether such day is a Business Day).

                 "Force Majeure" shall mean any event or circumstances beyond a Person's control arising from an act of God, flood, fire, riot, accident, inability to obtain phone lines or government action.

                 "GAAP" shall mean generally accepted accounting principles in the United States, applied on a consistent basis.

                 "General Subaccount" shall have the meaning assigned to such term in Section 4.02(a) of the Indenture.

                 "Governmental Authority" shall mean any Federal, state, local or foreign government or any court, agency, authority, instrumentality or regulatory body thereof.

                 "Gross Charge-Offs" shall mean, for any period, the aggregate balance of Receivables that are written off during such period as uncollectible in accordance with the Credit Card Guidelines.

                 "Guarantee" shall mean, with respect to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (and "primary obligor") in any manner, whether directly or indirectly, including any direct or indirect obligation of the Issuer (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (2) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (3) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, that, the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

                 "Highest Bid" means the highest cash purchase offer for the Notes received by the Servicer pursuant to Section 9.05 of the Indenture.

                 "Highest Rating" means, in the case of Standard & Poor's, A-1+/AAA and, in the case of Duff & Phelps, Duff-1+/AAA.

                 "Indebtedness" shall mean, with respect to any Person, without duplication, (1) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (2) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (3) all obligations of such Person upon which interest charges are customarily paid,
(4) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person,
(5) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (6) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (7) all Guarantees by such Person of Indebtedness of others, (8) all Capital Lease Obligations of such Person, (9) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (10) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

                 "Indemnified Amounts" shall have the meaning assigned to such term in Section 8.01(b) of the Purchase and Servicing Agreement.

                 "Indenture" shall mean the Indenture governing the Notes, dated as of July 1, 1994, between the Issuer and the Indenture Trustee, as amended, supplemented or otherwise modified from time to time thereafter.

                 "Indenture Trustee" shall mean Bankers Trust Company, a banking corporation organized under the laws of the state of New York.

                 "Index Maturity" shall mean deposits in United States dollars having a maturity of one month.

                 "Ineligible Receivable" shall mean any Purchased Receivable that was not an Eligible Receivable as of the Cut-Off Date or on its Purchase Date, as applicable.

                 "Initial Net Note Principal Amount" shall mean, the portion of the initial principal amount of the Notes that is invested in Principal Receivables on the Issuance Date, which is expected to be approximately $346,000,000, plus (x) the amount of any withdrawals from the Excess Funding Account since the Issuance Date other than amounts applied to principal payments on the Notes, minus (y) the amount of any additions to the Excess Funding Account since the Issuance Date in respect of Borrowing Base Deficiencies.

                 "Insolvency Event" shall mean the events described in Sections 10.01(e) and (f) of the Indenture.

                 "Insurance Proceeds" shall mean any amounts paid pursuant to any credit insurance policies covering any Obligor with respect to Receivables under such Obligor's Account other than proceeds of such insurance policies used to purchase replacement property in accordance with the Credit Card Guidelines.

                 "Interest-Only Period" shall mean the period commencing with the calendar month in which the Cut-Off Date occurs to and including the earlier of (i) the last day of the July 1999 Settlement Period and (ii) the day preceding the date on which an Early Amortization Event occurs.

                 "Interest Period" shall mean either the Fixed Rate Interest Period or the related Floating Rate Interest Period, as applicable.

                 "Interest Subaccount" shall have the meaning assigned to such term in Section 4.02(a) of the Indenture.

                 "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

                 "Investment Proceeds" shall mean, for any Payment Date, an amount equal to the sum of (a) the Series Allocation Percentage of investment earnings on the related Determination Date with respect to funds held in the Collateral Account and (b) all investment income on amounts in the Excess Funding Account or Optional Redemption Account since the preceding Payment Date.

                 "Issuance Date" shall mean the closing date of the issuance of the Class A-1 Notes, the Class A-2 Notes, the Class B Notes and the Class C Notes by the Issuer.

                 "Issuer" shall mean Zale Funding Trust, a Delaware business trust, and its successors and assigns.

                 "Issuer Expenses" shall mean all operating expenses incurred by the Issuer in the ordinary course of its business (including without limitation rent, payroll, taxes and administrative and professional expenses).

                 "JFS" shall mean Jewelers Financial Services, Inc., a Delaware corporation, and its successors and assigns.

                 "Late Fees" shall mean charges assessed on past due payments in certain states in accordance with applicable state law.

                 "Letter of Representations" shall mean the agreement among the Issuer, the Indenture Trustee and the applicable Clearing Agency, with respect to any Book-Entry Notes, as the same may be amended, supplemented, restated or otherwise modified from time to time.

                 "LIBOR" means, with respect to any Floating Rate Interest Period, the offered rates for deposits in United

States dollars having the Index Maturity commencing on the related LIBOR Determination Date which appears on the Reuters Screen LIBOR Page as of approximately 11:00 a.m., London time, on the LIBOR Determination Date. If at least two such offered rates appear on the Reuters Screen LIBO Page, LIBOR will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of a percent) of such offered rates. If fewer than two such quotations appear, LIBOR with respect to such Floating Rate Interest Period will be determined at approximately 11:00 a.m., London time, on such LIBOR Determination Date on the basis of the rate at which deposits in United States dollars having the Index Maturity are offered to prime banks in the London interbank market selected by the Indenture Trustee and in a principal amount equal to an amount of not less than $1,000,000 and that is representative for a single transaction in such market at such time. The Indenture Trustee will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR will be the arithmetic mean (rounded upwards as aforesaid) of such quotations. If fewer than two quotations are provided, LIBOR with respect to such Interest Period will be the arithmetic mean (rounded upwards as aforesaid) of the rates quoted at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date by three major banks in New York, New York selected by the Indenture Trustee for loans in United States dollars to leading European banks having the Index Maturity and in a principal amount equal to the amount of not less than $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Floating Rate Interest Period will be LIBOR in effect for the immediately preceding Floating Rate Interest Period.

                 "LIBOR Determination Date" shall mean the day that is two London Business Days prior to the first day of such Floating Rate Interest Period (or, in the case of the first Floating Rate Interest Period, on July 13,
1994).

                 "Licensed Names" shall have the meaning assigned to such term in Section 10.08 of the Purchase and Servicing Agreement.

                 "Lien" shall mean, with respect to any asset, (1) any mortgage, deed of trust, lien, pledge, claim, equity interest, participation interest, security interest or other charge or encumbrance of any kind in or on such asset, (2) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (3) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                 "Local Store Bank Account" shall mean the bank accounts used by all retail stores of the Originators and credit centers of the Servicer.

                 "London Business Day" shall mean any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

                 "Mail Payments" shall have the meaning assigned to such term in Section 6.04(a) of the Purchase and Servicing Agreement.

                 "Majority Noteholders" shall mean noteholders of a majority in principal amount of the Notes and the notes of all other outstanding Series.

                 "Margin Stock" shall have the meaning assigned to such term under Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                 "Material Adverse Effect" shall mean (1) a material adverse effect on the ability of the Issuer to perform in all material respects its obligations under any Transaction Document to which it is a party or (2) a material adverse effect on the rights and remedies of the Indenture Trustee or the Noteholders under any Transaction Document.

                 "Miscellaneous Payments" shall mean, for any Settlement Period, the sum of (a) Adjustment Payments and Transfer Deposit Amounts received with respect to such Settlement Period and (b) Unallocated Principal Collections on such Payment Date available to be treated as Miscellaneous Payments.

                 "Monthly Interest" shall mean, for any Payment Date, and with respect to any class of Notes, the sum of (A) product of (i) the Note Rate in effect for the related Interest Period, (ii) the sum of (a) the outstanding principal balance of such class of Notes (after giving effect to distributions of principal on the preceding Payment Date) and (b) the amount of any shortfall in payment of Monthly Interest on the immediately preceding Payment Date, and (iii) in the case of the Class A-1 Notes, a fraction, the numerator of which is the actual number of days elapsed in such Interest Period and the denominator of which is 360 and, in the case of each other class of Notes, 1/12th and (B) the amount specified in clause
(A)(ii)(b).

                 "Monthly Principal" shall mean with respect to any Payment Date commencing with the Amortization Commencement Date, an amount equal to the Available Noteholder Principal Collections for such Payment Date; provided, however, that Monthly Principal shall not exceed the Net Note Principal Amount.

                 "Monthly Servicing Fee" means, with respect to any Payment Date, and amount equal to 1/12th of the product of (a) the Servicing Fee Rate and (b) the Net Note Principal Amount as of the last day of the second preceding Settlement Period.

                 "Monthly Settlement Statement" shall mean a report substantially in the form of Exhibit C to the Purchase and Servicing Agreement prepared and delivered by the Servicer pursuant to the Purchase and Servicing Agreement.

                 "Net Charge-Offs" shall mean Gross Charge-Offs, including "repossessions" (i.e., charge-offs where merchandise is returned by the customer voluntarily) and charge-offs resulting from fraud less Recoveries of previously charged-off Receivables and sales tax recoveries. Charge-off data does not include certain Accounts where the Cardholder is in Chapter 13 bankruptcy proceedings, and where a lowering of payments and/or re-aging may occur as a result.

                 "Net Note Principal Amount" shall mean for any date, an amount equal to the Initial Net Note Principal Amount, minus the amount, without duplication, of principal payments (except principal payments made from the Excess Funding Account) made to Noteholders prior to such date, minus the excess, if any, of the aggregate amount of Noteholder Charge-Offs for all Payment Dates preceding such date, over the aggregate amount of any reimbursements of Noteholder Charge-Offs for all Payment Dates preceding such date.

                 "Net Yield" shall mean, with respect to any Settlement Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of (i) Available Noteholder Finance Charge Collections for such Settlement Period and (ii) Investment Proceeds minus the product of (a) the Default Amount for such Settlement Period and (b) the sum of the Floating Allocation Percentage and the Subordinated Percentage for such Settlement Period, and the denominator of which is the sum of, as of the first day of such Settlement Period, of (x) the Net Note Principal Amount, (y) the Available Subordinated Amount and (z) the amount of funds on deposit in the Excess Funding Account, or any other definition as to which the Rating Agencies, within 3 months after the Issuance Date, shall have furnished a written confirmation that such other definition will not result in a reduction in the rating of any class of the Notes or in a removal of the rating of any class of the Notes.

                 "New Issuance" shall have the meaning assigned to such term in
Section 2.22 of the Indenture.

                 "Non-Purchased Receivable" shall mean with respect to any Account containing a Purchased Receivable, a Receivable in such Account that has not been purchased by the Issuer.

                 "Note" shall mean any of the Notes.

                 "Note Rate" shall mean the Class A-1 Notes Rate, the Class A-2 Notes Rate, the Class B Notes Rate and the Class C Notes Rate, as applicable.

                 "Note Register" shall have the meaning assigned to such term in Section 2.10 of the Indenture.

                 "Noteholder" shall mean a Registered Noteholder.

                 "Noteholder Charge-Offs" shall mean, with respect to any Payment Date, the lesser of (a) the Noteholder Default Amount for such Payment Date, and (b) the excess, if any, of (i) the Deficiency Amount for such Payment Date over (ii) the Available Subordinated Amount for such Payment Date.

                 "Noteholder Data Sheet" shall have the meaning assigned to such term in Section 2.10 of the Indenture.

                 "Noteholder Default Amount" shall mean, with respect to any Settlement Period, an amount equal to the





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
product of (a) the Defaulted Amount for such Settlement Period, (b) the applicable Series Allocation Percentage and (c) the Floating Allocation Percentage for such Settlement Period.

                 "Note Purchase Agreement" shall mean the Note Purchase Agreement, dated June 10, 1994, between Zale Delaware, Inc. and Bear Stearns, as amended, supplemented or otherwise modified from time to time thereafter.

                 "Notes" shall have the meaning assigned to such term in Section
2.01 of the Indenture.

                 "Obligor" shall mean the Person or Persons obligated to make payments with respect to an Account, including without limitation any guarantor thereof.

                 "Opinion of Counsel" shall mean a written opinion of counsel to the Issuer.

                 "Optional Full Redemption" shall have the meaning assigned to such term in Section 9.01 of the Indenture.

                 "Optional Full Redemption Date" shall have the meaning assigned to such term in Section 9.01 of the Indenture.

                 "Optional Full Redemption Price" shall have the meaning assigned to such term in Section 9.01 of the Indenture.

                 "Optional Redemption Account" shall have the meaning assigned to such term in Section 4.04 of the Indenture.

                 "Optional Redemption Announcement Date" shall mean the date when an Optional Redemption Notice is given to Noteholders by the Owner Trustee that a portion or all of the outstanding principal amount of their Notes will be redeemed by the Trust.

                 "Optional Redemption Notice" shall have the meaning assigned to such term in Section 9.03(a) of the Indenture.

                 "Optional Redemption Premium Calculation" shall have the meaning assigned to such term in Section 9.03(d) of the Indenture.


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
                 "Originator" shall mean any of Zale Delaware, Inc., Zale Puerto Rico, Inc., or Dobbins Jewelers, Inc., in their capacities as originators of Accounts.

                 "Owner Trustee" shall mean Wilmington Trust Company or any successor thereof under the Trust Agreement.

                 "Partial Redemption" shall have the meaning assigned to such term in Section 9.02 of the Indenture.

                 "Partial Redemption Amount" shall mean, in the case of a Division Sale Optional Redemption, up to the then current principal balance of the Receivables originated by such division as of the date which is two Business Days prior to the closing date of the sale of such division multiplied by 79.8%, subject to certain limitations or, in the case of an Excess Funding Account Optional Redemption, the amount designated by the Trust up to the amount of funds in the Excess Funding Account as of the Optional Redemption Announcement Date.

                 "Partial Redemption Date" shall have the meaning assigned to such term in Section 9.02 of the Indenture.

                 "Partial Redemption Premium" shall mean, for any Partial Redemption Date, the amount computed according to the formula set forth in Annex III to the Indenture.

                 "Partial Redemption Price" shall have the meaning assigned to such term in Section 9.02 of the Indenture.

                 "Payment Date" shall mean, after the occurrence of the Issuance Date and until and including the occurrence of the Final Maturity Date with respect to all Notes, the fifteenth (15th) day of each calendar month or, if any such day is not a Business Day, the next succeeding Business Day.

                 "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

                 "Pool Balance" shall mean the aggregate principal balance of the Eligible Receivables.

                 "Post Office Boxes" shall have the meaning assigned to such term in Section 4.01(a) of the Indenture.





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
                 "Post Office Boxes Fee" shall mean the fees payable with respect to the maintenance of the Post Office Boxes.

                 "Potential Early Amortization Event" shall mean any event which with the passage of time or giving of notice or both would constitute an Early Amortization Event.

                 "Preliminary Private Placement Memorandum" shall mean the Preliminary Private Placement Memorandum dated May 31, 1994.

                 "Principal Allocation Percentage" shall mean, for any Settlement Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Net Note Principal Amount as of the last day of the Interest-Only Period and the denominator of which is the product of (x) the Pool Balance as of the last day of the immediately preceding Settlement Period and (y) the Series Allocation Percentage for the Settlement Period in respect of which the Principal Allocation Percentage is being calculated.

                 "Principal Collections" shall mean collections of Principal Receivables.

                 "Principal Receivables" shall mean, with respect to the Receivables, amounts charged by cardholders on the Accounts for the purchase of merchandise and all amounts due in respect of insurance premiums.

                 "Principal Terms" shall have the meaning assigned to such term in Section 2.22 of the Indenture.

                 "Private Placement Memorandum" shall mean the Private Placement Memorandum dated July 12, 1994 describing the Transactions.

                 "Pro Forma Net Yield" shall mean, with respect to any Settlement Period and any Receivables, the annualized percentage equivalent of a fraction, the numerator of which is Series Allocable Finance Charge Collections for such Settlement Period in respect of such Receivables minus the product of (i) Gross Charge-offs for such Settlement Period in respect of such Receivables and (ii) the applicable Series Allocation Percentage, and the denominator of which is the outstanding principal balance of the Notes after giving effect to any payments of principal on the Payment Date occurring in such Settlement Period.

                 "Proceeding" shall mean any suit in equity, action at law or other judicial or administrative proceeding.

                 "Publication Date" shall have the meaning assigned to such term in Section 10.03(a) of the Indenture.

                 "Purchase and Servicing Agreement" shall mean the Purchase and Servicing Agreement dated as of July 2, 1994 among the Issuer, the Seller, DFC and the Servicer, as it may from time to time be amended, supplemented or otherwise modified.

                 "Purchase Date" shall have the meaning assigned to such term in Section 2.04(a) of the Purchase and Servicing Agreement.

                 "Purchased Receivable" shall mean any Receivable sold to the Issuer by the Seller or DFC (or any other Receivable which the Issuer owns or otherwise has an interest in pursuant to, and in accordance with the terms of, the Purchase and Servicing Agreement).

                 "Purchase Price" shall have the meaning assigned to such term in Section 2.03 of the Purchase and Servicing Agreement.

                 "Purchase Termination Date" shall have the meaning assigned to such term in Section 2.02 of the Purchase and Servicing Agreement.

                 "Rating Agency" shall mean either Standard & Poor's or Duff & Phelps.

                 "Rating Agency Condition" shall mean, in the event that any rated Series or class of Notes is outstanding, that each Rating Agency shall have notified the Seller, the Servicer and the Indenture Trustee in writing that the issuance of a new Series will not result in a reduction or withdrawal of the rating of any outstanding Series or class of Notes.

                 "Receivable" shall mean all indebtedness of an Obligor on any Account arising from a sale of merchandise or services (including without limitation credit insurance services made available to an Obligor) by the Seller, Zale Puerto Rico or Dobbins, including Finance Charges and all other obligations of such Obligor with respect thereto.

                 "Record Date" shall have the meaning assigned to such term in
Section 2.11 of the Indenture.

                 "Recoveries" shall mean, with respect to any Settlement Period, the aggregate amount of all cash received by the Issuer, the Seller, DFC or the Servicer during such Settlement Period in respect of Purchased Receivables contained in Accounts written off as uncollectible in accordance with the Credit Card Guidelines at any time prior to such Settlement Period (including Accounts written off as uncollectible both before and after the initial Purchase Date).

                 "Redemption Discount Rate" shall mean with respect to (i) the Class A-1 Notes will equal LIBOR (determined as of the LIBOR Determination Date immediately preceding the Partial Redemption Date) and (ii) the Class A-2 Notes, the Class B Notes and the Class C Notes will equal the yield (adjusted to a mortgage-equivalent yield), determined as of the day preceding the Determination Date immediately preceding the Partial Redemption Date, on the Comparable U.S. Treasury Security as set forth in The Wall Street Journal on such Determination Date, plus 0.50%.

                 "Registered Noteholder" shall have the meaning assigned to such term in Section 2.10 of the Indenture.

                 "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                 "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                 "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                 "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                 "Related Contracts" shall have the meaning assigned to such term in Section 3.01(a) of the Indenture.

                 "Release" shall have the meaning assigned to such term in
Section 4.03(e) of the Indenture.

                 "Requirement of Law" shall mean, for any Person or any of its property, the certificate of incorporation or articles of association and bylaws or other organizational or governing documents of such Person or any of its property, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether Federal, state, local or other (including without limitation usury laws, the Federal Truth in Lending Act and retail installment sales acts).

                 "Return Amount" shall have the meaning assigned to such term in Section 2.06 of the Purchase and Servicing Agreement.

                 "Reuters Screen LIBO Page" shall mean the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

                 "Rule 144" shall mean Rule 144 as promulgated under the Securities Act by the Securities and Exchange Commission.

                 "Rule 144A" shall mean Rule 144A as promulgated under the Securities Act by the Securities and Exchange Commission.

                 "Rule 904" shall mean Rule 904 as promulgated under the Securities Act by the Securities and Exchange Commission.

                 "Seasonality Factor" shall mean initially, 0.94 and thereafter will be adjusted on the first day of each October, February and May to equal 0.93, 0.95 and 0.94, respectively.

                 "Scheduled Redemption Date" shall mean the Payment Date occurring in July 1999.

                 "Secured Obligations" shall have the meaning assigned to such term in Section 3.01 of the Indenture.

                 "Secured Parties" shall mean the Indenture Trustee and the Noteholders.

                 "Securities Act" shall mean the Securities Act of 1933, as amended.

                 "Seller" shall mean Z Del or any successor thereto under the Purchase and Servicing Agreement.

                 "Seller Division" shall mean any one or more of the divisions of the Seller as constituted on or after the Issuance Date.

                 "Series" shall mean Series 1994-1 and any Series of Notes issued in accordance with Section 2.22 of the Indenture.

                 "Series Allocable Collections" shall mean, with respect to any date of determination, the product of (a) Collections on such date and (b) the applicable Series Allocation Percentage.

                 "Series Allocable Defaulted Amount" shall mean, with respect to the Notes for any Settlement Period, the product of the Series Allocation Percentage for the Notes and the Defaulted Amount with respect to such Settlement Period.

                 "Series Allocable Finance Charge Collections" shall mean, with respect to the Notes for any Settlement Period, the product of the Series Allocation Percentage for the Notes and the amount of the Finance Charge Collections with respect to such Settlement Period.

                 "Series Allocable Miscellaneous Payments" shall mean, with respect to the Notes for any Settlement Period, the product of the Series Allocation Percentage for the Notes and the amount of the Miscellaneous Payments with respect to such Settlement Period.

                 "Series Allocable Principal Collections" shall mean, with respect to the Notes for any Settlement Period, the product of the Series Allocation Percentage for the Notes and the amount of the Principal Collections with respect to such Settlement Period.

                 "Series Allocation Percentage" shall mean, with respect to the Notes for any Settlement Period, the percentage equivalent of a fraction, the numerator of which is the Adjusted Note Principal Amount as of the last day of the immediately preceding Settlement Period and the denominator of which is the Aggregate Adjusted Note Principal Amount as of such last day.





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
                 "Series Supplement" shall mean each supplement to the Indenture pursuant to which a New Issuance is issued by the Issuer.

                 "Series Termination Date" shall mean the Payment Date occurring in March 2003.

                 "Service Transfer" shall have the meaning set forth in Section 6.10(b) of the Purchase and Servicing Agreement.

                 "Servicer" shall mean JFS, or its successor in interest, or any Successor Servicer.

                 "Servicer Default" shall have the meaning assigned to such term in Section 6.10(b) of the Purchase and Servicing Agreement.

                 "Servicing Fee" shall mean the product of (i) 2% per annum and
(ii) the amount of Principal Receivables as of the last day of the second preceding Settlement Period.

                 "Servicing Fee Rate" means, during the Interest-Only Period, 0% per annum if JFS is the Servicer and in all other cases, 2% per annum.

                 "Settlement Period" shall mean, with respect to any Determination Date, the preceding Cycle Month of the Seller.

                 "Standard & Poor's" shall mean Standard & Poor's Rating Group, a division of McGraw Hill.

                 "Standing Delivery Order" shall mean a duly executed and delivered standing delivery order to the United States Postal Service in substantially the form attached as Exhibit M to the Indenture.

                 "Store Payments" shall have the meaning assigned to such term in Section 6.04(a) of the Purchase and Servicing Agreement.

                 "Subordinated Note" shall have the meaning assigned to such term in Section 9.01(a) of the Purchase and Servicing Agreement.

                 "Subordinated Percentage" shall mean, with respect to any Settlement Period, the percentage equivalent of a fraction, the numerator of which is the excess of (i) the Available Subordinated Amount as of the last day of the immediately preceding Settlement Period over (ii) the aggregate amount of Excess Finance Charge Collections previously distributed to the Seller to the extent such distributions increased the Available Subordinated Amount, and the denominator of which is the product of (x) the Pool Balance as of the last day of such immediately preceding Settlement Period and (y) the Series Allocation Percentage for the Settlement Period in respect of which the Excess Trust's Percentage is being calculated.

                 "Subordination Provision" shall have the meaning assigned to such term in Section 9.01(b) of the Purchase and Servicing Agreement.

                 "Subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent.

                 "Successor Servicer" shall have the meaning assigned to such term in Section 6.10(c) of the Purchase and Servicing Agreement.

                 "Target Note Amount" shall have the meaning assigned to such term in Section 9.06 of the Indenture.

                 "Tax Opinion" shall have the meaning assigned to such term in
Section 2.22 of the Indenture.

                 "Transaction Documents" shall mean the Indenture, the Notes, the Note Purchase Agreement and the Purchase and Servicing Agreement.

                 "Transactions" shall have the meaning assigned to such term in
Section 7.01(b) of the Indenture.

                 "Transfer Deposit Amount" shall have the meaning assigned to such term in Section 2.05 of the Purchase and Servicing Agreement.

                 "Trust" shall mean Zale Funding Trust, a Delaware business trust.

                 "Trust Accounts" shall mean the accounts described in the Indenture and any accounts required to be established pursuant to any Series Supplement, that are designated as Trust Accounts in that Series Supplement.

                 "Trust Agreement" shall mean the Trust Agreement, dated as of June 10, 1994, between the Seller and Wilmington Trust Company pursuant to which the Trust was formed, as amended, supplemented or otherwise modified from time to time thereafter.

                 "Trust Certificates" shall mean the certificates of beneficial interest in the Trust which represent the entire equity interest in the Trust.

                 "Trust Daily Distribution Amount" shall mean, on any date during the Early Amortization Period on which Collections are deposited in the Collateral Account, the amount the Servicer will distribute directly to the Trust equal to the product of (i) 100% minus the sum (not to exceed 100%) of
(x) the Principal Allocation Percentage for the related Settlement Period and
(y) the Subordinated Percentage for the related Settlement Period and (ii) Series Allocable Collections for such date.

                 "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended.

                 "Trust Interest" shall mean the right to the assets of the Trust not allocated to either the Notes or any notes of any additional Series and is subordinated to the Notes to the limited extent provided in the Indenture. The outstanding principal amount of the Trust Interest at any time will equal the excess of (1) the aggregate dollar amount of Purchased Receivables that are Eligible Receivables over (2) the sum of the Net Note Principal Amount and the net note principal amount of all other series.

                 "Trust's Participation Amount" shall mean, for any date, an amount equal to the Pool Balance on such date minus the aggregate Net Note Principal Amount and the net note principal amounts for all other Series outstanding on such date.

                 "Trust's Percentage" shall mean 100% minus (a) the Floating Allocation Percentage, when used with respect to Finance Charge Collections and Defaulted Receivables, or (b) the Principal Allocation Percentage, when used with





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
respect to Principal Collections during any Early Amortization Period.

                 "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the applicable governing jurisdiction.

                 "Unallocated Principal Collections" shall mean any amount of remaining Principal Collections not paid to the Seller because the Trust's Participation Amount does not exceed the Aggregate Available Subordinated Amount.

                 "Wire Transfer Payment Recipient" shall have the meaning assigned to such term in Section 2.11 of the Indenture.

                 "Working Capital Credit Agreement" shall mean the Revolving Credit and Gold Consignment Agreement dated as of July 30, 1993, among the Seller, Zale Corp., and the lending institutions set forth therein,as it may from time to time be amended, supplemented or modified and any credit facility that refinances such Revolving Credit and Gold Consignment Agreement in full, which by its terms requires that an acceleration under such credit facility constitutes an Early Amortization Event.

                 "Working Capital Lenders" shall mean the lenders under the Working Capital Credit Agreement.

                 "Zale" shall mean, collectively, Zale Corp. and its Subsidiaries, and their respective successors and assigns.

                 "Zale Corp." shall mean Zale Corporation, a Delaware corporation, and its successors and assigns.

                 "Zale Puerto Rico" shall mean Zale Puerto Rico, Inc., a Puerto Rico corporation, and its successors and assigns.

                 "Z Del" shall mean Zale Delaware, Inc., a Delaware corporation, and its successors and assigns.





                                       33